                        SCHEDULE 14A -- AMENDMENT NO. 2

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MAXXIM MEDICAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common Stock, par value $.001 per share (the "Common Stock"), of Maxxim Medical, Inc. including preferred share purchase rights.

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          15,223,896 shares of Common Stock (includes 1,491,070 shares underlying options to purchase shares of Common Stock).

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          $26.00 per share in cash-out merger plus the difference between $26.00 and the exercise price of each share underlying an option to purchase shares of Common Stock.

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                    $373,802,475.00

        ------------------------------------------------------------------------

     (5)  Total fee paid:

                                        $74,760

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

                                        $74,760

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

                                      Schedule 14A

        ------------------------------------------------------------------------

     (3)  Filing Party:

                                  Maxxim Medical, Inc.

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                     July 26, 1999

        ------------------------------------------------------------------------

                             MAXXIM MEDICAL, INC.

                            10300 49TH STREET NORTH
                           CLEARWATER, FLORIDA 33762

                             (MAXXIM MEDICAL LOGO)


                                                                 October 4, 1999


Dear Shareholders:


     You are cordially invited to attend a special meeting of shareholders of Maxxim Medical, Inc., a Texas corporation, to be held on November 3, 1999, at 3:30 p.m., local time, at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida.


     At the special meeting, you will be asked to consider and vote upon a merger agreement which provides for the merger of Fox Paine Medic Acquisition Corporation with and into Maxxim. If the merger is completed, Maxxim will become a privately owned corporation and you will receive $26.00 in cash for each of your shares of Maxxim common stock.


     Your board of directors has determined that the terms of the merger are advisable, fair to and in the best interests of Maxxim and its shareholders. ACCORDINGLY, YOUR BOARD HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT MAXXIM SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.



     Certain officers and directors of Maxxim have interests in the merger that are different from, or in addition to, their interests as Maxxim shareholders. These interests are summarized in the section entitled "Special
Factors -- Interests of Certain Persons in the Merger" in the accompanying proxy statement. These officers and directors, who in the aggregate have the power to vote approximately 8% of the outstanding Maxxim shares, have agreed to vote their Maxxim shares for and against approval of the merger agreement in the same proportions as the other shareholders voting on the proposal and against any competing or alternative proposals.


     We cannot complete the merger unless holders of a majority of the outstanding shares of Maxxim common stock vote to approve the merger agreement. Whether or not you plan to be present at the special meeting, please sign and return your proxy as soon as possible in the enclosed self-addressed envelope so that your vote will be recorded. Even if you return your proxy card, you may still attend the special meeting and vote your Maxxim shares in person. Your vote is very important. If you fail to return the proxy card or vote in person at the special meeting, it will have the same effect as a vote against the merger agreement.

     The accompanying notice of meeting and proxy statement explain the proposed merger and provide specific information concerning the special meeting. Please read these materials carefully.

                                       Sincerely,

                                       /s/ KENNETH W. DAVIDSON
                                       -----------------------------------------
                                           Kenneth W. Davidson,
                                           Chairman of the Board,
                                           President and Chief Executive Officer

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     This proxy statement is dated October 4, 1999 and is first being mailed to shareholders on or about October 5, 1999.

                              MAXXIM MEDICAL, INC.

                            10300 49TH STREET NORTH
                           CLEARWATER, FLORIDA 33762

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                         TO BE HELD ON NOVEMBER 3, 1999



     Notice is hereby given that a special meeting of shareholders of Maxxim Medical, Inc., a Texas corporation, will be held on November 3, 1999, at 3:30 p.m., local time, at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida, for the following purposes:



     To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of June 13, 1999, as amended by Amendment No. 1 to Merger Agreement, dated as of October 1, 1999, between Fox Paine Medic Acquisition Corporation and Maxxim, pursuant to which Fox Paine Medic Acquisition Corporation will be merged with and into Maxxim and each share of Maxxim common stock, other than a portion of the shares held by certain officers, directors and significant shareholders, and shares held by dissenting shareholders, will be converted into the right to receive $26.00 in cash, without interest.


     To consider and act upon such other matters as may properly come before the special meeting or any adjournment or postponement of the special meeting.


     A list of shareholders will be available for inspection by shareholders of record during business hours at Maxxim Medical, Inc., 10300 49th Street North, Clearwater, Florida for ten days prior to the date of the meeting and will also be available at the special meeting.



     Only those persons who were holders of record of Maxxim common stock at the close of business on September 8, 1999, are entitled to notice of, and to vote at, the special meeting.



     Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Maxxim common stock entitled to vote at the special meeting. THE BOARD OF DIRECTORS OF MAXXIM, AND THE SPECIAL COMMITTEE OF FOUR INDEPENDENT DIRECTORS FORMED TO CONSIDER THE MERGER, HAVE UNANIMOUSLY APPROVED THE MERGER AND RECOMMEND THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


     Under Texas law, appraisal rights will be available to Maxxim shareholders who do not vote in favor of the merger agreement. In order to exercise such appraisal rights, Maxxim shareholders must follow the procedures required by Texas law, which are summarized under "Appraisal Rights" in the accompanying proxy statement.

     The merger agreement and the merger are explained in the accompanying proxy statement, which you are urged to read carefully. A copy of the merger agreement is attached as Appendix A to the proxy statement.

                                          By order of the Board of Directors,

                                          /s/ PETER M. GRAHAM
                                          ------------------------------------
                                              Peter M. Graham,
                                              Secretary

Clearwater, Florida

October 4, 1999

                               TABLE OF CONTENTS



                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
WHO CAN HELP ANSWER YOUR QUESTIONS..........................    2
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................    3
SUMMARY.....................................................    4
  The Participants..........................................    4
  Structure of the Transactions.............................    5
  The Special Meeting.......................................    6
  The Voting Agreements.....................................    6
  Recommendation to Shareholders............................    6
  Fairness Opinion..........................................    7
  Terms of the Merger Agreement.............................    7
  Accounting Treatment......................................    8
  Merger Financing..........................................    8
  Interests of Certain Persons in the Merger................    9
  Regulatory Approvals......................................    9
HISTORICAL MARKET INFORMATION...............................   10
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.............   12
SPECIAL FACTORS.............................................   14
  Structure of the Transactions; Transaction Participants...   14
  Background of the Merger..................................   15
  Certain Projections.......................................   20
  Recommendation of the Special Committee and of the Full
     Maxxim Board; Fairness of the Merger...................   21
  Opinion of Lazard Freres & Co. LLC........................   25
  Fox Paine's and the Continuing Shareholders' Reasons for
     the Merger.............................................   29
  Position of the Continuing Shareholders as to the Fairness
     of the Merger..........................................   32
  Position of Fox Paine as to the Fairness of the Merger....   33
  Interests of Certain Persons in the Merger................   35
  Certain Effects of the Merger; Conduct of Business After
     the Merger.............................................   41
INFORMATION ABOUT THE TRANSACTION PARTICIPANTS..............   42
  Fox Paine Medic Acquisition Corporation and Fox Paine.....   42
  The Continuing Shareholders...............................   43
MERGER FINANCING............................................   44
  General...................................................   44
  Senior Bank Loans.........................................   45
  Senior Subordinated Notes/Senior Subordinated Credit
     Facility...............................................   47
  Holding Company Notes.....................................   47
  Equity Commitment.........................................   48
  Financing of the Circon Sale..............................   48
THE SPECIAL MEETING.........................................   50
  General...................................................   50
  Record Date and Voting....................................   50
  Required Vote.............................................   50
  Proxies; Revocation.......................................   51
  Adjournments or Postponements.............................   51
  Voting Agreements.........................................   51
  Other Matters to be Considered............................   53

                                                              PAGE
                                                              ----
THE MERGER..................................................   53
  Structure and Effective Time..............................   53
  Merger Consideration......................................   53
  Payment Procedures........................................   53
  Treatment of Maxxim Stock Options.........................   54
  Retirement/Amendment of Maxxim Notes......................   54
  Directors and Officers....................................   54
  Representations and Warranties............................   54
  Covenants; Conduct of the Business of Maxxim Prior to the
     Merger.................................................   55
  Prohibition Against Solicitation of Competing
     Transactions...........................................   56
  Access to Information.....................................   58
  Cooperation and Reasonable Efforts to Complete the
     Merger.................................................   58
  Indemnification and Insurance.............................   58
  Conditions to the Merger..................................   58
  Termination...............................................   59
  Termination Fees..........................................   60
  Expenses..................................................   60
  Amendment and Waiver......................................   61
  Estimated Fees and Expenses of the Merger.................   61
  Amendment to Rights Agreement.............................   61
APPRAISAL RIGHTS............................................   61
REGULATORY APPROVALS........................................   64
PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT AND
  OTHERS....................................................   64
FEDERAL INCOME TAX CONSEQUENCES.............................   65
INDEPENDENT AUDITORS........................................   66
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   66
LEGAL PROCEEDINGS...........................................   66
OTHER MATTERS...............................................   68
SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2000 ANNUAL
  MEETING...................................................   68
WHERE YOU CAN FIND MORE INFORMATION.........................   68
APPENDICES
APPENDIX A -- AGREEMENT AND PLAN OF MERGER AND AMENDMENT NO.
              1 TO MERGER AGREEMENT.........................  A-1
APPENDIX B -- OPINION OF LAZARD FRERES & CO. LLC............  B-1
APPENDIX C -- ARTICLES 5.11, 5.12 AND 5.13 OF THE TEXAS
              BUSINESS CORPORATION ACT......................  C-1
APPENDIX D -- FORMS OF VOTING AGREEMENT AND FIRST AMENDMENT
              TO VOTING AGREEMENT...........................  D-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


     The following questions and answers are intended to briefly address some commonly asked questions regarding the merger. It should be read together with the Summary that follows. These questions and answers may not address all questions that may be important to you as a Maxxim shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement.

Q:  WHAT IS THE PROPOSED TRANSACTION?


A: Fox Paine Capital Fund, L.P. and other related private investment funds will acquire a majority of the shares of Maxxim common stock, a group of 10 current Maxxim shareholders will retain their equity in Maxxim, and all of Maxxim's other shareholders will receive $26 per share in cash for their shares of Maxxim common stock, including the associated preferred stock purchase rights. Separately, Fox Paine and the other funds, along with the 10 continuing shareholders, will acquire Maxxim's Circon subsidiary. The group of 10 continuing shareholders includes eight members of Maxxim's senior management team and two other shareholders (one is a non-employee director and the other is a vice-president and significant shareholder). This group is referred to throughout this proxy statement as the "Continuing Shareholders" and their names are listed on pages 14 and 15.


Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: You will receive $26.00 in cash, without interest, for each share of Maxxim common stock that you own.

Q: WHEN WILL THE MERGER BE COMPLETED? WHEN CAN I EXPECT TO RECEIVE CASH IN EXCHANGE FOR MY SHARES?


A: We expect to complete the merger early in November 1999, although we cannot assure you that the actual date will not be later. As soon as the merger is completed, Maxxim will send you detailed instructions regarding surrendering your Maxxim shares and receiving your cash payment. PLEASE DO NOT SEND YOUR SHARE CERTIFICATES NOW.


Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A: The receipt of the cash by you in exchange for your Maxxim shares will be a taxable transaction for U.S. federal income tax purposes and may be taxable under applicable state, local, and other tax laws. To review the tax consequences to you in greater detail, see pages 65 through 66. Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you.


Q:  WHAT AM I BEING ASKED TO VOTE UPON?

A: You are being asked to approve the merger agreement, which is the legal document governing the merger and the related transactions we describe in this proxy statement.

Q:  WHAT DOES THE BOARD OF DIRECTORS OF MAXXIM RECOMMEND?

A: The full Maxxim board believes that the terms of the merger are advisable, fair to and in the best interests of Maxxim and its shareholders and unanimously recommends that Maxxim shareholders vote "FOR" approval of the merger agreement. In addition, because some of the Continuing Shareholders are directors and executive officers of Maxxim, the Maxxim board established a special committee consisting of four independent directors to review and evaluate the proposed merger. None of the members of the special committee are Continuing Shareholders. The special committee, like the full board, believes that the terms of the merger are advisable, fair to and in the best interests of Maxxim and its shareholders and unanimously recommends that Maxxim shareholders vote "FOR" approval of the merger agreement.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

A: The merger agreement must be approved by a majority of the outstanding shares of Maxxim common stock. If you fail to vote, it will have the same effect as a vote against the merger agreement. Therefore, it is important that you return your signed proxy card.

Q:  AM I ENTITLED TO APPRAISAL RIGHTS?


A: Yes. You have the right to dissent from approval of the merger agreement and, subject to strict compliance with the requirements and procedures of Texas law, to receive payment of the "fair value" of your shares of Maxxim common stock. These rights, as well as the requirements and procedures for dissenting under Texas law are described on pages 61 through 63 under "Appraisal Rights." In addition, the full text of the relevant articles of the Texas Business Corporation Act are reprinted in Appendix C to this proxy statement.


Q:  HOW DO I VOTE?

A: Just indicate on the enclosed proxy card how you want to vote, and then date, sign and mail it in the enclosed envelope. Please vote as soon as possible to ensure that your shares are represented at the special shareholders meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your Maxxim shares only if you provide instructions to your broker on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted, which will have the same effect as a vote against the merger agreement.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of Maxxim in writing or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

                      WHO CAN HELP ANSWER YOUR QUESTIONS:

If you would like additional copies of this document, or if you would like to ask any questions about the merger, you should contact:

                        (MACKENZIE PARTNERS, INC. LOGO)
                                156 Fifth Avenue
                            New York, New York 10010
           (212) 929-5500 (Collect) or Call Toll Free: (800) 322-2885

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION


     This proxy statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our current plans and expectations relating to analyses of value, expectations for anticipated growth in the future and future success under various efforts, and, as such, these forward-looking statements involve uncertainty and risk. The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by such forward-looking statements. You are cautioned to consider these statements in light of the following assumptions: that products in development will be introduced successfully and on schedule; that we will make acquisitions which contribute to profitability; that key distributors will make purchases at the same level as their sales; that demand for our products will follow recent growth trends; that competitors will not introduce new products which will substantially reduce our market share in our most significant product lines; that we will continue to manufacture high-quality products at competitive costs and maintain or increase product pricing; and that we will become year 2000 compliant without material expenditures and our key suppliers and customers also will become year 2000 compliant so that our business is not disrupted. In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on operating results, capital resources, profitability, and cash requirements and liquidity.



     In the event any of the above factors do not occur as anticipated, actual results could differ materially from the expectations expressed in the forward-looking statements. Except to the extent required under the federal securities laws, Maxxim does not intend to make publicly available any update or other revisions to the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

                                    SUMMARY


     This summary highlights material information from this document and may not contain all of the information that is important to you. It should be read together with the questions and answers provided on the previous pages. For a more complete understanding of the merger and the related transactions, and for a more complete description of the legal terms of the merger, you should read this proxy statement in its entirety carefully, as well as the additional documents to which we refer you. See "Where You Can Find More Information" on page 68.


THE PARTICIPANTS

         Maxxim Medical, Inc.
         10300 49th Street North
         Clearwater, Florida 33762
         (727) 561-2100

     Maxxim Medical, Inc. is a major, diversified developer, manufacturer and marketer of specialty medical products for use in acute and alternate care settings. Our products include custom procedure trays, medical gloves, endoscopic and laparoscopic systems, as well as electrosurgical and video systems for general surgery, urology, gynecology, interventional radiology and critical care. We refer to Maxxim Medical, Inc. as "Maxxim" throughout this proxy statement. You should also know that references to Maxxim in this proxy statement include its subsidiaries, unless the context clearly indicates otherwise.

         Fox Paine Medic Acquisition Corporation
         c/o Fox Paine & Company, LLC
         950 Tower Lane, Suite 1150
         Foster City, California 94404
         (650) 525-1300

     Fox Paine Medic Acquisition Corporation is the entity that will be merged with Maxxim in the merger. It was formed by Fox Paine Capital Fund, L.P., a private investment fund, for the purpose of participating in the merger transactions. We refer to Fox Paine Medic Acquisition Corporation as "Fox Paine Maxxim" throughout this proxy statement. Fox Paine Maxxim is not expected to have any significant assets or liabilities, or engage in any business activities other than those related to completing the merger, and it will cease to exist after the merger.

     Fox Paine Capital Fund, L.P. is a private investment fund managed by Fox Paine & Company, LLC. Fox Paine & Company, LLC manages investment funds in excess of $500 million focused on investing equity capital in management-led acquisitions and company expansion programs and restructurings. Fox Paine was founded in 1997 by Saul Fox and Dexter Paine. Throughout this proxy statement, we sometimes refer to Fox Paine Capital Fund, L.P. and Fox Paine Maxxim together as "Fox Paine."

     Fox Paine Capital Fund, L.P. owns all of the equity of Fox Paine Maxxim and all of the equity of Fox Paine Citron Acquisition Corporation, which is the company that will buy Maxxim's Circon subsidiary from Maxxim as part of the merger transactions. We refer to Fox Paine Citron Acquisition Corporation as "Fox Paine Circon" in this proxy statement.


     Fox Paine may permit institutional investors and funds managed by Fox Paine, as well as individuals or entities having significant business relationships with Maxxim and Circon, to purchase a portion of the equity of Maxxim or Fox Paine Circon that would otherwise be purchased by Fox Paine in the transactions described in this proxy statement. All other investors are expected to pay the same price per share for their Maxxim or Fox Paine Circon shares as Fox Paine does. Members of the special committee of Maxxim's independent directors formed to, among other things, evaluate the transaction will not be offered the opportunity to purchase the equity. The participation of any such additional investors would not result in Fox Paine being the beneficial owner of less than a majority of the equity interests in either Maxxim or Fox Paine Circon. See "Merger Financing." Throughout this proxy statement, we refer to Fox Paine, together with any additional permitted investors described above, if any, as the "Fox Paine Investors." See "Special Factors -- Fox Paine's and the Continuing Shareholders' Reasons for the Merger" for a description of Fox Paine's reasons for the merger.


  The Continuing Shareholders


     Eight members of Maxxim's senior management and two other shareholders (one is a non-employee director and the other is a vice president and significant shareholder) are participating in the merger transactions and will be treated differently from all other Maxxim shareholders. These ten individuals are referred to throughout this proxy statement as the "Continuing Shareholders," and the eight Continuing Shareholders who are members of Maxxim's senior management are referred to throughout this proxy statement as the "Management Investors." Kenneth W. Davidson, who is the Chairman of Maxxim's board of directors and is Maxxim's President and Chief Executive Officer, is both a Continuing Shareholder and a Management Investor. The other Continuing Shareholders, including the Management Investors, are listed on pages 14 and 15 under "Special Factors -- Structure of the Transactions; Transaction Participants." See "Special Factors -- Fox Paine's and the Continuing Shareholders' Reasons for the Merger" for a description of the Continuing Shareholders' reasons for the merger.



STRUCTURE OF THE TRANSACTIONS (PAGE 14)


     We propose a two-part transaction involving the sale by Maxxim of its Circon subsidiary to Fox Paine Circon and the merger of Fox Paine Maxxim into Maxxim, with Maxxim surviving the merger and continuing its businesses (excluding the Circon business). These transactions will have several important effects, including:

     - The current shareholders of Maxxim, other than the Continuing Shareholders (and other than shareholders who perfect their appraisal rights) will receive $26.00 per share in cash for their Maxxim shares (including the preferred stock purchase rights associated with those shares), and will no longer have any interest in and will not be shareholders of Maxxim or Circon.

     - Each outstanding option to purchase Maxxim shares (other than certain options held by Continuing Shareholders) will be canceled in exchange for a cash payment for each Maxxim share subject to the option equal to the excess of $26.00 over the per share exercise price of the option. Options held by the Continuing Shareholders will either be canceled and the cash proceeds reinvested in Maxxim shares, or canceled without payment and replaced by options to purchase Fox Paine Circon shares. See "Interests of Certain Persons in the Merger -- Treatment of Continuing Shares and Options."

     - After the merger, Maxxim and Circon will be separate companies, will be separately capitalized and will separately pursue their respective business strategies.


     - Immediately after the merger, Maxxim will be owned approximately 87% by the Fox Paine Investors and approximately 13% by the Continuing Shareholders, and Circon will be wholly-owned by Fox Paine Circon, which will be owned approximately 90% by the Fox Paine Investors and approximately 10% by the Continuing Shareholders (in both cases, before giving effect to the exercise of any stock options or warrants). After giving effect to the exercise of warrants and options, the Continuing Shareholders will own approximately 27.4% of each of Maxxim and Fox Paine Circon, and Fox Paine will own more than a majority of each company.


     - The Maxxim shares will no longer be listed on the New York Stock Exchange and price quotations with respect to sales of shares in the public market will no longer be available. The registration of the Maxxim shares under the Securities Exchange Act of 1934 will be terminated, and Maxxim will cease filing reports with the SEC.

     - After the transactions, it is expected that Maxxim and Circon will continue to operate their current respective businesses and that each will be managed by their existing management teams. Fox Paine, which will be the majority shareholder of both Maxxim and Circon after the transactions, has no present intention to dispose of its equity investment in Maxxim or Circon or to cause either Maxxim or

       Circon to engage in a significant business combination. Maxxim and Circon each intends to pursue potential acquisitions it considers appropriate at any time they become available.


THE SPECIAL MEETING (PAGE 50)



     The special meeting of Maxxim shareholders will be held on November 3, 1999, at 3:30 p.m., local time, at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement.



     Record Date; Voting Power. Only holders of shares of Maxxim common stock who were holders at the close of business on the record date, September 8, 1999, are entitled to notice of and to vote at the special meeting. As of that date, there were 14,276,682 shares of Maxxim common stock issued and outstanding. Each Maxxim share is entitled to one vote on any matter that may properly come before the special meeting.


     Vote Required. The merger agreement must be approved by a majority of the outstanding shares of Maxxim common stock. If you fail to vote, it will have the same effect as a vote against the merger agreement.


     Changing Your Vote. You can change your vote at any time before we vote your proxy at the special meeting in any of three ways. First, you can send a written notice to the Secretary of Maxxim at the address below stating that you would like to revoke your proxy. Second, you can complete a new later dated proxy card and send it to the Secretary of Maxxim, and the new proxy card will automatically replace any earlier proxy card you returned. Third, you can attend the special meeting and vote in person. You should send any written notice or new proxy card to the Secretary of Maxxim at the following address: Maxxim Medical, Inc., 10300 49th Street North, Clearwater, Florida 33762, Attention:
Corporate Secretary. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.



THE VOTING AGREEMENTS (PAGE 51)



     Fox Paine Maxxim entered into individual voting agreements with each of the Continuing Shareholders in which the Continuing Shareholders agreed to vote their shares of Maxxim common stock in favor of the merger agreement and the merger transactions and against any competing or alternative proposals. In connection with the settlement of certain litigation relating to the merger agreement, Fox Paine Maxxim and the Continuing Shareholders have amended their voting agreements to provide that the Continuing Shareholders will vote their shares of Maxxim common stock for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal. The voting agreements will remain in effect as long as the merger agreement is in effect. The Continuing Shareholders have the power to vote, in the aggregate, approximately 8% of the outstanding shares of Maxxim common stock. Fox Paine does not have the power to vote any Maxxim shares at the Maxxim Special Meeting. See "The Special Meeting -- Voting Agreements."



RECOMMENDATION TO SHAREHOLDERS (PAGE 21)



     The full Maxxim board believes that the terms of the merger are advisable, fair to and in the best interests of Maxxim and its shareholders (other than the Continuing Shareholders), and unanimously recommends that Maxxim shareholders vote "FOR" approval of the merger agreement. In addition, because some of the directors and executive officers of Maxxim are Continuing Shareholders and therefore may have interests in the merger that differ from those of shareholders generally, the Maxxim board established a special committee consisting of four independent directors to review and evaluate the proposed merger. See the description of the background of the merger under the heading "Special Factors -- Background of the Merger." None of the members of the special committee are Continuing Shareholders. The special committee, like the full board, believes that the terms of the merger are advisable, fair to and in the best interests of Maxxim and its shareholders (other than the Continuing Shareholders) and unanimously recommends that Maxxim shareholders vote "FOR" approval of the merger agreement. You also should refer to the factors that the special committee and Maxxim board considered in determining whether to approve the merger agreement on pages 21 through 24 under "Special
Factors -- Recommendation of the Special Committee and of the Full Maxxim Board; Fairness of the Merger." As discussed in and based upon the factors set forth under "Special Factors -- Position of the Continuing Shareholders as to the Fairness of the Merger," each of the Continuing Shareholders believes that the merger, the merger agreement and the merger transactions are fair to and in the best interests of Maxxim's public shareholders. This belief should not be construed as a recommendation to Maxxim Shareholders by the Continuing Shareholders to approve the merger agreement and the transactions contemplated thereby. Additionally, as discussed in, and based upon the factors set forth under "Special Factors -- Position of Fox Paine as to the Fairness of the Merger," Fox Paine and Fox Paine Maxxim also believe that the merger is fair to Maxxim shareholders (other than the Continuing Shareholders). This belief should not be construed as a recommendation to Maxxim Shareholders by either Fox Paine or Fox Paine Maxxim to approve the merger agreement and the transactions contemplated thereby.



FAIRNESS OPINION (PAGE 25)



     Lazard Freres & Co. LLC, which served as financial advisor to the special committee, has delivered a written opinion to the Maxxim board that, as of June 13, 1999, the $26 per share cash merger consideration was fair from a financial point of view to Maxxim's public shareholders (other than the Continuing Shareholders). A copy of Lazard Freres' opinion, which includes a discussion of the information reviewed, assumptions made and matters considered by Lazard Freres, is attached to this proxy statement as Appendix B. You should read this opinion in its entirety, as well as the other information described under "Special Factors -- Opinion of Lazard Freres & Co. LLC."



TERMS OF THE MERGER AGREEMENT (PAGE 53)


     The merger agreement is the legal document that governs the merger transactions. We have attached the merger agreement as Appendix A to this proxy statement, and we encourage you to read it carefully.

     Conditions to the Merger. The completion of the merger depends on a number of conditions being met. In addition to customary conditions relating to our compliance with the merger agreement, these conditions include the following:

     - approval of the merger agreement by the holders of a majority of the outstanding shares of Maxxim common stock;

     - absence of any statute, rule, regulation, order or injunction of any governmental entity or court prohibiting or restricting completion of the merger;


     - closing of the debt tender offer and amendment of Maxxim's outstanding 10 1/2% senior subordinated notes described on page 54 under "The Merger -- Retirement/Amendment of Maxxim Notes" occurring concurrently with the completion of the merger;



     - closing of the Circon sale described on page 53 under "The
       Merger -- Structure and Effective Time" occurring concurrently with the completion of the merger, unless otherwise requested by Fox Paine Maxxim;


     - Maxxim having received an independent solvency opinion;

     - Maxxim having received a written opinion from its independent auditor to the effect that the transactions contemplated in the merger agreement will receive recapitalization accounting treatment; and

     - financing for the merger having been obtained on terms and conditions satisfactory to Fox Paine Maxxim.

     Termination of the Merger Agreement. Maxxim and Fox Paine Maxxim can agree at any time to terminate the merger agreement without completing the merger, even if Maxxim shareholders have approved it. Also, either Maxxim or Fox Paine Maxxim can terminate the merger agreement, without the consent of the other, in various circumstances, including the following:

     - if the shareholders of Maxxim fail to approve the merger agreement at the special meeting;

     - if any court or governmental entity issues any final order, decree or ruling or takes any other final action restraining, enjoining or otherwise prohibiting the completion of the merger, and such judgment, injunction, order or decree has become final and nonappealable;

     - if the merger has not been completed by December 31, 1999, unless the party seeking to terminate has caused the failure of completion by failing to fulfill any of its obligations under the merger agreement; or

     - if there has been a material breach of any representation, warranty or covenant made by the other party, which would cause one of the conditions to the merger not to be satisfied and which cannot be or has not been cured within 30 days from the time the breaching party receives notice of the breach.

     In addition, Fox Paine Maxxim may, without the consent of Maxxim, terminate the merger agreement in various circumstances including the following:

     - the Maxxim board withdraws or modifies its recommendation that Maxxim shareholders vote to approve the merger agreement (or publicly announces its intention to do so);

     - the Maxxim board recommends any proposal for a competing acquisition transaction;

     - any person other than Fox Paine Maxxim and its affiliates becomes the beneficial owner of 15% or more of Maxxim's common stock; or


     - Maxxim breaches the provisions described on page 56 under "The
       Merger -- Prohibition Against Solicitation of Competing Transactions."



     Maxxim, may, without the consent of Fox Paine Maxxim, terminate the merger agreement in order to enter into a superior transaction in compliance with the provisions of the merger agreement described on page 56 under "The
Merger -- Prohibition Against Solicitation of Competing Transactions," but only in strict compliance with those provisions, including providing Fox Paine Maxxim with at least five full business days' written notice of termination and paying to Fox Paine Maxxim a termination fee of $19 million.



ACCOUNTING TREATMENT


     We expect that the merger will be treated as a "recapitalization" for accounting purposes.


MERGER FINANCING (PAGE 44)



     It is expected that completion of the merger transactions will require total funding of approximately $793.0 million, which will be obtained from the following sources:



     - $285.0 million in senior secured credit facilities committed by The Chase Manhattan Bank, of which $235.0 million is expected to be funded at closing;


     - $150.0 million in new senior subordinated notes to be issued by a subsidiary of Maxxim in a private placement (or, if the subsidiary is unable to sell these senior subordinated notes, $150.0 million in senior subordinated bridge loans committed by The Chase Manhattan Bank);

     - $50.0 million in senior unsecured notes to be issued by Maxxim in a private placement;


     - $208.0 million in cash from the sale of Circon Corporation to Fox Paine Circon immediately before the merger (the financing for this $208 million is described on page 48 under "Merger Financing -- Financing of the Circon Sale");

     - $130.4 million of cash equity provided by the Fox Paine Investors; and



     - $19.6 million of existing equity contributed by the Continuing Shareholders (consisting of $14.9 million of shares of Maxxim common stock retained in the merger and $4.7 million of new shares of Maxxim common stock purchased from the proceeds of the cash-out of Maxxim options in the merger).



INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 35)



     The Continuing Shareholders have interests in the merger transactions as employees and/or directors of Maxxim, or as shareholders with a continuing equity interest in Maxxim and Circon, that are different from, or in addition to, yours as a Maxxim shareholder. In particular, the Continuing Shareholders will not receive $26 per share, in cash, for all of their Maxxim shares, and will remain shareholders of Maxxim and will become shareholders of Fox Paine Circon. In addition, the Continuing Shareholders have entered into an investor participation agreement with Fox Paine Maxxim that would provide the Continuing Shareholders with a number of benefits after the merger. The material benefits, in addition to continued participation in the ownership of equity and stock options, are loans to cover the taxes due on the cash received from the conversion of the shares used to purchase Fox Paine Circon shares, employment agreements and cash and equity incentive compensation for those Continuing Shareholders who are members of Maxxim's senior management team, including participation in a special bonus program established by Maxxim valued at $3,633,000 in the aggregate and a special bonus program established by Fox Paine Circon valued at approximately $5,000,000 in the aggregate. These benefits, and other provisions contained in the investor participation agreement, are described on pages 35 to 41 under "Special Factors -- Interests of Certain Persons in the Merger."



     When making the determination to approve and recommend approval of the merger transactions to Maxxim's public shareholders, both the Maxxim board and the special committee of independent directors appointed to review the proposed merger were aware of the interests of the Continuing Shareholders and considered these interests together with the other factors described under "Special
Factors -- Recommendation of the Special Committee and of the Full Maxxim Board; Fairness of the Merger."



REGULATORY APPROVALS (PAGE 64)


     In order to complete the merger, Maxxim and Fox Paine Maxxim were required to make certain filings with and receive authorizations from the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice under federal antitrust laws. These filings were made and the authorization has been received.

                         HISTORICAL MARKET INFORMATION

     Maxxim's common stock is traded on the New York Stock Exchange under the symbol "MAM." The following table sets forth the high and low sale prices on the New York Stock Exchange for the Maxxim shares for the periods indicated:


                                                              HIGH         LOW
                                                             -------    --------
FISCAL YEAR ENDED NOVEMBER 2, 1997:
  First Quarter.............................................  15 1/8    12 1/4
  Second Quarter............................................  16        12 5/8
  Third Quarter.............................................  19 5/16   13 1/4
  Fourth Quarter............................................  26        19 1/2
FISCAL YEAR ENDED NOVEMBER 1, 1998:
  First Quarter.............................................  24 15/16  19 1/2
  Second Quarter............................................  28 15/16  22 1/8
  Third Quarter.............................................  29 3/8    22 7/8
  Fourth Quarter............................................  26 15/16  16 1/8
FISCAL YEAR ENDING OCTOBER 31, 1999:
  First Quarter.............................................  30 5/8    24 7/16
  Second Quarter............................................  27 15/16  15 1/2
  Third Quarter.............................................  23 13/16  14 15/16
  Fourth Quarter (through October 1, 1999)..................  24 11/16  23 6/16



     As of September 8, 1999, there were 220 holders of record of Maxxim's common stock. Maxxim estimates that there are approximately 4,820 beneficial holders of Maxxim's common stock.


     Maxxim has never paid cash dividends on its common stock. Maxxim's present credit facility prohibits payments of dividends. In addition, under the terms of the merger agreement, Maxxim is not permitted to declare or pay dividends on the common stock during the term of the agreement.


     On June 11, 1999, the last full trading day prior to the announcement of the execution of the merger agreement, the last reported sales price of Maxxim shares on the NYSE was $19.875 per share. On October 1, 1999, the last reported sales price of the shares was $23.69 per share. Shareholders are urged to obtain a current market quotation for the shares.


     In March 1998, Maxxim completed a public offering of 4,025,000 shares of its common stock at a price to the public of $24.00 per share, including 525,000 shares pursuant to the underwriters' exercise of the overallotment option. After deducting offering costs and commissions, Maxxim received net proceeds of approximately $91,418,000.

     In May 1997, pursuant to Maxxim's Senior Management Stock Purchase Plan, the Management Investors purchased at $13.00 per share (the closing sale price of the common stock on the New York Stock Exchange on April 30, 1997) the shares set forth opposite their names in the table below:


NAME                                                          SHARES PURCHASED
----                                                          ----------------
Kenneth W. Davidson.........................................   100,000 shares
Peter M. Graham.............................................    50,000 shares
Jack F. Cahill..............................................    44,000 shares
David L. Lamont.............................................    39,000 shares
Alan S. Blazei..............................................    39,000 shares
Henry T. DeHart III.........................................    39,000 shares
Joseph D. Dailey............................................    28,000 shares
Suzanne R. Garon............................................     7,000 shares

     Since the beginning of fiscal 1997, certain of the Continuing Investors have made the following additional purchases of Maxxim shares, all of which were pursuant to stock option exercises, except for those marked with an "*":


NAME                                                    DATE     SHARES PURCHASED   PRICE
----                                                    ----     ----------------   -----
Kenneth W. Davidson.................................   8/31/98        5,000         $13.39
Kenneth W. Davidson.................................  10/27/97        3,000          12.96
Peter M. Graham.....................................  10/23/98        4,000          13.39
Peter M. Graham.....................................  10/31/97        3,000          12.96
Alan S. Blazei......................................   7/20/98        3,000          13.39
Alan S. Blazei......................................   9/19/97        3,000          12.96
David L. Lamont.....................................   8/31/98        3,000          13.39
David L. Lamont.....................................  10/27/97        3,000          12.96
Jack F. Cahill......................................   7/28/98          800          15.40
Jack F. Cahill......................................   7/28/98        1,800          10.73
Joseph D. Dailey....................................   10/8/98        1,000          13.39
Ernest J. Henley, Ph.D..............................   6/12/98        8,000          11.48
Ernest J. Henley, Ph.D..............................   6/12/98        3,000          10.73
Ernest J. Henley, Ph.D..............................  10/30/97        3,000          12.96
Ernest J. Henley, Ph.D..............................  10/30/97        3,000          15.40
Ernest J. Henley, Ph.D*.............................    7/7/97        2,000          19.25
Davis C. Henley*....................................    3/4/99        5,000          17.25

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Our selected historical consolidated financial information for the five fiscal years 1998, 1997, 1996, 1995 and 1994 set forth below has been derived from our audited consolidated financial statements. The financial information for the nine-month periods ended August 1, 1999 and August 2, 1998, has been derived from unaudited consolidated financial statements. The unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) which are necessary for a fair presentation of such information. Results for the nine-month periods are not necessarily indicative of results for the full year. The financial data should be read in conjunction with the financial statements and related notes that have been filed with the Securities and Exchange Commission. See "Incorporation of Certain Documents by Reference."


                                                                                                          NINE MONTHS ENDED
                                                                  FISCAL YEAR ENDED                     ---------------------
                                                 ----------------------------------------------------   AUGUST 1,   AUGUST 2,
                                                   1998       1997       1996       1995       1994       1999        1998
                                                 --------   --------   --------   --------   --------   ---------   ---------
                                                                                                             (UNAUDITED)
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
  Net sales....................................  $522,516   $529,522   $399,836   $265,726   $191,382   $485,367    $389,018
  Cost of sales................................   381,638    397,691    294,164    186,495    129,569    324,327     285,891
                                                 --------   --------   --------   --------   --------   --------    --------
  Gross profit.................................   140,878    131,861    105,672     79,231     61,813    161,040     103,127
  Operating expenses...........................    94,410     90,101     77,980     60,329     48,390    109,947      69,125
  Nonrecurring charges and transition
    expenses (1)...............................        --         --         --     10,845         --      3,371          --
                                                 --------   --------   --------   --------   --------   --------    --------
  Income from operations.......................    46,468     41,760     27,692      8,057     13,423     47,722      34,002
  Interest expense, net........................   (13,420)   (22,145)   (13,143)    (4,088)    (2,059)   (19,940)    (10,382)
  Other income, net............................     1,042      2,751        583      1,014        859        299         514
                                                 --------   --------   --------   --------   --------   --------    --------
  Income before income taxes (2)...............    34,090     22,366     15,132      4,983     12,223     28,081      24,134
  Income taxes.................................    14,454      9,485      6,422      2,054      4,538     12,228      10,220
  Changes in accounting for income taxes.......        --         --         --         --        380         --          --
                                                 --------   --------   --------   --------   --------   --------    --------
  Net income...................................  $ 19,636   $ 12,881   $  8,710   $  2,929   $  8,065   $ 15,853    $ 13,914
                                                 ========   ========   ========   ========   ========   ========    ========
  Basic earnings per share (3)(4)..............  $   1.55   $   1.55   $   1.08   $   0.36   $   1.10   $   1.11    $   1.15
                                                 ========   ========   ========   ========   ========   ========    ========
  Diluted earnings per share (3)(4)............  $   1.50   $   1.42   $   1.02   $   0.36   $   1.05   $   1.09    $   1.11
                                                 ========   ========   ========   ========   ========   ========    ========
BALANCE SHEET DATA:
  Working capital..............................  $108,918   $ 99,815   $122,086   $ 73,286   $ 82,886   $141,554    $ 99,317
  Total assets.................................   468,051    424,046    465,347    264,490    165,416    754,806     440,241
  Long-term liabilities (includes current
    portion):
    Capital leases and other...................     7,883      6,433     10,586      2,421      1,684      8,770      10,882
    Bank debt..................................    13,800     91,300    128,590     76,987         --    254,700          --
    Convertible debentures.....................        --     23,352     28,750     28,750     28,750         --          --
    Senior notes...............................   100,000    100,000    100,000         --         --    100,000     100,000
  Shareholders' equity.........................   272,909    137,928    123,556    116,351    111,470    284,413     262,679
  Book value per share, diluted................  $  20.79   $  14.03   $  12.53   $  11.81   $  12.43   $  19.48    $  20.77
PERFORMANCE MEASUREMENT:
  Revenue growth (decline).....................      (1.3)%     32.4%      50.5%      38.8%      47.5%      24.8%       (2.3)%
  Pre-tax income as a % of total revenue.......       6.5        4.2        3.8        1.9        6.4        5.8         6.2
  Effective income tax rate....................      42.4       42.4       42.4       41.2       37.1       43.5        42.3
  Net income as a % of total revenue...........       3.8        2.4        2.2        1.1        4.2        3.3         3.6
  Return on average shareholders' equity.......       9.6        9.8        7.3        2.6        9.0        5.7         6.9
  Total debt as a % of debt plus equity........      30.8       61.6       68.4       48.2       21.4       56.1        29.7
  Working capital ratio........................       2.7x       2.3x       2.4x       2.4x       4.5x       2.2x        2.6x

---------------


(1) Nonrecurring charges and transition expenses includes the following:


     a. Expenses for the nine-month period ended August 1, 1999, related to Maxxim's sales force restructuring and the acquisition and integration of Circon.

     b. Fiscal 1995 expenses related to the formation of Maxxim's Case Management division.
(2) Income before income taxes includes the following nonrecurring charges and benefits:
     a. A pre-tax gain in fiscal 1997 of $1.5 million from the sale of equity securities.
     b. Pre-tax charges in fiscal 1996 of $3.5 million relating to the acquisition of Sterile Concepts.
     c. Pre-tax charges in fiscal 1995 of $10.8 million related to the formation of Maxxim's Case Management division.

(3) For information concerning calculation of earnings per share, see Note 1 of the Notes to Consolidated Financial Statements contained in Maxxim's Annual Report on Form 10-K for the fiscal year ended November 1, 1998, as amended June 16, 1999, incorporated by reference in this proxy statement. Maxxim has restated all previous earnings per share data to comply with Statement of Financial Accounting Standards No. 128, "Earnings per Share."

(4) Fiscal 1994 basic and diluted earnings per share exclude $.05 and $.04 adjustments respectively, to reflect the change in accounting for income taxes.

                                SPECIAL FACTORS

STRUCTURE OF THE TRANSACTIONS; TRANSACTION PARTICIPANTS

     We propose a two-part transaction involving the sale by Maxxim of its Circon Corporation subsidiary to Fox Paine Circon, an affiliate of Fox Paine, and the merger of Fox Paine Maxxim into Maxxim, with Maxxim surviving this merger and continuing its businesses (other than Circon's businesses). These transactions will have several important effects, including:


     - The current shareholders of Maxxim, other than the Continuing Shareholders (and other than shareholders who perfect appraisal rights) will receive $26 per share in cash for their Maxxim shares (and the associated preferred stock purchase rights) and will no longer have any interest in and will not be shareholders of Maxxim or Circon.



     - Each outstanding option to purchase Maxxim shares (other than certain options held by Continuing Shareholders) will be canceled in exchange for a cash payment for each Maxxim share subject to the option equal to the excess of $26.00 over the per share exercise price of the option. Options held by the Continuing Shareholders will either be canceled and the after-tax cash proceeds reinvested in Maxxim shares, or canceled without payment and replaced by options to purchase Fox Paine Circon shares. See "-- Interests of Certain Persons in the Merger -- Treatment of Continuing Shares and Options."


     - After the merger, Maxxim and Circon will be separate companies, will be capitalized separately, and will pursue separately their respective business strategies.


     - Immediately after the merger, Maxxim will be owned approximately 87% by the Fox Paine Investors and approximately 13% by the Continuing Shareholders described below, and Circon will be wholly-owned by Fox Paine Circon, which will be owned approximately 90% by the Fox Paine Investors and approximately 10% by the Continuing Shareholders (in both cases, before giving effect to the exercise of any stock options or warrants). After giving effect to the exercise of warrants and options, the Continuing Shareholders will own approximately 27.4% of each of Maxxim and Fox Paine Circon, and Fox Paine will own more than a majority of each company.


     - The Maxxim shares will no longer be listed on the New York Stock Exchange and price quotations with respect to sales of Maxxim shares in the public market will no longer be available. The registration of the Maxxim shares under the Securities Exchange Act of 1934 will be terminated, and Maxxim will cease filing reports with the SEC.

     Eight members of Maxxim's senior management and two other shareholders (one is a non-employee director of Maxxim and the other is a vice president and significant shareholder) are participating in the merger transactions together with Fox Paine and will be treated differently than the rest of Maxxim's shareholders. These 10 individuals are referred to throughout this proxy statement as the "Continuing Shareholders," and the eight Continuing Shareholders who are members of Maxxim's senior management are referred to throughout this proxy statement as the "Management Investors." None of the Continuing Shareholders served as a member of the special committee of independent directors formed, among other things, to evaluate the transaction. The members of the special committee were Maxxim directors Donald R. DePriest, Martin Grabois, Richard O. Martin and Henk R. Wafelman. The following table lists the

Continuing Shareholders and their current occupations. Those noted with an "*" are also Management Investors.



  NAME                     CURRENT OCCUPATION
  ----                     ------------------
  Kenneth W. Davidson*...  Chairman of the Board, President and Chief Executive Officer
                           of Maxxim
  Peter M. Graham*.......  Senior Executive Vice President, Chief Operating Officer and
                           Secretary of Maxxim
  David L. Lamont*.......  Executive Vice President, Research and Development of Maxxim
  Alan S. Blazei*........  Executive Vice President, Controller and Treasurer of Maxxim
  Henry T. DeHart III*...  Executive Vice President, Manufacturing Operations of Maxxim
  Joseph D. Dailey*......  Executive Vice President, Information Services of Maxxim
  Jack F. Cahill*........  Executive Vice President, Sales and Marketing of Maxxim
  Suzanne R. Garon*......  Executive Vice President, Human Resources of Maxxim
  Ernest J. Henley,
    Ph.D.................  Director of Maxxim; Professor of Chemical Engineering at the
                             University of Houston
  Davis C. Henley (1)....  Vice President of Maxxim


---------------


(1) Davis C. Henley is the son of Ernest J. Henley.



     For additional details on the terms and structure of the merger and the merger transactions, please see page 53 under "The Merger -- Structure and Effective Time," for additional detail on the Continuing Shareholders and their participation in the merger transactions, please see pages 35 through 41 under "Special Factors -- Interests of Certain Persons in the Merger" and for additional details on Fox Paine and its participation in the merger transactions, please see pages 42 through 44 under "Information about the Transaction Participants -- Fox Paine Medic Acquisition Corporation and Fox Paine."


BACKGROUND OF THE MERGER

     From time to time beginning in the spring of 1997, Fox Paine has been in contact with members of Maxxim's senior management to discuss Fox Paine's interest in pursuing some form of acquisition of or significant investment in Maxxim, and to engage in preliminary due diligence. Saul A. Fox, Chief Executive Officer of Fox Paine, first indicated to Kenneth W. Davidson, Chairman, President and Chief Executive Officer of Maxxim, his interest in a possible transaction in the spring of 1997. In the course of these discussions, Fox Paine made proposals to Maxxim to engage in such transactions. None of these discussions resulted in formal negotiations or contemplated a price per share in excess of the $26 per share price of the merger.

     Between July 1997 and August 1998, the Maxxim board discussed among themselves various alternatives for maximizing shareholder value, including a management-led leveraged buyout transaction, a self-tender offer for a portion of the outstanding shares, a sale of Maxxim, a special dividend and a sale of parts of Maxxim; however, these discussions did not result in any formal negotiations with a third party and no other proposals were received during this period from any third party.

     In August 1998, Fox Paine renewed its interest in some form of business combination with Maxxim and forwarded a letter to Mr. Davidson indicating its interest in acquiring the stock of Maxxim at a price of $24.25, with Maxxim's senior management retaining an equity interest in Maxxim, and requesting an exclusive period to perform due diligence. Mr. Davidson presented the proposal to Maxxim's board on September 8, 1998, and after careful consideration the board instructed Mr. Davidson to continue discussions with Fox Paine and to determine if a higher price was available. On September 11, 1998, the board met again to receive an update on the status of the discussions with Fox Paine. Mr. Davidson advised the board that Fox Paine had increased its proposal to $25.00 per share and renewed its request for a short exclusivity period. The board determined not to execute any agreement at that time, but directed Mr. Davidson to continue his discussions with Fox Paine. Thereafter, Maxxim's senior management met with Fox Paine and certain of its potential financing sources, the parties exchanged financial information and senior executives of the respective companies met to discuss the general terms of the proposal. Negotiations ceased in late September, because, at that time, Maxxim's stock price had risen above Fox Paine's proposed purchase price.

     From October 1998 through February 1999, executives of Fox Paine periodically contacted members of Maxxim's senior management to discuss Fox Paine's continuing interest in pursuing some form of acquisition transaction or significant investment in Maxxim. None of these discussions resulted in formal negotiations or contemplated a price per share in excess of the $26 per share price of the merger.

     In early March, Mr. Paine advised Mr. Davidson of Fox Paine's continuing interest in an acquisition of or a significant investment in Maxxim. Mr. Paine indicated that Fox Paine would be interested in retaining senior management and having them retain an equity interest in Maxxim and was prepared to commence a due diligence investigation of Maxxim and to engage in substantive discussions with Maxxim regarding such a potential transaction immediately. On March 5, 1999, at a Maxxim board meeting, Mr. Davidson advised the Maxxim board of the interest expressed by Mr. Paine. At the meeting, various alternatives for maximizing shareholder value were discussed among the board members, including a potential transaction with Fox Paine, a management-led leveraged buyout transaction, a self-tender offer for a portion of the outstanding shares, a sale of Maxxim, a special dividend and a sale of parts of Maxxim. The board elected to defer any action for one week. In a letter dated March 10, 1999, Fox Paine proposed the acquisition of Maxxim for $25.00 per share in a recapitalization transaction, provided that Fox Paine be given a 30 day exclusive negotiating period. The Maxxim board met on March 12, 1999 to discuss the proposal. After careful consideration, and with Mr. Davidson abstaining, the board unanimously directed Mr. Davidson to execute the letter, provided that the exclusivity period be shortened to 14 days, to permit Fox Paine to conduct due diligence in support of a proposal to acquire the stock of Maxxim at $25.00 per share. Shortly thereafter, Fox Paine and its financing sources began their due diligence investigation.

     In late March 1999, upon completion of Fox Paine's initial due diligence, Mr. Paine advised Mr. Davidson that Fox Paine was prepared to negotiate a transaction in which Maxxim's public shareholders would receive $24 per share in cash. After consultation with the Maxxim board, Mr. Davidson told Mr. Paine that Maxxim would not consider any offer of less than $25 per share. On April 8, 1999, Fox Paine revised its proposal, and proposed to acquire Maxxim in a recapitalization transaction in which Maxxim's public shareholders would receive $25 per share, in cash, and members of Maxxim's senior management team and certain directors would participate with a continuing interest in Maxxim. Fox Paine requested that Maxxim agree to negotiate with Fox Paine on an exclusive basis and agree not to solicit, negotiate, encourage or otherwise discuss a change in control transaction with any other person prior to April 30, 1999. Fox Paine's proposal also required that Maxxim agree to reimburse Fox Paine for up to $800,000 in expenses and, in the event that on or before April 30, 1999, Fox Paine were to reaffirm its willingness to engage in the $25 per share transaction, but Maxxim would not agree to such a transaction and later were to agree to a change in control transaction with a third party at any time before April 30, 2000, to pay Fox Paine a fee of $2 million.


     On April 9, 1999, the Maxxim board formed a special committee composed of four non-interested directors to review and consider Fox Paine's proposal. The four members of the special committee were: Donald R. DePriest, Martin Grabois, Richard O. Martin and Henk R. Wafelman. The Maxxim board formed the special committee at this time because prior to the formation of the special committee, Fox Paine had only been permitted to conduct due diligence. The directors, none of whom was a member of the management team except Mr. Davidson, believed that a special committee would not be necessary until such time as Fox Paine's due diligence was substantially complete and the parties were prepared to negotiate the terms of the definitive agreement between Fox Paine and Maxxim. The members of the special committee, along with all other directors (other than Mr. Davidson, who abstained) authorized Maxxim to agree to the exclusivity, fee and expense arrangements requested by Fox Paine. The parties then executed a letter reflecting these arrangements. Thereafter, and through the end of April, Fox Paine continued its due diligence of Maxxim.



     The special committee then engaged Lazard Freres & Co. LLC as its financial advisor and also engaged Preston Gates & Ellis LLP as its legal counsel. During the week of April 19, 1999, immediately following this engagement, Lazard Freres and Preston Gates conducted due diligence.

     Following the formation of the special committee, Fox Paine delivered a proposed merger agreement to the special committee's financial and legal advisors. The terms of the merger agreement proposed by Fox Paine included a "no solicitation" covenant which would prohibit Maxxim from, among other things, engaging in discussions with any person with respect to any competing transaction unless the Maxxim board determined that failure to take such action would constitute a breach of fiduciary duty. The terms of the proposed merger agreement further provided that if the merger agreement were terminated for certain reasons, including by Maxxim to accept a superior offer, Maxxim would pay to Fox Paine a termination fee of $25 million and reimburse its expenses. Fox Paine advised the special committee that it would not participate in any auction process.


     On April 26, 1999, executives of Fox Paine, together with its legal counsel, met with Lazard Freres and Preston Gates to discuss the price, structure and proposed financing of the proposed transaction and to discuss financial information relating to Maxxim and to the proposed financing.



     On the evening of April 27, 1999, the special committee met with its financial and legal advisors to receive a preliminary report from Lazard Freres regarding its analysis of Maxxim and the proposed purchase price of $25 per share and the terms of the proposed merger. On the following morning, the special committee again met with its financial and legal advisors and determined that it would be in the best interests of the shareholders of Maxxim to explore whether unaffiliated third parties had an interest in the possible acquisition of Maxxim. The special committee also determined that it was not advisable to negotiate the proposed merger agreement with Fox Paine until such time as more information was available regarding the price which unaffiliated third parties might be willing to pay to acquire Maxxim.



     The recommendations of the special committee were communicated to the Maxxim board on April 28, 1999, and on the basis of that recommendation, the Maxxim board decided to allow the Fox Paine proposal to expire and the special committee was disbanded. The Maxxim board determined to further explore with Lazard Freres Maxxim's options for maximizing shareholder value. Fox Paine indicated that while it remained interested in negotiating the purchase of Maxxim, it was not willing to participate in an auction process.



     At a meeting held on May 3, 1999, the Maxxim board reviewed various alternatives for maximizing shareholder value, including a management-led leveraged buyout transaction, a self-tender offer for a portion of the outstanding shares, a sale of Maxxim, a special dividend and a sale of parts of Maxxim. The Maxxim board did not request, nor did Lazard Freres provide, an opinion regarding the various alternatives. The Maxxim board then authorized Lazard Freres to initiate a confidential limited auction process to determine the interest of unaffiliated third parties in an acquisition of Maxxim.



     Beginning on May 7, 1999, Lazard Freres contacted ten unaffiliated third parties regarding their interest, if any, in considering a possible acquisition of Maxxim. Eight of the parties contacted were potential strategic buyers and the other two were potential financial buyers other than Fox Paine. The eight strategic buyers were chosen based on Lazard Freres' and management's review of the potentially interested parties including (i) potential strategic fit with Maxxim and (ii) competitive issues such as whether discussions with any potentially interested party might result in a competitor receiving competitively sensitive information or otherwise present other potential significant issues. The two financial buyers were chosen based on Lazard Freres' knowledge of, discussions with and recent transaction experience of these two firms in the healthcare sector.



     Of the ten parties contacted by Lazard Freres, five expressed an interest in receiving information concerning Maxxim and engaging in further discussions. Four of the parties executed confidentiality agreements and were sent information concerning Maxxim, including certain financial projections described on page 20 under "-- Certain Projections" that were based upon projections that had been developed by Maxxim and its advisors in connection with its acquisition of Circon and subsequently updated, and which were provided to Fox Paine and Lazard Freres. Only two initial responses, both from potential financial buyers, were received by the May 26, 1999 deadline set for indications of interest. The ranges of these indications of interest were $23.00 to $26.00 and $25.00 to $27.50 per share. Each indication of interest provided that the making of a firm offer, and the price of any such offer, was subject to various conditions, including due diligence, financing and the establishment of appropriate management incentive programs, as well as the negotiation of definitive agreements if a firm offer was made. Three strategic buyers indicated that they would have been interested in acquiring parts of Maxxim, but none of these strategic buyers were interested in purchasing Maxxim as a whole due to a lack of strategic fit across business lines.



     On May 28, 1999, Lazard Freres reviewed the results of the process with the Maxxim board. Following the discussion, the Maxxim board decided to re-establish the special committee (composed of the same individuals as previously) with the authority to negotiate a possible sale of Maxxim with Fox Paine or any other potential buyer. On June 2, 1999, the special committee engaged Wolf, Block, Schorr and Solis-Cohen LLP to serve as its legal counsel and Lazard Freres' retention was continued.



     On June 3, 1999, at a telephonic meeting of the special committee, the members of the special committee reviewed the results of the process which had been conducted by Lazard Freres and the history of the prior discussions with Fox Paine. The special committee did not request, nor did Lazard Freres provide, a recommendation as to the per share amount that Maxxim shareholders should receive in a sale of Maxxim. The special committee believed that, in comparison with the indications of interest received, the Fox Paine proposal could be negotiated and consummated in a rapid time frame, thus exposing Maxxim to minimal market and business risk. The special committee considered the facts that (i) no strategic buyer had submitted an indication of interest for all of Maxxim, (ii) the sale of pieces of Maxxim was likely to be an extremely time consuming process which would cause disruption to the operation of the business and have an adverse effect on financial performance and there was no indication that such a sale would be superior to a sale of Maxxim as a going concern, and
(iii) there was no assurance that either of the financial buyers who had expressed an interest in Maxxim would make a definitive offer, that any such offer would be superior to Fox Paine's, or that any such offer could be consummated. The special committee compared the foregoing facts with the facts that Fox Paine and its debt financing sources had completed their due diligence review (which was not the case with the other potential financial buyers) and were in a position to proceed to negotiate a definitive agreement rapidly, and that Fox Paine had stated that it would not participate in an auction process. Based upon such considerations, the special committee determined that it would be advisable to contact Fox Paine to inform them that the special committee was prepared, for a short period of time, to negotiate the terms of a recapitalization transaction with Fox Paine without further engaging in a formal auction process or negotiating with other parties, provided that the purchase price must be improved beyond the $25.00 which previously had been offered, the termination fee must be significantly reduced and the merger agreement must include an acceptable "fiduciary out" provision regarding competing transactions. On June 4, Lazard Freres contacted Fox Paine and advised them of the special committee's decision and discussed the parameters of a potential transaction. Subsequently, a proposed merger agreement was delivered to Fox Paine and its legal advisors by the special committee's advisors.


     Negotiations between Fox Paine and its advisors and the advisors to the special committee concerning the price, structure and other terms of the merger agreement continued from June 6 through June 12. Also during this period, Fox Paine negotiated the terms of the investor participation agreement and related term sheet with the Continuing Shareholders.

     On June 6, 1999, Fox Paine stated that it was not prepared to increase the purchase price beyond $25.00 per share with the proposed two-step tender offer and merger structure, but that Fox Paine would increase the price to $25.50 per share if the transaction did not entail a bridge financing and the related expense, for example through the use of a one-step merger structure.

     On June 7, 1999, Fox Paine's legal advisors provided a draft merger agreement which incorporated the one-step merger proposal, included the same "no solicitation" covenant that had been included in Fox Paine's April draft merger agreement and provided for a $22.5 million termination fee, plus expenses.


     On June 8, 1999, the special committee held a meeting with its financial and legal advisors to discuss the terms of the Fox Paine counter proposal. The special committee concluded that it was not prepared to approve an offer at that point in time of less than $26.00 per share. The special committee instructed Wolf Block and Lazard Freres to meet with Fox Paine and its advisors to determine whether it would be possible to agree upon the terms of a fully financed transaction which (i) provided shareholders with at least $26.00 per share in cash,

(ii) provided firm financing commitments, with bridge financing if necessary,
(iii) provided for a lower termination fee and (iv) would not preclude third parties from making a bid for Maxxim.


     On June 9, 1999, Lazard Freres and Wolf Block met with Fox Paine and its legal advisor to negotiate the terms of the merger agreement. Following the meeting, Lazard Freres and Wolf Block advised the members of the special committee that several issues were not resolved, including issues relating to the conditionality of Fox Paine's financing commitments and the magnitude of the termination fee, but that there had been significant progress on many of the issues that were of the greatest concern to the special committee, including those identified in clauses (i) through (iv) of the preceding paragraph. Lazard Freres and Wolf Block also advised the special committee that Fox Paine had stated that it would be prepared to pay $26 per share subject to resolution of any remaining issues, but that it would not be willing to enter into a transaction that provided Fox Paine with a break-up fee (and expense reimbursement) of less than $1.25 per share. The members of the special committee directed Wolf Block and Lazard Freres to continue to negotiate the terms of the merger agreement, including the terms of Fox Paine's financing commitments. The special committee emphasized to its advisors the importance of a fully financed proposal which, in the committee's view, should include bridge financing and have as few contingencies as reasonably practicable.



     From June 10, 1999 through June 13, 1999, Lazard Freres and Wolf Block continued to negotiate a merger agreement with Fox Paine and its representatives, including price, financing terms, termination fees and terms of the non-solicitation provisions.



     On June 13, 1999, the special committee held a meeting with its financial and legal advisors to consider the form of merger agreement and related terms which had been negotiated with Fox Paine. At this meeting, Wolf Block reviewed with the special committee the terms and conditions of the proposed merger agreement and Fox Paine's financing commitments, as well as other legal issues relating to the proposed merger. Lazard Freres made a detailed financial presentation and delivered to the special committee its opinion that, as of June 13, 1999, the $26 per share cash merger consideration was fair, from a financial point of view, to Maxxim's public shareholders (other than the Continuing Shareholders).



     The members of the special committee discussed the terms of the proposed merger agreement in detail and concluded, based upon the negotiations to date (including statements by Fox Paine that it would not pay more than $26 per share), that the $26 per share price was the highest price that Fox Paine would be willing to pay, the terms of the "no-solicitation" covenant permitted Maxxim to negotiate with a party who made an unsolicited proposal for a competing acquisition transaction under acceptable circumstances, and Fox Paine's financing commitments were sufficiently firm. The special committee also reviewed the terms and effects of the voting agreements and the investor participation agreement and considered the participation of the Continuing Shareholders in the proposed merger generally. After considerable discussion, the special committee unanimously determined that the terms of the merger are advisable, fair to and in the best interests of Maxxim's public shareholders (other than the Continuing Shareholders), recommended that the Maxxim board approve the merger agreement and the transactions contemplated thereby and determined that the Maxxim board should recommend that the shareholders of Maxxim approve the merger agreement.



     The special committee meeting was followed immediately by a meeting of the full Maxxim board to consider the merger agreement. The special committee, with its legal and financial advisors participating, reported to the Maxxim board on its review of the merger agreement and the related financing commitments and the special committee's recommendation of the proposed transaction as advisable, fair to and in the best interests of Maxxim's public shareholders (other than the Continuing Shareholders). Wolf Block and Lazard Freres repeated their presentations, and Lazard Freres delivered its opinion to the Maxxim board that, as of June 13, 1999, the $26 per share cash merger consideration was fair, from a financial point of view, to Maxxim's public shareholders (other than the Continuing Shareholders). After receiving the recommendation of the special committee, the Maxxim board unanimously determined that the terms of the merger agreement are advisable, fair to and in the best interests of the shareholders of Maxxim (other than the Continuing Shareholders), approved the merger agreement and the transactions contemplated thereby and recommended that Maxxim's shareholders approve the merger agreement. Following the meeting of the Maxxim board, Fox

Paine Maxxim and Maxxim executed the merger agreement, and Fox Paine Maxxim and the Continuing Shareholders executed the investor participation agreement and the voting agreements.


     Subsequent to the public announcement of the merger agreement, none of the parties which previously had submitted an indication of interest, including the party that indicated an interest in a potential bid as high as $27.50, has contacted Maxxim or Lazard Freres in connection with a possible transaction involving Maxxim.


CERTAIN PROJECTIONS


     Maxxim does not as a matter of course make public projections as to its future performance or earnings. However, in connection with the discussions concerning the proposed merger, Maxxim furnished to Fox Paine, and in connection with the Maxxim board's solicitation of indications of interest in May of 1999, Maxxim furnished to certain interested parties, projections as to Maxxim's future financial performance.



     The distributed projections included projections of revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and net income for Maxxim on a consolidated basis of $740.4 million, $118.2 million and $30.9 million, respectively, in fiscal year 2000; $775.0 million, $123.5 million and $36.5 million, respectively, in fiscal year 2001; $811.3 million, $128.9 million and $41.3 million, respectively, in fiscal year 2002; and $849.3 million, $134.6 million and $46.5 million, respectively, in fiscal year 2003. Maxxim had also provided pro forma forecasts of revenues, EBITDA and net income for fiscal year 1999, which it lowered since signing the merger agreement to $655.6 million, $101.0 million, and $21.8 million, respectively, based on Maxxim's fiscal year to date performance through August 1, 1999. In late 1998, in connection with Maxxim's acquisition of Circon, Maxxim and its financial advisors had prepared certain other projections of Maxxim's future financial performance, which were shared with Fox Paine. These projections, which were later updated to the distributed projections described above, indicated revenues, EBITDA and net income that were 4.4% to 5.4%, 0.6% to 1.6% and 0.3% to 2.6% higher, respectively, than indicated in the distributed projections for the 2000 -- 2003 period.


     When results for the second quarter of fiscal 1999 became available during the first week of June, before the execution of the merger agreement, based on those results Maxxim lowered its revenue projections for the 2000 -- 2003 period by approximately .9% for each year, its EBITDA projections for the 2000 -- 2003 period by between 3.4% and 3.6% per year and its net earnings projections for the 2000 -- 2003 period by between 3.6% and 8.5% per year, in each case from the distributed projections.

     During the course of its evaluation of the proposed transaction, Fox Paine indicated to Maxxim and its management that in developing its own projections, Fox Paine assumed that revenues would be .8% to 1.1% lower than indicated in the distributed projections for each year in the 2000 -- 2003 period, and that EBITDA would be 2.1% to 3.1% higher each year than indicated in the distributed projections for each year in the 2000 -- 2003 period.


     Important Information About the Projections. The projections referred to above were not prepared with a view to public disclosure, and are included in this proxy statement only because such information was made available to Fox Paine and to certain interested parties. The projections were not prepared with a view to compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Neither Maxxim's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the projections. While presented with numeric specificity, the projections reflect numerous assumptions made by Maxxim's management with respect to industry performance, general business, economic, market and financial conditions and other matters, including assumed interest expense and effective tax rates consistent with historical levels for Maxxim, all of which are difficult to predict, many of which are beyond Maxxim's control and none of which were subject to approval by Fox Paine or any of the interested parties who received them. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that Maxxim, any recipient of the projections, or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Except to the extent required under the federal securities laws, Maxxim does not intend to make publicly available any update or other revisions to the projections to reflect circumstances existing after the date of the preparation of the forecasts. See "Cautionary Statement Concerning Forward-Looking Information."


RECOMMENDATION OF THE SPECIAL COMMITTEE AND OF THE FULL MAXXIM BOARD; FAIRNESS OF THE MERGER

  Recommendation of the Special Committee and the Full Maxxim Board

     The special committee has unanimously recommended that the Maxxim board approve the merger agreement and the transactions contemplated thereby. Both the special committee and the full Maxxim board have unanimously determined that the terms of the merger are advisable, fair to and in the best interests of Maxxim's public shareholders (other than the Continuing Shareholders) and determined that the Maxxim board should recommend that the Maxxim shareholders approve the merger agreement.

     In recommending approval of the merger agreement, the special committee considered a number of factors, including:


     - The results of operations, financial condition, assets, liabilities, business strategy and prospects of Maxxim and the nature of the industry in which Maxxim competes. The members of the special committee also held discussions with members of Maxxim's management regarding its business, conditions and prospects and reviewed the projections discussed above. Based upon its consideration of the operations and prospects of Maxxim, the special committee concluded that it might take a considerable period of time before the trading price of Maxxim shares would equal the $26 per share offered, if ever. The special committee believes that these conclusions based upon its analysis of the financial condition and prospects of Maxxim supported the special committee's fairness determination.



     - The opinion of Lazard Freres, dated June 13, 1999, that, as of that date, the $26 per share cash consideration to be paid in the merger is fair from a financial point of view to Maxxim's public shareholders (other than the Continuing Shareholders). The special committee also considered Lazard Freres' presentation to the special committee and the results of its solicitation of indications of interest. The special committee expressly adopted the conclusions of Lazard Freres in its determination that the merger is fair to Maxxim's public shareholders (other than the Continuing Shareholders). In its review of the analyses performed by Lazard Freres, the special committee did not weigh each of the separate analyses prepared by Lazard Freres separately, but rather considered them taken as a whole. The special committee believes that the Lazard Freres' oral presentation and its oral and written opinion supported the special committee's fairness determination.



     - The relationship of the $26 per share cash consideration to the current market price and the market prices for Maxxim common stock during the previous three years. The special committee considered the fact that the common stock had traded at prices as high as $30 5/8 per share and as low as $12 5/8 per share during the three year period prior to the public announcement of the merger agreement. The special committee also considered the fact that the $26 per share cash consideration represents a premium of approximately 30.8% over the per share closing price of Maxxim shares on June 11, 1999, the last trading day prior to the public announcement of the merger agreement. In addition, the special committee considered the fact that the volume weighted average trading prices of the Maxxim shares over the 30, 60, 90, 180, 270 and 360 days prior to the public announcement of the merger agreement were $16.37, $16.60, $16.90, $20.12, $21.06 and $21.98, respectively. (The volume weighted average trading price of the Maxxim shares over the three-year period prior to the public announcement of the merger agreement was $21.27). The special committee did not consider as significant the premium (36.1%) by which the $26 per share cash consideration exceeded Maxxim's book value per share of $19.11 at May 2, 1999, and the special committee did not attempt to assess the liquidation value of Maxxim, since, based on the special committee's familiarity with Maxxim's business, the special committee did not believe that these would yield the type of premium that was proposed by the $26 proposal to purchase Maxxim as a going concern. The special committee believes that the significant premium which the $26 per share cash consideration offers to recent trading prices of the shares, coupled with the special committee's conclusion as discussed above that it might take a considerable period of time before the trading price of Maxxim's shares would equal the $26 per share offered, if ever, supported the special committee's fairness determination.


     - The fact that Lazard Freres, in its solicitation of indications of interest, did not receive any indication of interest from any strategic buyer that had an interest in acquiring all of Maxxim. Since strategic buyers often are able to offer a higher price for a company than a financial buyer due to synergies or other strategic benefits, the special committee believes that the absence of such a strategic buyer supported the special committee's fairness determination.



     - The special committee's belief that the risk and disruption to Maxxim and its operations due to the process involved with a sale of its parts was greater than the potential benefit, if any, to its shareholders. In its consideration of this factor, the special committee considered that interest in the various parts of Maxxim was limited, and that the disruption caused by any effort to sell off parts of Maxxim could have had a negative effect on the value of the other parts or of Maxxim as a whole. The special committee believed that the decision to seek a sale of Maxxim only as a whole enabled Maxxim to obtain a premium for the public shareholders without bearing the risks and uncertainties that could accompany a sale of the parts.



     - The special committee's belief that it was in the best interests of Maxxim and its shareholders to enter into a transaction that could be consummated rapidly, thus exposing Maxxim to minimal market and business risk, and that, in comparison with the parties from whom indications of interest were received, Fox Paine and its financing sources were in a position to complete a transaction in a rapid time frame. The special committee believes that these factors supported the special committee's fairness determination.



     - The statements of representatives of Fox Paine that Fox Paine would not participate in an auction of Maxxim. The special committee believed that the inability to conduct an auction in which Fox Paine would participate to have both positive and negative implications for its fairness determination. The negative implication was that if Fox Paine had been willing to participate in an auction, Maxxim might have had an opportunity to receive a higher bid. However, the special committee believed that the fact that Lazard Freres, in its solicitation of indications of interest, did not receive any indication of interest from any strategic buyer with an interest in acquiring all of Maxxim mitigated, in part, this negative factor. The positive implication was that Fox Paine had indicated that it was prepared to pay $26 per share and could complete the transaction in a short time frame, while not precluding Maxxim from responding to proposals for superior transactions that might arise even after a merger agreement had been signed.



     - The fact that approval of the merger agreement requires the affirmative vote of a majority of the outstanding Maxxim shares entitled to vote thereon and that, under Texas law, Maxxim shareholders have the right to an appraisal of the value of their shares in connection with the merger. The special committee considered this to be a positive factor in its determination that the merger is fair to the public shareholders (other than the Continuing Shareholders). The special committee considered the fact that the obligation of Maxxim to consummate the merger is not conditioned upon the favorable vote of a majority of the public shareholders (other than the Continuing Shareholders). The special committee believed this to be a negative factor in its fairness determination but felt this was mitigated by the fact that the Continuing Shareholders owned, in the aggregate, only approximately 8% of the outstanding Maxxim shares. The special committee is aware that, in connection with the settlement of certain litigation relating to the merger agreement, Fox Paine Maxxim and the Continuing Shareholders have amended their voting agreements to provide that the Continuing Shareholders will vote their shares of Maxxim common stock for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposals. In view of this amendment, approval of the merger agreement is effectively conditioned upon the affirmative vote of a majority of the public shareholders of Maxxim (other than the

       Continuing Shareholders) voting on the proposal. The special committee believes that this factor supports its fairness determination.


     - The fact that the consideration to be received in the merger is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by Maxxim's public shareholders. The special committee believes that this factor supported the special committee's fairness determination.

     - The likelihood of the completion of the merger in light of the fact that commitments have been received by Fox Paine Maxxim and Fox Paine Circon for the funds necessary to complete the merger transactions. The special committee believes that this factor supported the special committee's fairness determination.

     - The arm's-length negotiations between the special committee and Fox Paine and their respective representatives, including that the negotiations resulted in:

        -- an increase in the per share cash price to be received by Maxxim's public shareholders;

        -- a reduction in the termination fee payable by Maxxim in the event the merger agreement is terminated as a result of a competing transaction;

        -- a limitation in the number of events resulting in the payment of the termination fee or reimbursement of Fox Paine Maxxim's expenses;


        -- Maxxim having the right to engage in negotiations with, and supply information to, a person who makes an unsolicited proposal for a competing acquisition transaction that could reasonably be expected to lead to a superior transaction (see page 56 under "The
           Merger -- Prohibition Against Solicitation of Competing Transactions"); and


        -- significant changes in the financing commitments to limit the nature of the conditions to such financing and to eliminate the liability of Maxxim with respect to such financing if the merger is not completed.


     - In view of the fact that these factors significantly benefited the public shareholders and ensured that the Maxxim board could consider a proposal for a superior transaction without a breach of the merger agreement following its execution, the special committee believes that these factors supported the special committee's fairness determination.



     - The nature of the financing commitments received by Fox Paine with respect to the merger, including the identity of the institutions providing such commitments, their knowledge of Maxxim and their proven experience in consummating transactions such as the merger and the conditions to the obligations of such institutions to fund such commitment, as well as the fact that completion of the merger will not be dependent on the ability of Fox Paine, Fox Paine Maxxim or Fox Paine Circon to raise funds through the high yield debt or other securities markets and the special committee's belief as to the strength of the financing commitments. The special committee believes that these factors supported the special committee's fairness determination.



     - The terms and effects of the voting agreements and the investor participation agreement described on pages 35 through 41 under "-- Interests of Certain Persons in the Merger," and the participation of the Continuing Shareholders in the proposed merger generally. The special committee considered these potential conflicts of interest but believed that such conflicts were mitigated by the establishment of the special committee to make an independent determination as to the fairness of the merger and to negotiate the terms of the merger agreement with representatives of Fox Paine.


     The foregoing discussion of the information and factors considered by the special committee includes all of the material factors considered by the special committee in reaching its conclusions and recommendations but is not meant to be exhaustive. In view of the variety of factors considered in its reaching its determination, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusions and recommendations. In addition, individual members of the special committee may have given different weights to different factors.

     The Maxxim board consists of seven directors, a majority of whom served on the special committee. At the June 13, 1999 meeting of the Maxxim board, the special committee, with its legal and financial advisors participating, reported to the other members of the Maxxim board on its review of the merger agreement and the related financing commitments and the factors taken into account by the special committee in reaching its determination that the proposed transaction is advisable, fair to and in the best interests of Maxxim's public shareholders (other than the Continuing Shareholders). Accordingly, the same factors considered by the special committee were taken into account by the Maxxim board. In addition, the Maxxim board considered the conclusions and recommendations of the special committee and believes that these factors supported the Maxxim board's fairness determination. Furthermore, the Maxxim board considered the fact that the $26 per share cash consideration and the terms and conditions of the merger agreement were the result of arm's-length negotiations among the special committee and Fox Paine and their respective advisors. The Maxxim board believes that this factor supports the Maxxim board's fairness determination.


  Fairness of the Merger

     The Maxxim board, including the members of the special committee, also believes that the merger is procedurally fair because, among other things:


     - The special committee consisted of four non-employee, independent directors appointed to represent the interests of Maxxim's public shareholders.



     - The members of the special committee are not Continuing Shareholders.



     - The special committee retained and received advice from independent financial advisors and legal counsel.



     - The $26 per share cash consideration and the other terms and conditions of the merger agreement resulted from active arm's-length bargaining between the special committee and its representatives, on the one hand, and Fox Paine and its representatives, on the other hand.



     It follows from each of the foregoing factors that neither the members of the special committee nor the special committee's advisors, who are the parties that negotiated the terms and conditions of the merger agreement with Fox Paine, had a financial interest in the merger that could present them with actual or potential conflicts of interest. The Maxxim board believes that each of these factors supported its fairness determination.



     The special committee, through its advisors, solicited indications of interest from potential interested parties unaffiliated with Maxxim and none of the indications of interest received from the unaffiliated parties approached provided the combination of price and degree of certainty that Maxxim believed could be achieved with Fox Paine. As discussed above, the Maxxim board believes this factor supported its fairness determination.



     Under Texas law and Maxxim's articles of incorporation, a plan of merger requires the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon in order to be adopted. Further, pursuant to the amended voting agreements between Fox Paine Maxxim and the Continuing Shareholders, the Continuing Shareholders will vote their shares of Maxxim common stock for and against the approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal, effectively conditioning approval of the merger agreement on the affirmative vote of a majority of the public shareholders (other than the Continuing Shareholders) voting on the proposal. As discussed above, the Maxxim board believes this factor supports its fairness determination.



     The members of the Maxxim board, including the members of the special committee, evaluated Fox Paine's proposal and the merger in light of their knowledge of the business, financial condition and prospects of Maxxim, and based upon the advice of financial and legal advisors to the special committee. In light of the number and variety of factors that the Maxxim board considered in connection with their evaluation of the merger, the Maxxim board did not find it practicable to assign relative weight to any of the foregoing factors.

OPINION OF LAZARD FRERES & CO. LLC



     Under a letter agreement, dated April 19, 1999, and amended June 11, 1999, the special committee appointed by the Maxxim board retained Lazard Freres & Co. LLC to act as its financial advisor for the merger. As part of this engagement, the special committee requested that Lazard Freres evaluate the fairness, from a financial point of view, of the price to be paid in the merger to the public shareholders of Maxxim, which was determined on the basis of arm's-length negotiations between the special committee and Fox Paine. On June 13, 1999, Lazard Freres delivered to the special committee and the board of directors its oral opinion that, as of that date, the $26.00 per share cash consideration was fair from a financial point of view to Maxxim's public shareholders (other than the Continuing Shareholders). Lazard Freres later confirmed its oral opinion by delivering a written opinion dated June 13, 1999, which stated the considerations and assumptions upon which its opinion was based.



     THE FULL TEXT OF THE OPINION DATED JUNE 13, 1999, WHICH EXPLAINS THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY LAZARD FRERES IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. LAZARD FRERES' WRITTEN OPINION IS DIRECTED TO THE MAXXIM BOARD AND ONLY ADDRESSES THE FAIRNESS OF THE $26.00 PER SHARE AMOUNT FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION. LAZARD FRERES' WRITTEN OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MAXXIM SHAREHOLDER AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE FOLLOWING IS ONLY A SUMMARY OF THE LAZARD FRERES OPINION. SHAREHOLDERS ARE URGED TO READ THE ENTIRE OPINION.



     In arriving at its opinion, Lazard Freres, among other things:


     - reviewed the financial terms and conditions of the draft merger agreement, dated June 10, 1999;

     - analyzed historical business and financial information relating to Maxxim;


     - reviewed financial forecasts referred to on page 20 under "-- Certain Projections" and other data provided to Lazard Freres relating to Maxxim;


     - held discussions with members of Maxxim's senior management regarding the businesses, prospects and strategic objectives of Maxxim;


     - reviewed public information of other companies in lines of businesses that Lazard Freres believed were generally comparable to the business of Maxxim;



     - reviewed the financial terms of business combinations involving companies in lines of businesses that Lazard Freres believed were generally comparable to the business of Maxxim;


     - reviewed the historical stock prices and trading volumes of Maxxim common stock; and


     - conducted other financial studies, analyses and investigations that Lazard Freres believed were appropriate.



     Lazard Freres assumed and relied upon, without independent verification, the accuracy and completeness of all information publicly available or reviewed by or discussed with Lazard Freres. Lazard Freres did not independently value or appraise the assets or liabilities of Maxxim and did not assume any responsibility for matters concerning the solvency of or issues relating to solvency concerning Maxxim. Lazard Freres also relied upon the advice of management of Maxxim that the financial forecasts and other information that were provided to or discussed with Lazard Freres were reasonably prepared based on the best currently available estimates and judgments of Maxxim management as to the future financial performance of Maxxim.



     Lazard Freres also assumed, with Maxxim's consent, that the merger would be completed according to the terms of the merger agreement, without waiver of any condition contained in that agreement, and that the merger will be accounted for as a recapitalization. In addition, Lazard Freres assumed (1) obtaining the necessary regulatory approvals for the merger will not have an adverse effect on Maxxim and (2) there were no material changes to the merger agreement as executed from the draft reviewed by Lazard Freres.

     The following is a brief summary of the material financial analyses performed by Lazard Freres in preparing its opinion:



     Comparable Publicly Traded Companies Analysis.



     Lazard Freres reviewed and compared the actual and estimated financial, operating and stock market information of certain companies in lines of business believed to be generally comparable to those of Maxxim in the health care industry. These companies included Arrow International, Inc., CONMED Corp., Dexter Corp., Mentor Corp., Owens & Minor, Inc. and Safeskin Corp.



     Specifically, Lazard Freres analyzed the respective multiples of the enterprise value of these companies to their earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes for the last twelve months and for projected fiscal years 1999 and 2000, and multiples of the equity value of these companies to their net income for the last twelve months and for projected fiscal years 1999 and 2000. Their analysis indicated the following:


                              MULTIPLES OF EBITDA

                                                            HIGH   LOW   MEDIAN   MAXXIM
                                                            ----   ---   ------   ------
2000E.....................................................   8.3x  5.2x     6.6x    6.6x
                                                            ----   ---   ------   ------
1999E.....................................................   8.8x  6.2x     7.4x    7.1x
                                                            ----   ---   ------   ------
Last Twelve Months........................................  10.0x  6.0x     9.0x    7.8x
                                                            ----   ---   ------   ------

                               MULTIPLES OF EBIT

                                                           HIGH    LOW    MEDIAN   MAXXIM
                                                           -----   ----   ------   ------
2000E....................................................   10.7x   6.3x    8.0x     9.4x
                                                           -----   ----   -----    -----
1999E....................................................   11.6x   7.6x    9.0x    10.4x
                                                           -----   ----   -----    -----
Last Twelve Months.......................................   14.8x   8.5x   11.9x    11.2x
                                                           -----   ----   -----    -----

                            MULTIPLES OF NET INCOME

                                                            HIGH   LOW    MEDIAN   MAXXIM
                                                            ----   ----   ------   ------
2000E.....................................................  15.0x  10.8x   11.7x    13.0x
                                                            ----   ----    ----     ----
1999E.....................................................  18.0x  12.8x   15.3x    16.2x
                                                            ----   ----    ----     ----
Last Twelve Months........................................  19.8x  14.0x   15.7x    21.2x
                                                            ----   ----    ----     ----


Lazard Freres then derived a range of implied per share equity values for Maxxim by applying the multiples of the comparable companies listed above to corresponding data for Maxxim prepared by Maxxim's management. Lazard Freres then narrowed those ranges by focusing on the medians of the high and low implied per share equity value ranges, which Lazard Freres determined was an appropriate measure for this analysis. The resulting implied per share equity value range was $17.45 to $33.16. As the per share merger consideration of $26.00 fell within this range, Lazard Freres concluded that this analysis supported its fairness determination.


     Selected Precedent Transaction Analysis.


     Lazard Freres reviewed selected publicly available financial and stock market information of 15 transactions involving the acquisition of medical supply and device companies with a product mix, growth and margin characteristics comparable to those of Maxxim, including: The Carlyle Group/EMPI Inc. (1999), Chase Capital/Donjoy (1999), Kimberly-Clark Corp./Ballard Medical Products (1999), Maxxim Medical, Inc./Circon Corp. (1998), Cardinal Health Inc./Allegiance Corp. (1998), Maxxim Medical, Inc./Winfield Medical, Inc.
(1998), Freeman Spogli & Co./Hudson Respiratory Care, Inc. (1998), Tyco International Ltd./Sherwood-Davis & Geck (1997), Conmed Corp./Linvatec Corp.
(1997), Kimberly-Clark Corp./Tecnol Medical Products, Inc.(1997), Fremont Partners/Kinetic Concepts, Inc. (1997), McKesson Corp./General Medical, Inc.
(1997), Maxxim Medical, Inc./Sterile Concepts Holdings, Inc. (1996),

Maxxim Medical, Inc./Medical Glove Division of Becton Dickinson (1995), and Tyco International Ltd./Kendall International, Inc. (1994).


     Specifically, Lazard Freres analyzed the respective multiples of the transaction values for these transactions to the last twelve months' earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes for the seller in these transactions, and multiples of the equity value for these transactions to the last twelve months' net income for the seller in these transactions. Lazard Freres' analysis indicated the following:


                        PRECEDENT TRANSACTION MULTIPLES

                                                          HIGH     LOW    MEDIAN   MAXXIM
                                                          -----   -----   ------   ------
Last Twelve Months' EBITDA..............................   10.7x    7.2x    9.2x     7.8x
                                                          -----   -----   -----    -----
Last Twelve Months' EBIT................................   14.6x    8.6x   11.0x    11.2x
                                                          -----   -----   -----    -----
Last Twelve Months' Net Income..........................   25.3x   14.4x   18.2x    21.2x
                                                          -----   -----   -----    -----


Lazard Freres then derived a range of implied per share equity values for Maxxim by applying the multiples from the precedent transactions listed above to corresponding data for Maxxim prepared by Maxxim's management. Lazard Freres then narrowed those ranges by focusing on the medians of the high and low implied per share equity value ranges, which Lazard Freres determined was an appropriate measure for this analysis. The resulting implied per share equity value range was $18.02 to $42.03. As the per share merger consideration of $26 fell within this range, Lazard Freres concluded that this analysis supported its fairness determination.


     Premiums Paid Analysis.


     Lazard Freres reviewed the publicly available information concerning premiums paid in eight of the selected transactions listed above, in seven selected healthcare leveraged buyout transactions and in 12 selected leveraged buyout transactions since 1998. Lazard Freres analyzed the information on these transactions using two criteria. The first criteria was the purchase price as a percentage of the 52-week high trading price and the second was the purchase price as a percentage premium to the one-month-prior trading price. Based on Maxxim's 52-week high trading price of $30.63, the implied equity value per share ranged from $24.02 to $34.76. Based on Maxxim's one-month-prior trading price of $16.00, the implied equity value per share ranged from $17.38 to $26.79. As the per share merger consideration of $26 fell within these ranges, Lazard Freres concluded that this analysis supported its fairness determination.


     Discounted Cash Flow Analysis.


     Lazard Freres performed a discounted cash flow analysis of the projected free cash flow of Maxxim for the fiscal years ended October 31, 1999, through November 2, 2003, based on projections provided to Lazard Freres by management of Maxxim. A discounted cash flow analysis is generally used to ascribe a present value to an anticipated future stream of cash flow, based upon assumptions relating to, among other things, prevailing market conditions, including costs of capital. As part of its analysis, Lazard Freres assumed, among other things, discount rates of 10%-12%, based on a comparable company weighted average cost of capital of 11%, and terminal multiples of earnings before interest, taxes, depreciation or amortization of 6.5x to 8.5x. Using the same discount rate range, Lazard Freres also analyzed the effects of perpetual growth of Maxxim's unlevered free cash flow, based on perpetual growth rates of 3%-5%. The following sets forth the results of Lazard Freres' analysis:


                         DISCOUNTED CASH FLOW ANALYSIS

                                                    RANGE     DISCOUNT RATE   EQUITY VALUE
                                                  ---------   -------------   -------------
Terminal Value..................................  6.5x-8.5x      10%-12%      $24.07-$35.15
                                                  ---------      -------      -------------
Perpetual Growth................................      3%-5%      10%-12%      $22.73-$35.17
                                                  ---------      -------      -------------

As the per share merger consideration of $26 fell within both ranges, Lazard Freres concluded that this analysis supported its fairness determination.


     Leveraged Buyout Analysis.


     Lazard Freres prepared an analysis as to the consideration a leveraged buyout purchaser might be willing to pay to acquire Maxxim. This analysis was based upon the then-current economic market conditions and projections provided by management of Maxxim. Lazard Freres assumed a capital structure and a financing rate scenario consistent with the financing commitments under the proposed capital structure. Assuming internal rates of return to equity investors of approximately 24% to 30%, the per share consideration a leveraged buyout purchaser might be willing to pay for Maxxim ranged from approximately $23 to $26. As the per share merger consideration of $26 is at the top of this range, Lazard Freres concluded that this analysis supported its fairness determination.


     Leveraged Buyout Transactions Comparables.


     Lazard Freres reviewed selected publicly available financial and stock market information of 11 selected leveraged buyout transactions involving the acquisition of comparable companies in the healthcare industry with growth and margin characteristics determined to be comparable to those of Maxxim, including: The Carlyle Group/EMPI Inc. (1999), Chase Capital/Donjoy (1999), Welsh, Carson, Anderson, Stowe et. al./ Concentra Managed Care (1999), Welsh, Carson, Anderson, Stowe et. al./MedCath (1998), Madison Dearborn Partners et. al./Team Health Group (1999), Freeman Spogli & Co./Management Hudson Respiratory Corp. Inc. (1998), Bruckmann Rosser Sherrill & Co./MEDIQ Inc. (1998), Thomas H. Lee Co./ Fisher Scientific International, Inc. (1997), Fremont Partners et. al./Kinetic Concepts, Inc. (1997), Apollo Management L.P./SMT Health Services Inc. (1997), and River Medical Acquisition Corp. (DLJ)/Ivac Corporation (Eli Lilly) (1994).



     Specifically, Lazard Freres analyzed the respective multiples of the transaction values for these transactions to the last twelve months' earnings before interest, taxes, depreciation and amortization and earnings before interest and taxes for the seller in these transactions, and multiples of the equity value for these transactions to the last twelve months' net income for the seller in these transactions. Lazard Freres' analysis indicated the following:


                     LEVERAGED BUYOUT TRANSACTION MULTIPLES

                                                               HIGH   LOW    MEDIAN   MAXXIM
                                                               ----   ----   ------   ------
Last Twelve Months' EBITDA..................................    9.5x   7.2x    8.6x     7.8x
                                                               ----   ----    ----     ----
Last Twelve Months' EBIT....................................   13.5x   8.6x   11.8x    11.2x
                                                               ----   ----    ----     ----
Last Twelve Months' Net Income..............................   23.4x  14.4x   18.7x    21.2x
                                                               ----   ----    ----     ----


     Lazard Freres then derived a range of implied per share equity values for Maxxim by applying the multiples from the leveraged buyout transactions listed above to corresponding data for Maxxim prepared by management. Lazard Freres then narrowed those ranges by focusing on the medians of the high and low implied per share equity value ranges, which Lazard Freres determined was an appropriate measure for this analysis. The resulting implied per share equity value range was $18.02 to $36.81. As the per share merger consideration of $26 fell within this range, Lazard Freres concluded that this analysis supported its fairness determination.



     Lazard Freres performed a variety of financial and comparative analyses solely for the purpose of providing its opinion to the Maxxim board that the $26 per share amount is fair from a financial point of view. The summary of these analyses is not a complete description of the analyses performed by Lazard Freres. Preparing a fairness opinion is a complex analytic process and is not readily susceptible to partial analysis or summary description. Lazard Freres believes that its analyses must be considered as a whole. Selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses and its opinion.

     In its analyses, Lazard Freres made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Maxxim. The estimates contained in these analyses and the valuation ranges resulting from any particular analysis do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than those suggested by these analyses. In addition, analyses relating to the value of the businesses are not appraisals and do not reflect the prices at which the businesses may actually be sold or the prices at which their securities may trade. As a result, these analyses and estimates are inherently subject to substantial uncertainty.



     Lazard Freres' opinion and financial analyses were not the only factors considered by the Maxxim board in its evaluation of the merger and should not be viewed as determinative of the views of the Maxxim board or Maxxim's management. Lazard Freres has consented to the inclusion of and references to its opinion in this proxy statement.



     Under the terms of Lazard Freres' engagement, Maxxim has agreed to pay Lazard Freres an advisory fee of $4.5 million, which the special committee believes is reasonable for the services provided in connection with the merger. A substantial portion of this fee will not be paid unless and until the merger is completed. Maxxim has agreed to reimburse Lazard Freres for travel and other out-of-pocket expenses incurred in performing its services, including the fees and expenses of its legal counsel, and to indemnify Lazard Freres and related persons against liabilities, including liabilities under the federal securities laws, arising out of Lazard Freres' engagement.



     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for real estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the special committee because of its expertise and its reputation in investment banking and mergers and acquisitions.


FOX PAINE'S AND THE CONTINUING SHAREHOLDERS' REASONS FOR THE MERGER


     The Continuing Shareholders' purpose in engaging in the merger is to retain an investment in each of Maxxim and Circon as private companies and for the Management Investors to continue as executive management of both companies. The Continuing Shareholders believe that as private companies Maxxim and Circon will have a greater operating flexibility to focus on enhancing value by emphasizing growth (both internally and through acquisitions) and operating cash flow without the constraint of the public market's emphasis on quarterly earnings. The Continuing Shareholders believe that the public markets tend to focus on quarterly earnings reports, while the owners of private companies are less sensitive to quarter-to-quarter results and are able to focus more on long term strategies. While the Continuing Shareholders believe that there will be significant opportunities associated with their continued participation in Maxxim and Circon, there are also substantial risks that such opportunities may not be realized. Such risks include risks associated with holding equity of privately held companies as opposed to public companies (which translates into a lack of liquidity in the investment), risks associated with the level of debt of each of Maxxim and Circon following the transactions (which is being increased and will require that a significant portion of the cash generated by Maxxim and Circon in the future be used to pay for principal and interest, decreasing the cash available to operate their businesses) and risks associated with the operations of these businesses (which operate in very competitive environments). While the other shareholders will receive a significant premium in cash over the pre-announcement market price of their Maxxim shares, the value of the Continuing Shareholders' ongoing investment remains at risk and may decrease, or be lost in whole in the future, especially in light of the risks discussed above.



     The Continuing Shareholders regard the merger as an attractive investment opportunity because they believe that the substantial increase in the debt to equity ratio of each of Maxxim and Circon after the merger, although importing greater investment risks, will create the potential for increased investment returns and for the further reasons discussed below.

     Fox Paine's reason and purpose for engaging in the merger is to enable Fox Paine to make an investment in, and obtain a controlling interest in Maxxim and Circon and to enable existing Maxxim shareholders (other than the Continuing Shareholders) to realize a premium on their Maxxim shares. Fox Paine Maxxim was formed by Fox Paine for the purposes of engaging in the merger and the other transactions described in this proxy statement. Fox Paine Maxxim elected to proceed with the merger for the same purposes that motivated Fox Paine.


     The acquisition of Maxxim has been structured as a merger with Maxxim continuing as the surviving corporation and the Continuing Shareholders retaining an interest in Maxxim in order to (1) effect a recapitalization of Maxxim for accounting purposes and (2) preserve the corporate identity of Maxxim and its existing contractual arrangements with third parties.



     Following completion of the merger, and as described in this proxy statement, Maxxim and Circon will be separately financed companies under common ownership. Fox Paine and the Continuing Shareholders presently intend that the businesses of Maxxim and Circon will be conducted substantially as they have been conducted historically. Fox Paine and the Continuing Shareholders are continuing to evaluate each of Maxxim's and Circon's business, assets, practices, operations, properties, corporate structure, capitalization and personnel and will seek to cause changes as they deem appropriate. Fox Paine has no present intention to dispose of its equity investment in Maxxim or Fox Paine Circon or to cause either Maxxim or Circon to engage in a significant business combination. Maxxim and Circon each intend to pursue potential acquisitions it considers appropriate at any time they become available.


     Fox Paine and the Continuing Shareholders have chosen to engage in the merger because they believe both Maxxim and Circon are leaders in their industries, with strengths that Fox Paine and the Continuing Shareholders believe will provide a foundation to further enhance growth, profitability and their respective industry positions.


     Maxxim sells approximately 23,000 products to approximately 7,000 customers through its worldwide sales force of approximately 156 representatives. Maxxim believes that it is the second leading supplier of sterile custom procedure trays in the United States, with, according to industry sources, approximately 29% of sales of such products in 1998, and the leading supplier of non-latex medical examination gloves to acute care facilities in the United States, with approximately 35% of sales of such products for the three months ended March 31, 1999. Maxxim's worldwide sales of sterile custom procedure trays and gloves for medical examination and surgery represented approximately 77.6% of its total net sales (without Circon) for the twelve months ended August 1, 1999. Maxxim believes its leading sales positions result from Maxxim's strong reputation for high-quality products, nationwide service and distribution capabilities, broad product offerings, sophisticated supply-management systems and superior customer service, all of which, Maxxim believes, make doing business with Maxxim attractive to the buying groups that negotiate major supply arrangements for specialty medical products such as Maxxim's, the buying group-member hospitals and surgery centers that purchase and use such products under buying group master contracts, and independent hospitals and surgery centers. Buying groups are groups of hospitals and surgery centers that coordinate their purchasing and supply requirements on a regional or national basis in order to obtain price concessions and contain costs. Maxxim has stated that it has entered into more than 210 different supply contracts with a large number of buying groups, including six of the largest, such as Consorta, Inc., Tenet Healthcare Corporation, Premier Research Worldwide Ltd. and Novation, LLC. Maxxim has stated that, in order to enhance its relationships with its end use customers, Maxxim has created and implemented process innovations that provide significant value to its customers, including its DataStat(TM) software system (which helps customers measure efficiency and cost by tracking component use, surgery time and other data by procedure), its ValuQuote(TM) software system (which allows Maxxim's account managers to search Maxxim's component database for cost-effective components that meet the product and sequencing needs of each customer) and its EnCompass(SM) Integrated Product Packaging system (which is an innovative system that packages most of the single-use sterile and non-sterile components used in a surgical procedure together with the sterile custom procedure tray into a single modular container).

     Maxxim also believes that it has significant expertise in the manufacture of non-latex medical examination gloves and in the assembly and supply management processes that are important to the sale of sterile procedure trays. Maxxim has stated that its most technologically advanced non-latex custom gloves are manufactured using a combination of trade secrets and patented formulations and manufacturing processes that Maxxim believes provide it with technological and performance advantages over its competitors in these product areas. Maxxim has invested over $36 million since the beginning of fiscal 1998 to increase its manufacturing capacity in the expanding non-latex glove market from 2.2 billion to 3.5 billion gloves per year. Similarly, Maxxim believes that it has developed the physical and technological infrastructure -- including systems for ordering and tracking components, coordinating information received for customers, and reducing turn-around and delivery times -- that is necessary to compete effectively in the growing sterile custom procedure tray business on a nationwide basis.



     After the merger, Fox Paine and the Continuing Shareholders intend to leverage Maxxim's strengths in order to (1) increase the number of buying groups with which it does business, (2) increase the number of Maxxim's products approved by each buying group for purchase by its member hospitals and surgery centers and (3) increase the sales of approved products to the hospitals and surgery centers in each buying group. It is also expected that Maxxim will use the expertise it has gained in the U.S. to increase its penetration in the European market, which Maxxim believes is growing in response to increased demand in Europe for single-use specialty medical products that improve productivity, help contain healthcare costs and reduce the transmission of infectious disease. Because Maxxim's profitability is strongly affected by Maxxim's ability to vertically integrate the products it manufactures into its sterile custom procedure trays, it is expected that Maxxim will pursue an aggressive marketing effort designed to encourage hospitals and surgery centers to select Maxxim-manufactured products when selecting components for inclusion in sterile custom procedure trays. Maxxim has stated that for the quarter ended August 1, 1999, it manufactured approximately 15.6% (by estimated wholesale cost to third parties) of the items contained in its custom procedure trays, and Maxxim believes that it is capable of manufacturing as much as 30% of the components included in its sterile custom procedure trays. Finally, it is expected that Maxxim will seek to grow both through internal product development and by acquiring companies and products that expand or complement its existing product groups, increase vertical integration or enlarge its customer base.


     Circon -- which designs, manufactures, markets and services medical endoscopy systems used by doctors for diagnosis and minimally invasive surgery -- is a leader in its field, with strengths that Fox Paine and the Continuing Shareholders believe will provide a foundation to further enhance growth, profitability and its position in its industry. Circon believes that it has the largest direct endoscopic sales force in the U.S. of 143 sales representatives and has stated that it uses this sales force to sell approximately 6,000 products to approximately 15,000 accounts. Circon believes it is the largest United States based endoscopy company and holds the leading sales position in endoscopic systems for urology and is one of the leaders in endoscopic systems for gynecology. Circon also believes that it is among the most technologically sophisticated manufacturers in this industry, and many of its products incorporate technology developed and patented internally by Circon. Circon believes that another of its strengths is its ability to manufacture entire endoscope systems. Circon is a vertically integrated designer and manufacturer of the optics, electronics, instruments and plastics used to create the endoscope, miniature color video camera, optics, light source and fiber-optic cable that compose endoscope systems. Circon believes that its broad product line, combined with its ability to manufacture and service entire endoscopic systems gives it a competitive advantage with the hospitals, surgery centers, clinics and doctors who purchase and use these systems.

     After the merger, Fox Paine and the Continuing Shareholders intend to leverage Circon's technology, manufacturing and sales capabilities to capitalize on the trend toward minimally invasive surgery and away from open surgery. It is expected that Circon will continue to pursue its strategy of seeking to provide all of the endoscopy requirements of MIS surgeons in the primary specialties of urology, gynecology and laparoscopy. It is also expected that Circon will seek to add accessory products to these core products in order to offer products beyond the current core specialties of urology, gynecology, and laparoscopy to reach other medical specialties such as arthroscopy, colonoscopy, gastroscopy and cardiology. Circon believes that this broad product line strategy will enhance Circon's ability to satisfy its customers' needs and will position Circon to increase its business with the buying groups that are moving towards "one stop shopping" for each clinical specialty. In addition to expanding its product offering, it is expected that Circon will seek to continue to improve its manufacturing and sales efficiency in order to increase profitability.


POSITION OF THE CONTINUING SHAREHOLDERS AS TO THE FAIRNESS OF THE MERGER



     None of the Continuing Shareholders participated in the deliberations of the special committee regarding, or received advice from the special committee's financial advisor as to, the merger. Each of the Continuing Shareholders has, however, considered the analyses and findings of the special committee and the Maxxim board (described in detail under "-- Recommendation of the Special Committee and of the Full Maxxim Board; Fairness of the Merger"), as well as the opinion of Lazard Freres (described in detail under "-- Opinion of Lazard Freres & Co. LLC"), with respect to the fairness of the merger to the public shareholders of Maxxim.


     In particular, the Continuing Shareholders considered


     - The recent market prices for Maxxim shares including the fact that the $26 per share cash consideration represents



        -- a 30.8% premium over the closing price on June 11, 1999, the last trading day prior to the public announcement of the merger agreement, and



        -- a 53.8% premium over the volume weighted average trading price of the Maxxim shares over the ninety days prior to the public announcement of the merger agreement.



       The Continuing Shareholders considered this to be a positive factor in their determination that the merger is fair to the public shareholders (other than the Continuing Shareholders).



     - That the $26 per share cash consideration and the terms and conditions of the merger agreement were the result of arm's length negotiations among the special committee and Fox Paine and their respective advisers described on pages 15 through 20 under "-- Background of the Merger," which arm's length negotiations resulted in:



        -- an increase in the per share cash price to be received by Maxxim's public shareholders; a reduction in the termination fee payable by Maxxim in the event the merger agreement is terminated as a result of a competing transaction; a limitation in the number of events resulting in the payment of the termination fee or reimbursement of Fox Paine Maxxim's expenses; and



        -- Maxxim having the right to engage in negotiations with and supply information to a person who makes an unsolicited proposal for a competing acquisition transaction that could reasonably be expected to lead to a superior transaction (see page 56 under "The
           Merger -- Prohibition Against Solicitation of Competing
           Transactions").



       In view of the fact that these factors significantly benefited the public shareholders and ensured that the Maxxim board could consider a proposal for a superior transaction without a breach of the merger agreement following its execution, the Continuing Shareholders believe that these factors support their fairness determination.



     - That:



        -- the special committee consisted of four non-employee, independent directors appointed to represent the interests of Maxxim's public shareholders;



        -- none of the members of the special committee were Continuing
           Shareholders; and



        -- the special committee retained and received advice from independent financial advisors and legal counsel.



       The Continuing Shareholders believe that these factors support their fairness determination.

     - That the special committee and the full Maxxim board unanimously recommended approval of the merger agreement. The Continuing Shareholders believe that this factor supports their fairness determination.



     - That the affirmative vote of a majority of the outstanding Maxxim shares entitled to vote thereon is required to approve the merger agreement and that under Texas law Maxxim shareholders have the right to dissent from the merger and demand an appraisal of the value of their shares. The Continuing Shareholders believe this factor supports their determination of fairness.



     - The fact that, in connection with the settlement of certain litigation relating to the merger agreement, Fox Paine Maxxim and the Continuing Shareholders have amended their voting agreements to provide that the Continuing Shareholders will vote their shares of Maxxim common stock for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal. In view of this amendment, the consummation of the merger is effectively conditioned upon the affirmative vote of a majority of the public shareholders (other than the Continuing Shareholders) voting on the proposal. The Continuing Shareholders believe that this factor supports their determination of fairness.



     The Continuing Shareholders did not consider as significant the premium (36.1%) by which the $26 per share cash consideration exceeded Maxxim's book value per share of $19.11 at May 2, 1999, and the Continuing Shareholders did not attempt to assess the liquidation value of Maxxim, since, based on the Continuing Shareholders' familiarity with Maxxim's business, the Continuing Shareholders did not believe that these would yield the type of premium that was proposed by the $26 proposal to purchase Maxxim as a going concern.



     As of the date of this proxy statement, each of the Continuing Shareholders believes that the factors considered provide a reasonable basis for their belief that the merger, the merger agreement and the merger transactions are fair to and in the best interests of Maxxim's public shareholders. This belief should not be construed as a recommendation to the public shareholders of Maxxim by the Continuing Shareholders to vote to approve the merger agreement. The Continuing Shareholders (except in the case of Messrs. Davidson and Henley for their recommendation in their capacity as members of the board of directors of Maxxim) make no recommendation as to how the Maxxim public shareholders should vote their shares. The Continuing Shareholders (other than Messrs. Davidson and Henley in their capacity as members of the board of directors of Maxxim) have not undertaken any formal evaluation of the fairness of the merger to the Maxxim public shareholders, and they have not assigned specific relative weights to the factors considered by them. Each of the Continuing Shareholders has entered into a voting agreement with Fox Paine Maxxim, pursuant to which, among other things, he or she has agreed to vote all of his or her Maxxim shares for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal and against any competing transaction. See "The Special Meeting -- Voting Agreements."



POSITION OF FOX PAINE AS TO THE FAIRNESS OF THE MERGER



     Fox Paine did not participate in the deliberations of the special committee or the full Maxxim board regarding, or receive advice from Maxxim's legal or financial advisors as to, the fairness of the merger to Maxxim shareholders. As a result, Fox Paine and Fox Paine Maxxim are not in a position to specifically adopt the conclusions of the special committee or the full Maxxim board. However, based upon their own knowledge and analysis of available information regarding Maxxim, as well as discussions with members of Maxxim senior management regarding the factors considered by the special committee and the full Maxxim board discussed in this proxy statement on page 21 under "-- Recommendation of the Special Committee and of the Full Maxxim Board; Fairness of the Merger," Fox Paine and Fox Paine Maxxim also believe that the merger is fair to Maxxim shareholders (other than the Continuing Shareholders). In addition, the results of the due diligence investigation conducted by Fox Paine and its legal and financial advisors, which included discussions with members of Maxxim senior management regarding Maxxim's business, including the projections discussed on page 20 under "-- Certain Projections," visits to Maxxim's facilities and analysis of comparable companies in the industry, confirmed Fox Paine's belief that the merger is fair to Maxxim shareholders (other than the Continuing Shareholders).

     In particular, Fox Paine and Fox Paine Maxxim considered


     - The recent market prices for Maxxim shares including the fact that the $26 per share cash consideration represents



          -- a 30.8% premium over the closing price on June 11, 1999, the last trading day prior to the public announcement of the merger agreement, and



          -- a 53.8% premium over the volume weighted average trading price of the Maxxim shares over the ninety days prior to the public announcement of the merger agreement.



     Fox Paine and Fox Paine Maxxim considered this to a positive factor in their determination that the merger is fair to Maxxim shareholders (other than the Continuing Shareholders).



     - That the $26 per share cash consideration and the terms and conditions of the merger agreement were the result of arm's length negotiations among the special committee and Fox Paine and their respective advisers described on pages 15 through 20 under "-- Background of the Merger," which arm's length negotiations resulted in:



          -- an increase in the per share cash price to be received by Maxxim's public shareholders; a reduction in the termination fee payable by Maxxim in the event the merger agreement is terminated as a result of a competing transaction; a limitation in the number of events resulting in the payment of the termination fee or reimbursement of Fox Paine Maxxim's expenses; and



          -- Maxxim having the right to engage in negotiations with and supply information to a person who makes an unsolicited proposal for a competing acquisition transaction that could reasonable be expected to lead to a superior transaction (see page 56 under "The
             Merger -- Prohibition Against Solicitation of Competing Transactions").



     In view of the fact that these factors significantly benefited the public shareholders and ensured that the Maxxim board could consider a proposal for a superior transaction without a breach of the merger agreement following its execution, Fox Paine and Fox Paine Maxxim believe that these factors support their fairness determination.



     - That:



          -- the special committee consisted of four non-employee, independent directors appointed to represent the interests of Maxxim's public shareholders;



          -- none of the members of the special committee were Continuing
             Shareholders; and



          -- the special committee retained and received advice from independent financial advisors and legal counsel.



     Fox Paine and Fox Paine Maxxim believe that these factors support their fairness determination.



     - That the special committee and the full Maxxim board unanimously recommended approval of the merger agreement. Fox Paine and Fox Paine Maxxim believe that this factor supports their fairness determination.



     - That the affirmative vote of a majority of the outstanding Maxxim shares entitled to vote thereon is required by the merger agreement and that under Texas law Maxxim shareholders have the right to dissent from the merger and demand an appraisal of the value of their shares. Fox Paine and Fox Paine Maxxim believe this factor supports their determination of fairness.



     - The fact that, in connection with the settlement of certain litigation relating to the merger agreement, Fox Paine Maxxim and the Continuing Shareholders have amended their voting agreements to provide that the Continuing Shareholders will vote their shares of Maxxim common stock for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal. In view of this amendment, the consummation of the merger is effectively conditioned upon the affirmative vote of a majority of the public shareholders (other than the Continuing Shareholders) voting on the proposal. Fox Paine and Fox Paine Maxxim believe that this factor supports their determination of fairness.



     Fox Paine and Fox Paine Maxxim did not consider as significant the premium (36.1%) by which the $26 per share cash consideration exceeded Maxxim's book value per share of $19.11 at May 2, 1999, and Fox Paine and Fox Paine Maxxim did not attempt to assess the liquidation value of Maxxim, since, based on Fox Paine's and Fox Paine Maxxim's familiarity with Maxxim's business, Fox Paine and Fox Paine Maxxim did not believe that these would yield the type of premium that was proposed by the $26 proposal to purchase Maxxim as a going concern.



     Fox Paine and Fox Paine Maxxim believe the factors considered provide a reasonable basis for their belief that the merger is fair to Maxxim shareholders (other than the Continuing Shareholders). This belief should not, however, be construed as a recommendation to Maxxim shareholders by either Fox Paine or Fox Paine Maxxim to approve the merger agreement and the transactions contemplated thereby. Neither Fox Paine nor Fox Paine Maxxim makes any recommendation as to how the Maxxim shareholders should vote their shares. Neither Fox Paine or Fox Paine Maxxim has undertaken any formal evaluation of the fairness of the merger to the Maxxim shareholders, nor have they assigned specific relative weights to the factors considered by them.


INTERESTS OF CERTAIN PERSONS IN THE MERGER

-- CONTINUING SHAREHOLDERS


     The Continuing Shareholders have interests in the merger transactions as employees and/or directors of Maxxim, or as shareholders with a continuing equity interest in Maxxim and Circon, that are different from, or in addition to, yours as a Maxxim shareholder. In particular, the Continuing Shareholders will not receive $26 per share, in cash, for all of their Maxxim shares, and will remain shareholders of Maxxim and will become shareholders of Fox Paine Circon. In addition, the Continuing Shareholders have entered into an investor participation agreement with Fox Paine Maxxim that would have the effects and would provide the Continuing Shareholders with the benefits described below. When making the determination to approve and recommend approval of the merger transactions to Maxxim's public shareholders, both the Maxxim board and the special committee of independent directors appointed to review the merger were aware of the interests of the Continuing Shareholders and the terms and effects of the investor participation agreement and considered these interests, effects and terms together with the other factors described under "Special Factors -- Recommendation of the Special Committee and of the Full Maxxim Board; Fairness of the Merger."


  The Investor Participation Agreement -- General


     In connection with the merger agreement, Fox Paine Maxxim entered into an investor participation agreement with the Continuing Shareholders pursuant to which each Continuing Shareholder agreed to be bound by all of the terms and conditions set forth in a term sheet relating to the retention by the Continuing Shareholders of their equity interest in Maxxim, the purchase by the Continuing Shareholders of equity interests in Fox Paine Circon at the time of the Circon sale, and the terms for employment, compensation and equity incentive compensation for the Management Investors. It is expected that the term sheet will be replaced by one or more full agreements before the completion of the merger. Until then, the term sheet is binding. The key provisions of the term sheet are described in the next few sections.


  Treatment of Continuing Shares and Options

     Stock Rollover. The Continuing Shareholders currently collectively own 1,125,402 shares of Maxxim common stock. In the merger, these shares will be treated as follows:


     - 198,084 shares (all but 2,150 of which are owned by Ernest J. Henley or Davis C. Henley) will be converted into $26 per share in cash;

     - 571,331 shares will be retained by the Continuing Shareholders in the merger (and not converted into cash), and will continue to represent an ownership interest in Maxxim; and



     - 355,987 shares will be converted into $26 per share in cash, with the gross proceeds (approximately $9.26 million) immediately being reinvested in shares of Fox Paine Circon, which is the company that will purchase Circon in the Circon sale described on page 53.



     The Continuing Shareholders will receive loans from Maxxim in an amount sufficient to cover the taxes due on the cash received from the conversion of the 355,987 shares used to purchase Fox Paine Circon shares. There will be no cash interest payments on tax loans. Instead, interest will be imputed and the Management Investors will receive gross-up payments in respect of the taxes due on that imputed interest. These tax loans will be mandatorily repayable from the after-tax proceeds of future sales of Fox Paine Circon shares.



     In May 1997, Maxxim issued 400,000 shares of its common stock at a price of $13 per share to members of Maxxim's senior management, including the Management Investors, under a senior management stock purchase plan (see "Historical Market Information"). These shares were issued in exchange for non-interest bearing, full recourse promissory notes due May 23, 2000. The aggregate outstanding principal amount owed by the Management Investors under these notes is approximately $4,498,000. The promissory notes will remain outstanding after the merger, and will be extended until the tenth anniversary of the completion of the merger. However, promissory notes from any employee who is not a Management Investor will be mandatorily repaid by the employee with the proceeds of any cash received by the employee from the cash out of his or her Maxxim stock options in the merger, and the Management Investors will be required to prepay the promissory notes with the after-tax proceeds of any sales of Maxxim or Fox Paine Circon stock or options made after the completion of the merger. The management promissory notes will not accelerate upon the termination of employment of each Continuing Shareholder. The notes will be appropriately divided (or new notes created) to reflect the fact that some of each Management Investor's Maxxim shares that were subject to the notes will have been exchanged for Fox Paine Circon shares in the merger. In addition, the senior management stock purchase plan will be amended to remove the existing provision that requires the holder to forfeit to Maxxim 50% of the profit from the sale of Maxxim shares that are subject to the notes.



     The following table indicates the number of shares in Maxxim and Fox Paine Circon that will be held by each of the Continuing Shareholders and the Fox Paine Investors immediately after the merger and the percentage ownership in Maxxim and Fox Paine Circon represented by those shares:



                                            PERCENTAGE
                                           OWNERSHIP OF        NUMBER OF           PERCENTAGE        CASH RECEIVED FOR
                        NUMBER OF MAXXIM      MAXXIM           FOX PAINE        OWNERSHIP OF FOX   MAXXIM SHARES IN THE
                        SHARES AFTER THE      AFTER          CIRCON SHARES        PAINE CIRCON     MERGER AND REINVESTED
NAME                         MERGER         THE MERGER    AFTER THE MERGER(1)   AFTER THE MERGER    IN FOX PAINE CIRCON
----                    ----------------   ------------   -------------------   ----------------   ---------------------
Kenneth W. Davidson...       198,209            3.4%              92,659               2.7%             $2,409,134
Peter M. Graham.......        80,958            1.4               27,064                .8                 703,664
David L. Lamont.......        64,364            1.1               21,978                .6                 571,428
Henry T. DeHart III...        39,464             .7               15,317                .4                 398,242
Jack F. Cahill........        42,604             .7               16,891                .5                 439,166
Alan S. Blazei........        49,973             .9               14,972                .4                 389,272
Joseph D. Dailey......        26,126             .5               10,864                .3                 282,464
Suzanne R. Garon......         5,397             .1                2,687                .1                  69,862
Ernest J. Henley,
  Ph.D................       154,028            2.7               95,972               2.8               2,495,272
Davis C. Henley.......        92,417            1.6               57,583               1.7               1,497,158
Fox Paine Investors...     5,015,385           86.9            3,125,000              89.8                     N/A


---------------


(1) Excludes 76,923 shares of Fox Paine Circon to be issued to Maxxim as a result of the sale of Circon by Maxxim to Fox Paine Circon.

     Option Rollover. The Management Investors collectively own options to acquire 1,084,200 shares of Maxxim common stock at a weighted average exercise price of $13.97 per share. Upon the completion of the merger, vested or unvested options on 667,988 shares will be canceled in exchange for a cash payment equal to the difference between $26.00 and the exercise price per share under the relevant option. The Management Investors will use the after-tax proceeds of this cash-out to purchase 182,209 new Maxxim shares at $26.00 per share, and will be granted 485,779 new options to acquire Maxxim common stock, which equals the number of shares subject to the cashed-out options (667,988) minus the number of newly issued shares (182,209). The new options will have an exercise price of $26.00 per share. The remaining 416,212 options held by the Management Investors will be canceled, and the Management Investors will receive new options to acquire 416,212 shares of Fox Paine Circon common stock at a price of $26.00 per share. These options will be fully vested, permit cashless exercise with previously owned shares, and have no built-in gain. On October 1, 1999, the Board of Directors authorized the extension until November 30, 1999, of the exercise period of 24,720 outstanding options granted under the 1992 Stock Option Plan. These options would have otherwise expired on November 1, 1999. The Continuing Shareholders hold options under this plan as follows: Mr. Davidson holds 5,000 options, Mr. Graham holds 4,000 options, Messrs. Blazei, DeHart and Lamont each hold 3,000 options, Mr. Dailey holds 1,000 options and Mr. Cahill holds 200 options. The remaining outstanding options under this plan are held by Maxxim employees other than the Continuing Shareholders.



     The following table indicates, for each Management Investor, the number of options currently held, the number of Maxxim options (which will have a $26.00 exercise price) to be held after the merger, and the number of Fox Paine Circon options (which will have a $26.00 exercise price) to be held after the merger.



                                                                                            NUMBER OF
                                                       NUMBER OF         NUMBER OF          FOX PAINE
                                                     MAXXIM OPTIONS    MAXXIM OPTIONS     CIRCON OPTIONS
NAME                                                 CURRENTLY HELD   AFTER THE MERGER   AFTER THE MERGER
----                                                 --------------   ----------------   ----------------
Kenneth W. Davidson................................     290,000            129,172           111,328
Peter M. Graham....................................     213,000             93,710            81,768
David L. Lamont....................................     166,000             73,182            63,726
Henry T. DeHart III................................      98,000             45,498            37,621
Jack F. Cahill.....................................     101,400             46,979            38,926
Alan S. Blazei.....................................     151,000             67,088            57,967
Joseph D. Dailey...................................      55,000             25,196            21,114
Suzanne R. Garon...................................       9,800              4,954             3,762



  New Management Equity Incentive Plans.



     As of the completion of the merger, Maxxim and Fox Paine Circon each will provide a new management equity incentive plan that will grant the Management Investors options to purchase up to a total of 10% of the common equity of Maxxim and of Fox Paine Circon at an exercise price of $26.00. The new incentive plans will generally provide for a ten-year option term, and will allow cashless exercise of the options. The options will be split evenly into two pools:



     - a pool of performance-based options that will vest in 20% increments after each fiscal year from 1999 through 2003 if previously agreed upon annual targets for EBITDA (earnings before interest, taxes, depreciation and amortization) for Maxxim and Fox Paine Circon for such fiscal year are met; and


     - a pool of time-based options that vest in 20% increments on each of the first through fifth anniversaries of the merger.


     Maxxim and Fox Paine Circon performance-based options that do not vest as scheduled because an EBIDTA target is not achieved will vest either in the next fiscal year in which the EBITDA target is achieved or upon Fox Paine's realization of an internal rate of return of at least 30% on its investment in Maxxim or Fox Paine Circon, as applicable, or else on the ninth anniversary of the merger.



     Any stock options granted under the new incentive plans that remain unvested as of the date of a Management Investor's termination of employment with Maxxim or Fox Paine Circon for any reason will be forfeited on the date of termination. However, any stock options that are vested at the time of termination may be exercised for one year following the termination of employment, after which they will be forfeited.


     Options granted under the new equity incentive plans will be granted to individual Management Investors based upon the recommendation of Mr. Davidson to the compensation committee of the Maxxim board.

  Special Bonus Program.

     In connection with the merger, Maxxim will establish a key executive special bonus program, valued at approximately $3,663,000, for the benefit of the Management Investors. The bonus payments for all of the participants, other than Mr. Graham and Mr. Blazei, will be payable on the completion of the merger. A portion of Mr. Graham's and Mr. Blazei's bonus will be payable on the completion of the merger with the remaining portion paid based on the achievement of performance goals following the merger.

     In addition, the bonus program provides that the unpaid portion of Mr. Graham's and Mr. Blazei's bonus will be forfeited if their employment is terminated either by Maxxim for cause or by Messrs. Graham or Blazei without good reason. If, however, Mr. Graham's or Mr. Blazei's employment is terminated by Maxxim without cause or by Messrs. Graham or Blazei for good reason, or upon their disability or death, the unpaid portion of their respective bonuses will become payable in accordance with the agreed upon schedule and conditions.


     In addition, it is expected that Fox Paine Circon will establish a bonus pool of approximately $5.0 million in the aggregate for the benefit of the Management Investors. Bonuses will be paid over a number of years to be determined and will be related to the value of the Fox Paine Circon equity.


  Employment and Severance Agreements.


     Although currently employed by Maxxim, the Management Investors (other than Mr. Davidson) do not have written employment agreements with Maxxim, although each is a party to an Executive Continuity Agreement with Maxxim which provides him or her with certain benefits in the event of his or her termination upon a change of control of Maxxim. Effective upon the completion of the merger, each Management Investor (including Mr. Davidson, whose current employment agreement will be terminated) will enter into an employment agreement with Maxxim and each of the Executive Continuity Agreements will be terminated without any termination benefits being paid under it. The following is a summary of the material terms of such employment agreements.


     The employment period under the new employment agreements will commence upon the completion of the merger and will terminate on the fifth anniversary of the merger, with additional one year renewal options. Pursuant to the new employment agreements, each executive will continue in the position and with the duties and responsibilities as in effect prior to the completion of the merger, subject to reassignment from time to time by Mr. Davidson, in the case of all executives other than Mr. Davidson. The new employment agreements will provide that each executive will receive an annual base salary equal to his or her current annual base salary and an annual performance bonus opportunity equal to a percentage of his or her annual base salary. The annual base salary and bonus opportunity percentage for Mr. Davidson is $350,000 and 90%, respectively, and will be less for the other executives. In addition, during the employment period, each executive will be entitled to participate in compensation and benefit plans on terms and conditions no less favorable in the aggregate than those in effect prior to the merger.

     Pursuant to the new employment agreements, upon the termination of an executive's employment by Maxxim, other than for cause, or by the executive for good reason, the executive will be entitled to a cash payment equal to a multiple of the sum of the executive's annual base salary and the most recent annual bonus earned by the executive, as well as continued participation in Maxxim's benefit plans for a number of years equal to that executive's multiple. Mr. Davidson's multiple will be three, so that he will be entitled to receive a payment of three times the sum of his annual base salary and most recent annual bonus, as well as continued participation in Maxxim's benefit plans for a period of three years. The compensation, multiple and length of continuing participation will be less for the other executives.

     Under the new employment agreements, Maxxim is required to provide term life insurance with death benefits equal to two times the sum of the executive's then current base salary and annual bonus opportunity. Should the executive become disabled, Maxxim is required to pay the executive's then current base salary and bonus opportunity for a period of 24 months.

     The new employment agreements will provide that if any amounts payable to the executive in connection with a change in control (other than the merger transactions) would be subject to the excise tax under section 4999 of the U.S. tax code, an additional payment will be made so that after the payment of all income and excise taxes the executive will be in the same after-tax position as if no excise tax under section 4999 had been imposed. In addition, the employment agreements with Messrs. Davidson, Graham and Blazei will provide for a similar additional payment in the event any amounts payable to these individuals in connection with the merger transactions would be subject to excise tax under Section 4999 of the U.S. tax code.


     Pursuant to the new employment agreements, each executive will also agree to non-competition and non-solicitation restrictions during the employment period and thereafter for the number of years equal to the executive's multiple.


  Shareholder Rights Relative to the Fox Paine Investors and to Each Other


     After the merger, the Continuing Shareholders, together with the Fox Paine Investors, will own all of the equity of Maxxim and Fox Paine Circon. Accordingly, the Continuing Shareholders and Fox Paine have entered into an Investor Participation Agreement creating various rights and obligations between them. These provisions are described below. While these provisions are currently enforceable, it is anticipated that, at the time of the merger, the Continuing Shareholders and the Fox Paine Investors will enter into shareholders agreements (one for Maxxim and another for Fox Paine Circon) that will also include these provisions. It is further anticipated that the shareholder agreements will permit the Fox Paine Investors and the Continuing Shareholders to transfer or sell their shares in some circumstances and that anyone who becomes a shareholder of Maxxim or Fox Paine Circon as a result of a permitted transfer or sale will be required to sign the shareholders agreements and be bound in the same way as the person who transferred or sold the shares to the new shareholder. Unless otherwise indicated, the following items apply equally to the Fox Paine Investors' and the Continuing Shareholders' participation in Maxxim and Fox Paine Circon.


     Tag-Along Rights. If, at any time before an initial public offering of stock, a Fox Paine Investor or a Continuing Shareholder accepts an offer from a third party to sell any or all of its shares, each of the other shareholders will be able to participate in the offer on a proportionate basis, at the same price and on the same terms.

     Drag-Along Rights. If, at any time before an initial public offering of stock, Fox Paine sells at least 50% of its shares in a bona fide arm's length transaction or series of related transactions, Fox Paine may require the Continuing Shareholders to sell a proportionate number of their shares in the same transaction at the same price and on the same terms (with appropriate adjustments for warrants or options).


     Registration Rights. After an initial public offering, the Continuing Shareholders will collectively have the right, which can only be used once with respect to Fox Paine Circon and twice with respect to Maxxim, to demand that Fox Paine Circon or Maxxim, as the case may be, register their shares for sale under the Securities Act of 1933, as amended. Fox Paine will have the same right, which it will be permitted to use up to five times for each of Maxxim or Fox Paine Circon, as the case may be. In addition, the Continuing Shareholders and the Fox Paine Investors will all have customary and full "piggyback" registration rights on registrations initiated by a Fox Paine Investor or another Continuing Shareholder. If the underwriters request a reduction in the number of shares to be sold in any registered offering, the number of shares offered by the Fox Paine Investors and any participating Continuing Shareholders will be cut back proportionally based on the number of shares owned by each person, regardless of who initiated the registration. Expenses related to all demand registrations and piggyback registrations will be borne by the issuer. Other customary registration rights provisions will apply, including holdbacks, indemnification, and contribution provisions. If the Fox Paine Investors are permitted to include any of their shares in an initial public offering, the Continuing Shareholders will be entitled to participate proportionately as well.

     Right of First Offer. Before an initial public offering, if the Fox Paine Investors propose to sell or transfer any of their shares, the Fox Paine Investors will first be required to offer to sell the shares to the Continuing Shareholders at a minimum price suggested by the selling Fox Paine Investors. If the Continuing Shareholders elect not to purchase all of the offered shares, the Fox Paine Investors will have the right to sell the shares to any other party as long as the sale price is equal to or above the minimum price offered to the Continuing Shareholders. Before an initial public offering, the Fox Paine Investors will have a reciprocal right to receive a first offer on any sales or transfers by the Continuing Shareholders. These right of first offer provisions do not apply to transfers to customary permitted transferees (such as affiliates of the Fox Paine Investors or family members of the Continuing Shareholders).


     Liquidity upon Death or Disability and Some Terminations. The Management Investors will have the right to sell all of their Fox Paine Circon shares back to Fox Paine Circon, at fair market value, upon their death or disability or the voluntary termination of their employment by the Management Investors for good reason, or their involuntary termination without cause. In addition, the Management Investors will have the right to sell any Maxxim shares that are acquired upon the exercise of stock options (provided that the shares have been held for at least six months) back to Maxxim at fair market value, upon death or disability or termination of employment by the Management Investors for good reason or by Maxxim without cause.



     The Management Investors' liquidity rights will end upon completion of an initial public offering of Maxxim or Fox Paine Circon shares, as applicable, and, in any event, are subject to Maxxim's and Fox Paine Circon's available cash flow, debt restrictions, and any legal restrictions on distributions of cash, particularly under debt and loan agreements (including those described on pages 44 to 49 under "Merger Financing"). If payments related to these rights are not made immediately, the payments will remain a continuing obligation of the relevant company and will be made, with interest, before the payment of any dividends or distributions to other shareholders.



     Call Rights. Before an initial public offering of Fox Paine Circon shares, Fox Paine Circon will have the right to purchase its shares back from any Management Investor at fair market value if the investor's employment is terminated by Maxxim or Fox Paine Circon for cause or by the Management Investor voluntarily and without good reason.


  Board of Directors.


     Maxxim and Fox Paine Circon will have separate boards of directors after the merger. Each board of directors initially will consist of (1) Kenneth W. Davidson, as Chairman, (2) Ernest J. Henley, (3) one other member to be appointed by the Continuing Shareholders and (4) four members designated by Fox Paine. The members of the special committee are not being considered for membership on either the Maxxim or Fox Paine Circon board of directors after the merger. The shareholder agreement will not limit Fox Paine's right to add additional directors. So long as Mr. Davidson is the chief executive officer or chairman of the board of directors, Mr. Davidson will have the right to designate all three representatives of the Continuing Shareholders. Thereafter, the representatives of the Continuing Shareholders will be elected by plurality vote of shares held by the Continuing Shareholders. Fox Paine's and the Continuing Shareholders' right to designate directors will terminate upon an initial public offering or a significant reduction in ownership percentage by either group.


  Indemnification of Directors and Officers.

     Under the merger agreement, the indemnification and exculpation provisions of Maxxim's articles of incorporation and bylaws as in effect at the time of the completion of the merger will, to the extent they relate to matters arising before the completion of the merger, remain in force after the merger. In addition, Fox

Paine Maxxim has agreed that, for a period of six years after the completion of the merger, it will cause Maxxim to maintain in effect the current policies of directors' and officers' liability insurance maintained by Maxxim with respect to matters arising on or before the completion of the merger. Fox Paine Maxxim is only required to cause Maxxim to obtain as much comparable insurance as is available at an annual premium of 150% of Maxxim's current annual premium. In addition, the investor participation agreement provides that Maxxim and Fox Paine Circon will each adopt customary mandatory indemnification and expense advancement policies for its respective officers.


  Management and Advisory Services Provided by Fox Paine.


     In connection with the merger, Maxxim will enter into a management services agreement with an affiliate of Fox Paine pursuant to which such affiliate will provide certain financial and strategic consulting and advisory services to Maxxim and Fox Paine Circon. In exchange for these services, the Fox Paine affiliate will receive an initial annual fee of approximately $760,000 from Maxxim and approximately $280,000 from Fox Paine Circon. In addition, at or following the completion of the merger, it is expected that Maxxim and Fox Paine Circon will pay to such affiliate aggregate transaction fees of approximately $15.5 million, plus reimbursement of its expenses.


-- SPECIAL COMMITTEE


     Because some of the directors are Continuing Shareholders in the merger transactions, the Maxxim board appointed a special committee of four independent directors to evaluate the proposed transactions. None of the members of the special committee are Continuing Shareholders or employees of Maxxim, nor do any of them have interests in the merger different from the interests of Maxxim shareholders generally. Their Maxxim shares and options will be cashed out like those of the Maxxim shareholders that are not Continuing Shareholders.


     The members of the special committee have not received any special compensation for their services on the committee. Members of the special committee, however, will be entitled to certain indemnification rights and to directors' and officers' liability insurance that will be continued by Maxxim following the merger as described above for the current and former officers and directors of Maxxim. The Maxxim board and the special committee believe that the foregoing arrangements do not affect the special committee's independence or impartiality.

CERTAIN EFFECTS OF THE MERGER; CONDUCT OF BUSINESS AFTER THE MERGER


     After the merger, Maxxim and Circon will be separate companies, will be capitalized separately and will pursue separately their respective business strategies. Immediately after the merger, Maxxim will be owned approximately 87% by the Fox Paine Investors and approximately 13% by the Continuing Shareholders, and Circon will be wholly-owned by Fox Paine Circon which will be owned approximately 90% by the Fox Paine Investors and approximately 10% by the Continuing Shareholders (in both cases, before giving effect to the exercise of any stock options or warrants). After giving effect to the exercise of warrants and options, the Continuing Shareholders will own approximately 27.4% of each of Maxxim and Fox Paine Circon, and Fox Paine will own more than a majority of each company. The current Maxxim shareholders, other than the Continuing Shareholders, will no longer have any interest in, and will not be shareholders of either Maxxim or Fox Paine Circon. Maxxim and Fox Paine Circon will have separate boards of directors after the merger. Each board of directors initially will consist of (1) Kenneth W. Davidson, as Chairman, (2) Ernest J. Henley, (3) one other member to be appointed by the Continuing Shareholders, and (4) four members designated by Fox Paine. See page 35 under "Special Factors -- Interests of Certain Persons in the Merger" for additional details.



     It is currently expected that the Management Investors, who are the current executive officers of Maxxim, will continue to be the executive officers of both Maxxim and Fox Paine Circon after the merger. These persons will receive the employment, compensation, and cash and equity incentives described under "Special Factors -- Interests of Certain Persons in the Merger."

     The separation of Maxxim and Circon is intended to enable Maxxim and Circon to retain the benefits of the original acquisition of Circon, while allowing each company to optimize its respective capital structure in response to future changes or occurrences in the business and financial environments in which it operates.



     Following the merger, Maxxim intends to delist the Maxxim shares from the New York Stock Exchange, and the registration of the Maxxim shares under the Securities Exchange Act of 1934 will be terminated. It is anticipated that there will be no active trading market for Maxxim or Fox Paine Circon shares unless and until Maxxim or Fox Paine Circon determines at a future date to conduct an initial public offering of its shares.



     Fox Paine and the Continuing Shareholders are continuing to evaluate each of Maxxim's and Circon's business, assets, practices, operations, properties, corporate structure, capitalization and personnel and will seek to cause changes as they deem appropriate. However, Fox Paine has no present intention to dispose of its equity investment in either Maxxim or Fox Paine Circon or to cause either Maxxim or Fox Paine Circon to engage in a significant business combination. Maxxim and Fox Paine Circon each intends to pursue potential acquisitions it considers appropriate at any time they become available.


                 INFORMATION ABOUT THE TRANSACTION PARTICIPANTS

FOX PAINE MEDIC ACQUISITION CORPORATION AND FOX PAINE


     Fox Paine Medic Acquisition Corporation (which we have referred to as "Fox Paine Maxxim" in this proxy statement) is the entity that will be merged with Maxxim in the merger. It was formed by Fox Paine Capital Fund, L.P., a Delaware limited partnership, a private investment fund, for the purpose of participating in the merger transactions. Fox Paine Maxxim is engaging in the merger and the Circon sale for the purpose of furthering Fox Paine's business and investment strategy described below. Fox Paine Maxxim is not expected to have any significant assets or liabilities, or engage in any business activities other than those related to completing the merger, and it will cease to exist after the merger. Throughout this proxy statement, we sometimes refer to Fox Paine Capital Fund, L.P. and Fox Paine Maxxim together as "Fox Paine."



     Fox Paine Capital Fund, L.P. is a private investment fund managed by Fox Paine & Company, LLC. Fox Paine & Company, LLC, a Delaware limited liability company, manages investment funds in excess of $500 million focused on investing equity capital in management-led acquisitions, company expansion programs and restructurings. Fox Paine Capital, LLC, a Delaware limited liability company is, and its principal business is being, the sole general partner of Fox Paine Capital Fund, L.P. Fox Paine Capital Fund, L.P., Fox Paine Capital, LLC and Fox Paine & Company, LLC were each founded in 1997 by Saul A. Fox and W. Dexter Paine, III. The principal executive offices of each of the Fox Paine entities are located at 950 Tower Lane, Suite 1150, Foster City, California 94404.


     Fox Paine Capital Fund, L.P. owns all of the equity of Fox Paine Maxxim and all of the equity of Fox Paine Citron Acquisition Corporation, which is the company that will buy Circon from Maxxim as part of the merger transactions. We have referred to Fox Paine Citron Acquisition Corporation as "Fox Paine Circon" in this proxy statement.


     Fox Paine may permit institutional investors and funds managed by Fox Paine, as well as individuals or entities having significant business relationships with Maxxim and Circon, to purchase a portion of the equity of Maxxim or Fox Paine Circon that would otherwise be purchased by Fox Paine in the transactions described in this proxy statement. All other investors are expected to pay the same price per share for their Maxxim or Fox Paine Circon shares as Fox Paine does. The participation of any such additional investors would not result in Fox Paine being the beneficial owner of less than a majority of the equity interests in either Maxxim or Fox Paine Circon. See "Merger Financing." Throughout this proxy statement, we refer to Fox Paine, together with the additional permitted investors described above, if any, as the "Fox Paine Investors."


     Saul A. Fox is the founder and has been a managing member of Fox Paine & Company LLC and of Fox Paine Capital, LLC since their respective formations in 1997. Mr. Fox has been a director and the President and Chief Executive Officer of Fox Paine Maxxim since its formation on June 8, 1999. Prior to founding Fox Paine, Mr. Fox was a general partner of Kohlberg Kravis Roberts & Co.

     W. Dexter Paine, III is the founder and has been a managing member of Fox Paine & Company, LLC and of Fox Paine Capital, LLC since their respective formations in 1997. Mr. Paine has been a director and vice president and secretary of Fox Paine Maxxim since its formation on June 8, 1999. Prior to founding Fox Paine, Mr. Paine was a general partner of Kohlberg & Company.

     Jason B. Hurwitz has been a director and the treasurer of Fox Paine Maxxim since its formation on June 8, 1999. Mr. Hurwitz has been employed at Fox Paine & Company, LLC since June 1997 and has served as an associate, vice president and, currently, a director. Mr. Hurwitz was an associate at McCown De Leeuw & Co. from August 1996 to June 1997 and was an analyst at James D. Wolfensohn Incorporated from July 1994 to July 1996.


     During the last five years, none of Saul A. Fox, W. Dexter Paine, III and Jason Hurwitz has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors ) nor been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding, such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. Messrs. Fox, Paine and Hurwitz are citizens of the United States and are principally employed by Fox Paine & Company, LLC. The business address for Fox Paine Maxxim, Fox Paine Capital Fund, L.P., Fox Paine Capital, LLC, Fox Paine & Company, LLC and Messrs. Fox, Paine and Hurwitz is 950 Tower Lane, Suite 1150, Foster City, California 94404.


THE CONTINUING SHAREHOLDERS

     The following Management Investors are executive officers of Maxxim and will continue to be executive officers of the surviving corporation:


          Kenneth W. Davidson has served as a director of Maxxim since 1982, and as Chairman of the Board of Directors, Chief Executive Officer and President of Maxxim since November 1, 1986. Mr. Davidson is also a director of Henley Healthcare, Inc., a manufacturer of products used in physical therapy, Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices, and of Bovie Medical Corporation, a manufacturer and marketer of electrosurgical medical devices.



          Peter M. Graham has served as Senior Executive Vice President of Maxxim since January 1999, and as Executive Vice President and Chief Operating Officer since January 1986, and was elected Secretary in July 1997. Mr. Graham also served as Treasurer from April 1986 through June 1997.



          David L. Lamont has served as Executive Vice President, Research and Development of Maxxim since January 1999, and as Vice President since March 1988. Mr. Lamont was Group Vice President from July 1993 through December 1998, and President of the Argon Medical division from January 1992 through July 1993.



          Alan S. Blazei has served as Executive Vice President and Controller since January 1999 and Vice President and Controller of Maxxim since December 1990. In July 1997, Mr. Blazei was elected Treasurer of Maxxim.



          Henry T. DeHart III has served as Executive Vice President, Manufacturing Operations of Maxxim since January 1999 and as Vice President since November 1993. Mr. DeHart was Executive Vice President, Manufacturing Operations, Case Management from June 1995 through December 1998, and President of Boundary Healthcare division from December 1992 through July 1995.



          Joseph D. Dailey has served as Executive Vice President, Information Services of Maxxim since January 1999 and Vice President, Information Services since August 1994. Previously, he had served as Director of Information Services since January 1992.



          Jack F. Cahill has served as Executive Vice President, Sales and Marketing of Maxxim since January 1999 and as Vice President since May 1995. Mr. Cahill was Executive Vice President Sales and Marketing, Case Management from June 1995 through December 1998, President of the Sterile Design division from May 1994 through June 1995, and Executive Vice President, Sterile Design from July 1993 through May 1994.


          Suzanne R. Garon has served as Executive Vice President, Human Resources of Maxxim since January 1999 and as Vice President since January 1997. Previously, she had served as Vice President Human Resources, Case Management since August 1995. Ms. Garon was Manager of Human Resources, Sterile Design from July 1993 through August 1995.



     Ernest J. Henley, Ph.D. has served as a director of Maxxim since 1976, and served as a consultant to Maxxim from that date until May 1996. Dr. Henley's principal employment for more than the past five years has been as a Professor of Chemical Engineering at the University of Houston. Dr. Henley is also a consultant and director of Henley Healthcare, Inc. Dr. Henley will continue to serve as a director of Maxxim and Circon after the Merger.


     Davis C. Henley, who is not an executive officer of Maxxim, has served as a Vice President of Maxxim since May 1996. During this time he has focused on special projects and business development. Previously, since at least 1994, Mr. Henley served as President of Henley Healthcare, a division of Maxxim.

     Each of the Continuing Shareholders, except for Messrs. Davidson, Graham and Lamont, is a citizen of the United States of America. Messrs. Davidson, Graham and Lamont are citizens of Canada. During the last five years, none of the Continuing Shareholders has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction in which as a result of such proceeding any such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. The business address for each of the Continuing Shareholders is c/o Maxxim Medical, Inc., 10300 49th Street North, Clearwater, Florida 33762.

                                MERGER FINANCING

GENERAL


     It is expected that completion of the merger transactions will require total funding of approximately $793.0 million for the following uses:



     (1) to make payments to Maxxim shareholders and holders of Maxxim stock options of approximately $367.8 million in cash consideration for the merger;



     (2) to retire certain existing indebtedness of Maxxim of approximately $254.7 million;



     (3) to purchase approximately $100.0 million principal amount of Maxxim's 10 1/2% senior subordinated notes due August 1, 2006, in a debt tender offer to be consummated concurrently with the merger;



     (4) to retain $14.9 million of existing equity of the Continuing Shareholders in Maxxim;



     (5) to pay the fees and expenses incurred in connection with the merger transactions (other than the Circon sale) of approximately $52.2 million, including any debt tender premium and consent fee paid in connection with the debt tender offer; and



     (6) $3.4 million to fund short-term working capital requirements.


     It is expected that such financing needs will be funded from the following sources:


     (1) $285.0 million in senior secured credit facilities committed by The Chase Manhattan Bank, of which $235.0 million is expected to be funded at closing;


     (2) $150.0 million in new senior subordinated notes to be issued by a subsidiary of Maxxim in a private placement (or, if the subsidiary is unable to sell these senior subordinated notes, $150.0 million in senior subordinated bridge loans committed by The Chase Manhattan
         Bank);

     (3) $50.0 million in senior unsecured notes to be issued by Maxxim in a private placement;

     (4) $208.0 million in cash from the sale of Circon to Fox Paine Circon immediately before the merger (the financing for this $208.0 million is described on page 48 under "-- Financing of the Circon Sale");



     (5) $130.4 million of cash equity provided by the Fox Paine Investors; and



     (6) $19.6 million of existing equity from the Continuing Shareholders (consisting of $14.9 million of shares of Maxxim common stock retained in the merger and $4.7 million of new shares of Maxxim common stock purchased from the proceeds of the cash-out of Maxxim options in the merger) (see "Special Factors -- Interests of Certain Persons in the Merger -- Continuing Shareholders -- Treatment of Continuing Shares and Options -- Option Rollover" on page 36).



     Under the merger agreement, Fox Paine Maxxim may change the terms or components of the financing for the merger described above and may enter into new, replacement or additional financing arrangements as long as in doing so Fox Paine Maxxim does not materially delay completion of the merger or materially affect Fox Paine Maxxim's ability to complete the merger. In addition, Fox Paine may, with the approval of the lenders, reallocate or revise its aggregate equity contributions to Maxxim and Fox Paine Circon in order to facilitate completion of the merger transactions. In such case, the Continuing Shareholders' equity in Maxxim and Fox Paine Circon will be adjusted accordingly.


SENIOR BANK LOANS

  Commitment; Structure; Amortization; Interest; Maturity.


     In connection with the merger, Fox Paine Maxxim received a commitment from The Chase Manhattan Bank to provide up to $285.0 million in senior secured credit facilities to a newly formed wholly-owned subsidiary of Maxxim that will be the borrower (the "Borrowing Subsidiary"). Immediately prior to or concurrent with the merger, Maxxim will contribute all of its assets (which consist primarily of the stock of Maxxim's other subsidiaries) to the Borrowing Subsidiary.


     It is expected that the senior secured credit facilities will consist of three term loans and a revolving credit facility, as follows:

     - an $80.0 million Tranche A term loan, which will mature six years after the effective date of the merger and will be amortized on a schedule to be agreed upon by Maxxim and the lenders. The loan will bear interest, at the Borrowing Subsidiary's option, at the adjusted LIBOR rate plus 2.75% per annum or at the alternate base rate described below plus 1.75% per annum, in each case subject to adjustments to be agreed upon by Maxxim and the lenders;


     - a $77.5 million Tranche B term loan, which will mature seven-and-one-half years after the effective date of the merger and will be amortized on a schedule to be agreed upon by Maxxim and the lenders (but providing for only nominal installments until the final six months of the loan). The loan will bear interest, at the Borrowing Subsidiary's option, at the adjusted LIBOR rate plus 3.25% per annum or at the alternate base rate plus 2.25% per annum;



     - a $77.5 million Tranche C term loan, which will mature eight-and-one-half years after the effective date of the merger and will be amortized on a schedule to be agreed upon by Maxxim and the lenders (but providing for only nominal installments until the final six months of the loan). The loan will bear interest, at the Borrowing Subsidiary's option, at the adjusted LIBOR rate plus 3.50% per annum or at the alternate base rate plus 2.50% per annum; and



     - a $50.0 million revolving credit facility, which will mature six years after the effective date of the merger. The revolving credit facility will bear interest, at the Borrowing Subsidiary's option, at the adjusted LIBOR rate plus 2.75% per annum or at the alternate base rate plus 1.75% per annum, in each case subject to adjustments to be agreed upon by Maxxim and the lenders.


     The alternate base rate is the highest of The Chase Manhattan Bank's prime rate, the federal funds effective rate plus 1/2%, and the base CD rate plus 1%. Under some circumstances, the maturity of each facility can be moved to an earlier date. If any of Maxxim's currently outstanding
10 1/2% senior subordinated notes remain outstanding after the debt tender offer or more than $150 million of senior subordinated notes are issued by the Borrowing Subsidiary in connection with the merger, then the amount of the term loans will be reduced by the amount of the outstanding notes or the amount of new senior subordinated notes in excess of $150 million.


     It is expected that the $50.0 million available under the revolving credit facility will be available to be drawn upon for general corporate purposes.


  Guarantees; Security.

     The Borrowing Subsidiary's obligations under the term loans and the revolving credit facility will be unconditionally guaranteed by Maxxim and by each of Maxxim's subsidiaries other than the Borrowing Subsidiary, Circon and its subsidiaries and any foreign subsidiary of Maxxim whose guaranty would result in adverse tax consequences to Maxxim. The Borrowing Subsidiary's obligations under the term loans and the revolving credit facility and the guarantee obligations referred to above will be secured by (1) a perfected first priority pledge of all capital stock of the Borrowing Subsidiary and, subject to certain exceptions, all capital stock held by Maxxim or any of Maxxim's subsidiaries of each of Maxxim's subsidiaries, other than Circon and its subsidiaries, and (2) subject to certain exceptions, a perfected first priority security interest in all or substantially all of the tangible and intangible assets of Maxxim, the Borrowing Subsidiary and each of their subsidiaries, other than Circon and its subsidiaries.

  Availability.

     The availability of the term loans and the revolving credit facility will be subject to various conditions precedent including:

     - There not having occurred since December 31, 1998, any material adverse change in the business, results of operations, conditions (financial or otherwise), assets, liabilities or prospects of Maxxim and its subsidiaries.

     - There not having occurred and being continuing a material disruption of or material adverse change in financial, banking or capital market conditions that, in Chase's reasonable judgment, could materially impair the syndication of the senior secured facilities or the senior subordinated notes described below.

     - The pro forma adjusted consolidated EBITDA of the Borrowing Subsidiary and its subsidiaries (other than Circon and its subsidiaries) being not materially less than $73.2 million for the 12 months ending July 30, 1999.


     - Completion by Maxxim of the debt tender offer and consent solicitation for its 10 1/2% senior subordinated notes described on page 54 under "The Merger -- Retirement/Amendment of Maxxim Notes."


     - Availability of the other debt and equity funding for the merger transactions.

     - The merger transactions being completed, in accordance with the terms of the merger agreement (without any waiver or amendment that is adverse to the lenders and not reasonably satisfactory to the loan agents), concurrently with, or immediately after, the first drawing of funds under the term loans and revolving credit facility.

     The term loans are subject to mandatory prepayments upon the occurrence of certain events, and the Borrowing Subsidiary may prepay any of the borrowings in whole or in part at any time. Amounts repaid or prepaid under the term loans cannot be reborrowed. Amounts repaid under the revolving credit facility will be available for reborrowing on a revolving basis, subject to customary terms and conditions.

  Representations and Warranties; Covenants; Events of Default.

     The term loans and the revolving credit facility will contain customary representations and warranties and customary affirmative and negative covenants, including covenants related to delivery of financial information, corporate obligations and financial audits, as well as financial covenants, including covenants related to maximum leverage and minimum interest coverage. The term loans and the revolving credit facility will contain customary default provisions, including the nonpayment of principal or interest when due, cross-defaults, non-compliance with covenants, breach of representations and warranties, bankruptcy, and changes of control.

SENIOR SUBORDINATED NOTES/SENIOR SUBORDINATED CREDIT FACILITY


     It is expected that the Borrowing Subsidiary will issue $150.0 million in unsecured senior subordinated notes in a private placement exempt from registration under the Securities Act pursuant to Rule 144A before or at the same time as the completion of the merger. The senior subordinated notes will have a 10-year term and will be subordinated to all of the Borrowing Subsidiary's existing and senior indebtedness, including indebtedness under the senior secured credit facilities described above. It is expected that the senior subordinated notes will be guaranteed, on a senior subordinated basis, by each of the Borrowing Subsidiary's subsidiaries. The senior subordinated notes will not have been registered for sale under the Securities Act and will not be eligible for offer or sale in the U.S. absent registration or an exemption from the registration process. The Holdco Note Purchaser (described below under "Holding Company Notes") has agreed to purchase $30 million of the senior subordinated notes if they are issued in the private placement referred to above.



     If Maxxim is unable to issue the senior subordinated notes at or before the completion of the merger, The Chase Manhattan Bank has committed to bridge the issuance of the senior subordinated notes with a senior subordinated loan facility of approximately $150.0 million. The bridge loan, if made, would mature on the first anniversary of the merger and would accrue interest at an annual rate that would be based initially on a spread over the three-month adjusted LIBOR rate in effect at the time of issuance. If the bridge loan is not paid in full on or before the first anniversary of the merger, the loan must either be extended by the lenders or exchanged by the lender for exchange notes that the Borrowing Subsidiary would be required to register for public sale in compliance with applicable securities laws.


     The bridge loan, if made, may be prepaid by the Borrowing Subsidiary at any time, in whole or in part, upon ten days' prior notice to The Chase Manhattan Bank.

     The Borrowing Subsidiary's obligations under the bridge loan would be unconditionally guaranteed, on a senior subordinated basis, by Maxxim and by each of Maxxim's subsidiaries other than the Borrowing Subsidiary, Circon and its subsidiaries, and any foreign subsidiary of Maxxim whose guaranty would result in adverse tax consequences to Maxxim.

     The availability of the bridge loan would be subject to various conditions precedent including those applicable to the senior secured facilities described above.


     At the time of the merger, the indenture relating to Maxxim's currently outstanding 10 1/2% senior subordinated notes due August 1, 2006 (as amended as described on page 54 under "The Merger -- Retirement/Amendment of Maxxim Notes") will be assigned to the Borrowing Subsidiary and any of Maxxim's 10 1/2% senior subordinated notes that are not tendered and purchased in the tender offer described on page 54 under "The Merger -- Retirement/Amendment of Maxxim Notes" will become obligations of the Borrowing Subsidiary. Maxxim also will continue to be liable for the repayment of the Notes.


HOLDING COMPANY NOTES


     A third party not affiliated with Maxxim, Fox Paine or any of the Continuing Shareholders (the "Holdco Note Purchaser") has agreed to purchase $50 million face amount of senior unsecured notes of Maxxim in a private placement, the proceeds of which will be used for completion of the merger transactions. These holding company notes will mature 11 years from the date of issuance and will carry an interest rate of 14.0% per year, payable semi-annually. For the first five years from the date these holding company notes are issued, interest that becomes payable will be added to the then outstanding principal amount of the notes, and will not be payable in cash. After five years from the issuance date, interest will be payable in cash unless cash interest cannot be paid without violating the terms of the Borrowing Subsidiary's senior or senior subordinated debt. The issuance of the senior unsecured notes is subject to certain customary conditions, including those applicable to the senior secured facilities and the senior subordinated loan described above. The senior unsecured notes will not have been registered for sale under the Securities Act and will not be eligible for offer or sale in the U.S. absent registration or an exemption from the registration process.

EQUITY COMMITMENT


     In connection with the merger agreement, Fox Paine Capital Fund, L.P. has committed to contribute the sum of approximately $130.4 million to Fox Paine Maxxim in return for 5,015,385 shares of Fox Paine Maxxim's common stock. In addition, the Continuing Shareholders, who will retain 571,331 shares of Maxxim common stock (valued at $14.9 million), have agreed to purchase an additional 182,209 shares of Maxxim common stock (valued at $4.7 million) using the after-tax net proceeds from the cash-out of their Maxxim stock options in the merger (see "Special Factors -- Interests of Certain Persons in the Merger"). The equity commitments are conditioned upon the bank and debt financing being completed on terms acceptable in form and substance to Fox Paine Maxxim and upon all of the conditions to Fox Paine Maxxim's obligation to consummate the merger having been satisfied without waiver. Portions of Fox Paine's equity commitment may be purchased by certain affiliated investment funds or other minority investors comprising the Fox Paine Investors, including the Holdco Note Purchaser which has agreed to purchase approximately $6.0 million of the equity in Maxxim to be purchased by Fox Paine on the same terms and conditions as Fox Paine. In addition, the Holdco Note Purchaser will receive warrants to purchase shares of Maxxim common stock in connection with its purchase of the senior unsecured notes.


FINANCING OF THE CIRCON SALE

     In exchange for all of the capital stock of Circon, Fox Paine Circon will pay to Maxxim $208.0 million in cash and $2.0 million of common stock of Fox Paine Circon. Fox Paine expects to obtain the $208.0 million of cash, plus an additional $20.1 million for transaction costs, from the following sources:

     - $127.5 million in senior secured credit facilities committed by The Chase Manhattan Bank, of which $102.5 million is expected to be funded at closing;

     - $35.0 million in senior unsecured notes to be issued by Fox Paine Circon in a private placement;


     - $81.25 million of cash equity provided by the Fox Paine Investors; and



     - $9.26 million of cash equity contributed by the Continuing Shareholders from the proceeds of the sale of Maxxim shares in the merger.


  Senior Bank Loans.

     The Chase Manhattan Bank has committed to provide up to $127.5 million in senior secured credit facilities to Circon, consisting of:

     - a $35.0 million Tranche A term loan, which will mature five years after the effective date of the merger and will be amortized on a schedule to be agreed upon by Maxxim and the lenders. The loan will bear interest, at Circon's option, at the adjusted LIBOR rate plus 3.00% per annum or at the alternate base rate described below plus 2.00% per annum, in each case subject to adjustments to be agreed upon by Circon and the lenders;

     - a $67.5 million Tranche B term loan, which will mature seven years after the effective date of the merger and will be amortized on a schedule to be agreed upon by Maxxim and the lenders (but providing for only nominal installments until the final six months of the loan). The loan will bear interest, at Circon's option, at the adjusted LIBOR rate plus 3.75% per annum or at the alternate base rate described below plus 2.75% per annum; and

     - a $25.0 million revolving credit facility, which will mature five years after the effective date of the merger. The loan will bear interest, at Circon's option, at the adjusted LIBOR rate plus 3.00% per annum or at the alternate base rate described below plus 2.00% per annum, in each case subject to adjustments to be agreed upon by Circon and the lenders.

     The alternate base rate is the highest of The Chase Manhattan Bank's prime rate, the federal funds effective rate plus 1/2%, and the base CD rate plus 1%.

     The Circon senior secured facilities would be subject to guarantees by its parent and subsidiaries, to security interests and arrangements, and to various covenants and events of default, in each case similar in form to those applicable to the Maxxim senior secured facilities described above. The availability of the Circon senior secured facilities and the revolving credit facility will be subject to various conditions precedent including conditions similar in form to those applicable to the Maxxim senior secured facilities described above.


     Under the merger agreement, Fox Paine may change the terms or components of the financing for the Circon sale described above and may enter into new, replacement or additional financing arrangements as long as in doing so Fox Paine does not materially delay completion of the merger or materially affect Fox Paine Maxxim's ability to complete the merger. In addition, Fox Paine may, with the approval of the lenders, reallocate its aggregate equity contributions to Maxxim and Fox Paine Circon in order to facilitate completion of the merger transactions. In such case, the Continuing Shareholders' equity in Maxxim and Fox Paine Circon will be adjusted accordingly.


     The Holdco Note Purchaser has agreed to purchase $35.0 million face amount of senior unsecured notes of Fox Paine Circon in a private placement, the proceeds of which will be used to finance the purchase of Circon by Fox Paine Circon. These holding company notes will mature 11 years from the date of issuance and will carry an interest rate of 14.0% per year, payable semi-annually. For the first five years from the date these holding company notes are issued, interest that becomes payable will be added to the then outstanding principal amount of the notes, and will not be payable in cash. After five years from the issuance date, interest will be payable in cash unless cash interest cannot be paid without violating the terms of Circon's senior debt. The issuance of the senior unsecured notes is subject to certain customary conditions, including those applicable to the senior secured facilities described above. The senior unsecured notes will not have been registered for sale under the Securities Act and will not be eligible for offer or sale in the U.S. absent registration or an exemption from the registration process.

  Equity Commitments.


     Fox Paine Capital Fund, L.P. has committed to contribute the sum of approximately $81.25 million to Fox Paine Circon in return for 3,125,000 shares of Fox Paine Circon common stock. In addition, the Continuing Shareholders will purchase $9.26 million of Fox Paine Circon common stock from the proceeds of the conversion of $9.26 million of Maxxim common stock in the merger and related loans to cover taxes (see "Special Factors -- Interests of Certain Persons in the Merger"). The equity commitments are conditioned upon the debt financing for the merger being completed on terms acceptable in form and substance to Fox Paine Maxxim and upon all of the conditions to Fox Paine Maxxim's obligation to consummate the merger having been satisfied without waiver. Portions of Fox Paine's equity commitment may be purchased by certain affiliated investment funds or other minority investors comprising the Fox Paine Investors, including the Holdco Note Purchaser, which has agreed to purchase approximately $4.0 million of the equity in Fox Paine Circon to be purchased by Fox Paine on the same terms and conditions as Fox Paine. In addition, the Holdco Note Purchaser will receive warrants to purchase shares of Fox Paine Circon common stock in connection with its purchase of the senior unsecured notes.

                              THE SPECIAL MEETING

GENERAL


     This proxy statement is being furnished to Maxxim shareholders as part of the solicitation of proxies by the Maxxim board for use at a special meeting to be held on November 3, 1999, starting at 3:30 p.m., local time, at the Feather Sound Country Club, 2201 Feather Sound Drive, Clearwater, Florida. The purpose of the special meeting is for Maxxim shareholders to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 13, 1999, as amended by Amendment No. 1 to Merger Agreement, dated as of October 1, 1999, between Maxxim and Fox Paine Maxxim. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement and the enclosed form of proxy are first being mailed to Maxxim shareholders on or about October 5, 1999.


RECORD DATE AND VOTING


     The holders of record of Maxxim shares as of the close of business on September 8, 1999, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 14,276,682 shares of Maxxim common stock outstanding. The holders of a majority of the outstanding shares of Maxxim common stock on September 8, 1999, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of Maxxim common stock held in treasury by Maxxim or by any of its subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object to the special meeting.


     Any shareholder of Maxxim has the right to dissent from approval of the merger agreement, and, subject to strict compliance with certain requirements and procedures set forth in Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, to receive payment of the "fair value" of that shareholder's shares of Maxxim common stock. See "Appraisal Rights." The Continuing Shareholders have waived their rights to seek appraisal for their shares.

REQUIRED VOTE


     Each share of Maxxim common stock outstanding on September 8, 1999, entitles the holder to one vote at the special meeting. Completion of the merger requires the approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Maxxim common stock. You must vote your shares (1) by returning the enclosed proxy or (2) by appearing at the special meeting and voting.



     As of September 8, 1999, the Continuing Shareholders owned, in the aggregate, 1,125,402 shares of Maxxim common stock, or approximately 8% of the outstanding shares of Maxxim common stock on that date. The Continuing Shareholders have agreed to vote their shares for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal. See "-- Voting Agreements" below. In addition, the other directors and executive officers of Maxxim who, as of the record date, own in the aggregate 40,100 shares of Maxxim common stock, or approximately .3% of the outstanding shares of Maxxim common stock, have informed Maxxim that they intend to vote all of their shares of Maxxim common stock "FOR" the approval of the merger agreement.


     The merger was not structured so that approval of at least a majority of Maxxim shareholders not affiliated with Maxxim or Fox Paine Maxxim is required to consummate the merger.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Under the rules of the New York Stock Exchange, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from the beneficial owner of such shares, brokers may not vote such shares with respect to the approval of such proposals (i.e., "broker non-votes"). Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger agreement.

PROXIES; REVOCATION

     If you vote your shares of Maxxim common stock by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of Maxxim common stock will be voted "FOR" the approval of the merger agreement. You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to the Secretary of Maxxim at 10300 49th Street North, Clearwater, Florida 33762, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. In addition, a proxy may also be revoked by voting in person at the special meeting. However, simply attending the special meeting will not revoke a proxy.


     All expenses incurred in connection with solicitation of the enclosed proxy will be paid by Maxxim. Officers and employees of Maxxim may solicit proxies by telephone or in person. However, they will not be paid for soliciting proxies. Maxxim also will request that persons and entities holding shares in their names or in the names of their nominees that are beneficially owned by others send proxy materials to and obtain proxies from those beneficial owners, and will reimburse those holders for their reasonable expenses in performing those services. Maxxim has retained MacKenzie Partners, Inc. to assist it in the solicitation of proxies, using the means referred to above, at an anticipated cost of $7,500, plus reimbursement of out-of-pocket expenses.


ADJOURNMENTS OR POSTPONEMENTS


     Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of Maxxim common stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Maxxim will be voted in favor of an adjournment or postponement of the special meeting in these circumstances, unless either a written note on the proxy delivered by the shareholder directs otherwise or the shareholder has voted against the merger agreement. Thus, proxies voting against the merger will not be used to vote for adjournment of the special meeting for the purpose of providing additional time to solicit votes to approve the merger agreement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Maxxim shareholders who have already sent in their proxies to revoke them at any time prior to their use.


VOTING AGREEMENTS


     The following is a brief summary of the material provisions of the voting agreements, as amended, between Fox Paine Maxxim and each of the Continuing Shareholders. The summary is qualified in its entirety by reference to the voting agreements, the form of which is attached as Appendix D to this proxy statement.


  General.


     Concurrent with the execution and delivery of the merger agreement, Fox Paine Maxxim entered into separate voting agreements with each of the Continuing Shareholders pursuant to which, among other things, each Continuing Shareholder agreed to vote all of his or her Maxxim shares in favor of the merger agreement and the merger transactions. In connection with the settlement of certain litigation relating to the merger agreement, Fox Paine Maxxim and the Continuing Shareholders have amended their voting agreements to provide that the Continuing Shareholders will vote their shares of Maxxim Common Stock for and against approval of the merger agreement in the same proportions as the public shareholders (other than the Continuing Shareholders) voting on the proposal.

  Voting.


     Each Continuing Shareholder agreed, during the period beginning on June 13, 1999, and ending on the completion of the merger or the termination of the merger agreement, to vote his or her Maxxim shares at any meeting of Maxxim shareholders or in any other circumstances upon which such Continuing Shareholder's vote, consent or other approval is sought:



     (1) for and against approval of the merger agreement and the merger transactions in the same proportions as the public shareholders (other than Continuing Shareholders) voting on the proposal; and


     (2) against any action or agreement that would interfere with the merger or any other transaction contemplated by the merger agreement including,

        - the adoption by Maxxim of a proposal regarding (a) the acquisition of Maxxim by any person or group (including by merger or other business combination); (b) the acquisition by a third party of 5% or more of the assets of Maxxim and its subsidiaries; (c) the acquisition by a third party of 5% or more of the outstanding voting stock of Maxxim;
          (d) the repurchase by Maxxim or any of its subsidiaries of 5% or more of the outstanding Maxxim shares; or (e) any other competing acquisition transaction;

        - any amendment of Maxxim's articles of incorporation or by-laws or other proposal or transaction involving Maxxim or any of its subsidiaries, which would in any manner impede, frustrate, prevent or nullify the merger, the merger agreement or any of the transactions contemplated by the merger agreement or change the voting rights of any class of Maxxim's capital stock;

        - any change in the control of Maxxim or Maxxim's board;

        - any material change in the present capitalization or dividend policy of Maxxim; or

        - any other material change in Maxxim's corporate structure or business.

  Other Agreements.

     Each Continuing Shareholder has agreed that during the term of the voting agreements, he or she will not sell, transfer, assign or otherwise dispose of any of his or her Maxxim shares, enter into any voting arrangement with respect to his or her Maxxim shares, or take any action that would prevent or disable such shareholder from fulfilling his or her obligations under the voting agreement.


     Each Continuing Shareholder has also agreed that, during the term of the voting agreements, he or she will not and will not permit his or her representatives to solicit, initiate, encourage or facilitate, furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any competing acquisition transaction involving Maxxim or enter into any agreement requiring or causing Maxxim to abandon or fail to complete any of the transactions contemplated by the merger agreement. However, the foregoing restrictions will not prevent any Continuing Shareholder who is a director or officer of Maxxim from taking any action consistent with his or her fiduciary duties to Maxxim and its shareholders or as may be provided in the merger agreement, or if the Continuing Shareholder is an officer of Maxxim, prohibit that person from participating in discussions with any third party permitted by the merger agreement provisions described on pages 56 through 58 under "The Merger -- Prohibition Against Solicitation of Competing Transactions" at any time during which Maxxim is permitted to engage (and is so engaging) in such discussions with such third party pursuant to those provisions of the merger agreement.


  Termination.

     The voting agreements may be terminated following the earlier to occur of
(1) the completion of the merger or (2) the termination of the merger agreement in accordance with its terms.

OTHER MATTERS TO BE CONSIDERED

     Maxxim's board is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

                                   THE MERGER

     The following is a brief summary of the material provisions of the merger agreement, which may not contain all of the information that you would consider to be important. The summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

STRUCTURE AND EFFECTIVE TIME


     The merger agreement provides for the merger of Fox Paine Maxxim with and into Maxxim. In the merger, Fox Paine Maxxim shares will be converted automatically into Maxxim shares. Maxxim will continue as the surviving corporation following the merger.



     The merger agreement also provides that, concurrent with the merger, Maxxim will sell all of the outstanding Circon shares to Fox Paine Circon, an affiliate of Fox Paine Maxxim, for $208 million in cash plus $2 million of common stock of Fox Paine Circon, or on other terms as Fox Paine Circon may request that do not reduce the consideration to be paid to Maxxim shareholders in the merger.



     The closing of the merger will occur on the second business day immediately following the date upon which all conditions to the merger have been satisfied or waived, or at such other time as the parties to the merger agreement agree. The parties will file the articles of merger promptly after the satisfaction or waiver of all conditions in the merger agreement. The merger will become effective at the time a certificate of merger is issued by the Secretary of State of the State of Texas in response to our filing of the articles of merger, which is expected to occur on the closing date. We cannot assure you when, or if, all the conditions of the merger will be satisfied or waived. See
"-- Conditions to the Merger." We expect, however, to complete the merger early in November 1999.


MERGER CONSIDERATION

     The merger agreement provides that each share of Maxxim common stock outstanding immediately prior to the completion of the merger (together with the associated preferred stock purchase rights under the Maxxim preferred stock purchase rights agreement), other than those held and retained by the Continuing Shareholders and shareholders who exercise their right to dissent with respect to the merger, will be converted upon the completion of the merger into the right to receive $26.00 in cash from Maxxim, without interest. All Maxxim shares owned by or held in the treasury of Maxxim and all Maxxim shares owned by Maxxim's subsidiaries will be canceled upon the completion of the merger and no payment will be made for those Maxxim shares.

PAYMENT PROCEDURES

     Fox Paine Maxxim will appoint a paying agent that will pay the merger consideration in exchange for certificates representing Maxxim shares. Maxxim will deposit sufficient cash with the paying agent in order to permit the payment of the merger consideration. Promptly after the completion of the merger, the paying agent will send Maxxim shareholders a letter of transmittal and instructions explaining how to send their stock certificates to the paying agent. The paying agent will mail checks for the appropriate merger consideration, minus any withholding taxes required by law, to Maxxim shareholders promptly following the paying agent's receipt and processing of Maxxim stock certificates and properly completed transmittal documents.

TREATMENT OF MAXXIM STOCK OPTIONS

     The merger agreement provides that Maxxim will terminate Maxxim's employee and director stock option plans immediately prior to the completion of the merger and, following that termination, grant no additional Maxxim stock options under those option plans.

     Maxxim has agreed to take all actions necessary prior to the completion of the merger so that, immediately prior to the completion of the merger:


     - 416,212 of the 1,084,200 Maxxim options held by Continuing Shareholders will be canceled without any consideration. These canceled options will be replaced with Circon options following the merger; and



     - all other outstanding Maxxim options, including 667,988 options held by the Continuing Shareholders, will automatically be canceled and each holder of a Maxxim option will receive a cash payment for each Maxxim share subject to an option equal to the excess of $26.00 over the exercise price of the option, less applicable withholding taxes.



RETIREMENT/AMENDMENT OF MAXXIM NOTES


     The merger agreement provides that, within five business days of a request from Fox Paine Maxxim, Maxxim will commence a tender offer to purchase all of its 10 1/2% senior subordinated notes issued under a July 30, 1996 Indenture. The aggregate principal amount of these notes outstanding is currently $100 million. As part of this tender offer, Maxxim will solicit consents from holders of the notes to amendments to the terms of the notes and the indenture in order to eliminate restrictions applicable to all of the transactions and financing contemplated in the merger agreement and a number of other restrictive provisions. The consent of holders of more than 50% of the outstanding principal amount of the notes is needed to effect the amendments necessary to allow the merger to occur. The tender offer is subject to several customary conditions.

DIRECTORS AND OFFICERS

     The merger agreement provides that the directors of Fox Paine Maxxim immediately before the completion of the merger will be the directors of the surviving corporation. The officers of Maxxim immediately before the completion of the merger will continue as the initial officers of the surviving corporation.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties made by Maxxim to Fox Paine Maxxim, including representations and warranties relating to:

     - due organization, power and standing, and other corporate matters;
     - subsidiaries;
     - capital structure;
     - authorization, execution, delivery and enforceability of the merger agreement;
     - required consents, approvals, licenses, permits, orders and authorizations of governmental entities relating to the merger agreement;
     - proper filing of all required SEC reports and financial statements and the accuracy of information used in their preparation; financial advisor;
     - absence of undisclosed liabilities;
     - litigation;
     - compliance with applicable law;

     - retirement and employee benefit matters;
     - environmental compliance and liability;
     - non-applicability of takeover laws and the Maxxim preferred stock purchase rights agreement;
     - conduct of business since November 1, 1998;
     - brokers' and finders' fees with respect to the merger;
     - tax matters;
     - intellectual property rights;
     - labor matters;
     - receipt of a fairness opinion from Maxxim's financial advisor;
     - title to assets;
     - material contracts;
     - product liability;
     - suppliers and customers; and
     - Year 2000 compliance.

     The merger agreement also contains representations and warranties made by Fox Paine Maxxim to Maxxim, including representations and warranties relating to:

     - due organization, power and standing and other corporate matters;
     - authorization, execution, delivery and enforceability of the merger agreement;
     - required consents, approvals, licenses, permits, orders and authorizations of governmental entities relating to the merger agreement; and
     - availability of financing.

     The representations and warranties of each of the parties to the merger agreement will expire upon completion of the merger.

COVENANTS; CONDUCT OF THE BUSINESS OF MAXXIM PRIOR TO THE MERGER

     From June 13, 1999, through the completion of the merger, Maxxim and its subsidiaries are subject to certain restrictions on their conduct and operations. Maxxim has agreed, and has agreed to cause its subsidiaries, to conduct their business in the ordinary course of business, consistent with past practice. In addition, Maxxim has agreed that, except as provided under the merger agreement or with the prior written consent of Fox Paine Maxxim, Maxxim will not and will cause its subsidiaries not to:

     - amend or propose to amend their respective articles of incorporation or bylaws;

     - authorize, issue, deliver, sell, pledge or dispose of any shares of its capital stock, except as required by any existing employee stock incentive or benefit plans;

     - split, combine or reclassify any of its capital stock; or declare, set aside or pay any dividends or other distribution related to its capital stock; or redeem or otherwise acquire any of its securities or any securities of its subsidiaries;

     - incur any material indebtedness or issue any debt securities except for borrowings under its existing credit agreement in the ordinary course of business; or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person; make any loans, advances, capital contributions to, or investments in any other person, except wholly owned subsidiaries or customary loans or advances to employees in the ordinary course of business and consistent with past practice and in amounts not material to Maxxim, or make any change in its existing borrowing or lending arrangements for or on behalf of any such person;

     - adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of Maxxim or any of its subsidiaries;

     - enter into, adopt or pay, agree to pay, grant, issue, accelerate or accrue salary or other payments or benefit pursuant to, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, welfare, issuance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee;

     - increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement (including the granting of stock appreciation rights or performance units), except for normal increases in the ordinary course of business consistent with past practices for employees (other than officers and directors) that, in the aggregate, do not result in a material increase in benefits or compensation expense to Maxxim;

     - acquire, sell, transfer, lease, encumber or dispose of any assets outside the ordinary course of business or any assets that are in the aggregate material to Maxxim and its subsidiaries; or enter into any commitment or transaction outside the ordinary course of business consistent with past practice that would be material to Maxxim and its subsidiaries;

     - make any change in accounting principles or practices, except insofar as may have been required by a change in law or in generally accepted accounting principles;

     - revalue in any material respect its assets, including writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     - acquire (by merger, consolidation, purchase of assets or otherwise) or acquire any equity interest in any corporation, business organization or division;

     - enter into any material contract or agreement other than in the ordinary course of business, consistent with past practice;

     - authorize any new capital expenditures that, individually, is in excess of $500,000, or, in total, are in excess of $5,000,000;

     - make any tax election or settle or compromise any tax liability, except in the ordinary course of business consistent with past practice;

     - satisfy or discharge any claims, liabilities or obligations, other than in the ordinary course of business consistent with past practice;

     - cancel or terminate its insurance policy, other than in the ordinary course of business and consistent with past practice and only if it has obtained a comparable replacement insurance policy;

     - terminate, amend, or modify any material contracts, other than in the ordinary course of business and consistent with past practice;

     - settle any pending or threatened material lawsuit or claim; or

     - enter into any binding commitment or contract limiting Maxxim's ability to competitively sell its products or services or engage in any line of business.

PROHIBITION AGAINST SOLICITATION OF COMPETING TRANSACTIONS

     The merger agreement provides that Maxxim will not, nor will it authorize or permit any of its subsidiaries, directors, employees, officers, agents or representatives, directly or indirectly, to:

     - solicit, initiate, encourage, facilitate or provide non-public information to facilitate any inquiries or proposals for any merger or business combination involving Maxxim or to acquire all or any capital stock of Maxxim or any material portion of its assets; or

     - negotiate, explore or otherwise engage in discussions or negotiations regarding any alternative or competing transaction or enter into any agreement, arrangement or understanding that requires or would cause Maxxim to abandon, terminate or fail to complete the transactions provided for in the merger agreement, including the merger.

     However, if prior to the completion of the merger, Maxxim receives an unsolicited written proposal with respect to a competing transaction that Maxxim did not initiate, solicit or encourage and that does not otherwise breach any confidentiality, exclusivity, or standstill agreements entered into by Maxxim before the merger agreement and that the Maxxim board or a special committee of the board determines in good faith by majority vote could reasonably be expected to result in a third party making a proposal for a superior transaction, then Maxxim may participate in discussions or negotiations with that person regarding that specific proposal. Under those circumstances, Maxxim may also furnish confidential information to the person making the competing acquisition proposal, but only pursuant to a customary confidentiality agreement, the terms of which are no less favorable to Maxxim than the most favorable confidentiality agreement entered into by Maxxim on or after January 1, 1999. However, Maxxim is not permitted to furnish to any competitor or potential competitor information about Maxxim or its subsidiaries, including sensitive information on pricing, volume, sales and marketing, unless:
(1) Maxxim's board or a special committee of the board determines in its reasonable judgment, after consultation with Maxxim's management, that disclosure of such information would not be materially competitively disadvantageous to Maxxim and its subsidiaries or (2) confirmatory review of such sensitive information is the only remaining condition to Maxxim and the competitor entering into an acquisition agreement relating to an acquisition transaction that is superior to the transactions contemplated by the merger agreement.


     In any event, Maxxim is required to keep Fox Paine Maxxim apprised of the status of any proposal relating to a competing transaction, including promptly providing to Fox Paine Maxxim any sensitive information provided to any competitor or potential competitor. In addition, Maxxim is permitted to amend the terms of any existing standstill agreement solely to permit the other party to make written proposals to Maxxim's board.


     If Maxxim receives a bona fide written proposal for a superior transaction, Maxxim may terminate the merger agreement and engage in that superior transaction, but only if (1) Maxxim first provides written notice to Fox Paine Maxxim advising it that Maxxim intends to terminate the merger agreement and identifying the superior transaction (and attaching a copy of the related acquisition agreement) and (2) not less than five full business days later, Maxxim delivers to Fox Paine Maxxim a written notice of termination and pays to Fox Paine Maxxim a termination fee of $19 million.


     A proposal for a transaction will only be deemed to be "superior" under the merger agreement if:

     - the transaction was not initiated, solicited or encouraged by Maxxim or its representatives in violation of the merger agreement and does not violate any confidentiality, exclusivity, or standstill agreements entered into by Maxxim before the merger agreement (as such agreements may be amended to permit the other party to make a written proposal to Maxxim's board);

     - Maxxim's board has determined in good faith, after consultation with its financial and legal advisors, that the transaction is more favorable to Maxxim's shareholders from a financial point of view than the merger agreement transactions (after taking into account any adjustment to the merger agreement transactions proposed by Fox Paine Maxxim in response to the competing transaction), is likely to and capable of being consummated, and is in the best interest of Maxxim's shareholders; and


     - Maxxim has received (1) advice of its outside legal counsel that failure to enter into such proposed transaction will constitute a breach of the directors' fiduciary duties under applicable law and (2) a written opinion from Maxxim's financial advisor that the competing transaction is more favorable from a financial point of view to Maxxim's shareholders (other than Fox Paine Maxxim and the Continuing Shareholders) than the merger agreement transactions (after taking into account any adjustment to the transactions contemplated by the merger agreement proposed by Fox Paine Maxxim in response to the competing transaction).


     The Maxxim board has agreed to recommend that Maxxim shareholders vote to approve the merger agreement and the transactions contemplated by the merger agreement, and to use its best efforts to obtain shareholder approval of the merger agreement and the transactions contemplated by the merger agreement.

     Maxxim has agreed that neither Maxxim's board nor any committee of its board may withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Fox Paine Maxxim, the Maxxim board's recommendation, or approve or recommend any competing transaction. However, the Maxxim board may withdraw or modify its recommendation if it receives the advice of its outside legal counsel that failure to do so will result in breach of the directors' fiduciary duties under applicable law. In such event, Maxxim's board must provide Fox Paine Maxxim with five days' prior written notice of its intention to withdraw or modify its recommendation regarding approval of the merger agreement and the transactions contemplated by the merger agreement.

ACCESS TO INFORMATION

     Until the completion of the merger, Maxxim will provide Fox Paine Maxxim and its authorized representatives and its financing sources with reasonable access to all of Maxxim's employees, plants, offices, warehouses and other facilities and properties, and to all books and records. In addition, Maxxim will permit Fox Paine Maxxim and its representatives to make any inspections (at Fox Paine Maxxim's expense) that Fox Paine Maxxim may reasonably request, and provide Fox Paine Maxxim access to all financial and operating data and other information with respect to the business and properties of Maxxim and its subsidiaries as Fox Paine Maxxim may from time to time reasonably request.

COOPERATION AND REASONABLE EFFORTS TO COMPLETE THE MERGER

     In connection with the merger agreement, Maxxim and Fox Paine Maxxim have agreed to use their reasonable efforts to take all actions necessary or advisable so that the transactions contemplated by the merger agreement may be completed, including cooperation in the arrangement of financing and the satisfaction of conditions to the merger.

INDEMNIFICATION AND INSURANCE

     Fox Paine Maxxim has agreed that the indemnification and exculpation provisions of Maxxim's articles of incorporation and bylaws as in effect upon the completion of the merger will, to the extent they relate to matters arising before the completion of the merger, remain in force after the merger.

     Fox Paine Maxxim has agreed that, for a period of six years after the completion of the merger, it will cause Maxxim to maintain in effect the current policies of directors' and officers' liability insurance maintained by Maxxim with respect to matters arising on or before the completion of the merger. If the cost of maintaining such insurance would exceed 150% of the current annual premiums paid by Maxxim for such insurance, Fox Paine Maxxim is only required to cause Maxxim to obtain as much comparable insurance as is available at an annual premium of 150% of the current annual premium.

CONDITIONS TO THE MERGER

     The obligations of Maxxim and Fox Paine Maxxim to complete the merger are subject to the satisfaction or waiver of the following conditions on or before the completion of the merger:

     (1) approval of the merger agreement by the holders of a majority of the outstanding Maxxim shares;

     (2) absence of any statute, rule, regulation, order or injunction of any governmental entity or court prohibiting or restricting completion of the merger; and

     (3) termination or expiration of the applicable antitrust waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     In addition, the obligation of Maxxim to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

     (1) the representations and warranties of Fox Paine Maxxim contained in the merger agreement being true and correct in all material respects on and as of the effective date of the merger (except to the extent that such representations and warranties speak as of an earlier date);

     (2) Fox Paine Maxxim having performed all of its obligations under the merger agreement in all material respects; and

     (3) Maxxim having received an independent solvency opinion (which may be the same solvency opinion delivered to the lenders who are financing the merger).

     In addition, the obligations of Fox Paine Maxxim to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

     (1) the representations and warranties of Maxxim contained in the merger agreement being true and correct in all material respects on and as of the effective date of the merger (except to the extent that such representations and warranties speak as of an earlier date);

     (2) Maxxim having performed all of its obligations under the merger agreement in all material respects;


     (3) the closing of the debt tender offer and the amendment of Maxxim's
         10 1/2% senior subordinated notes described on page 54 under "-- Retirement/Amendment of Maxxim Notes" occurring concurrently with the closing of the merger;



     (4) the closing of the Circon sale described on page 53 under "-- Structure and Effective Time" occurring concurrently with the closing of the merger, unless otherwise requested by Fox Paine Maxxim;


     (5) Maxxim receiving a written opinion from its independent auditor to the effect that the transactions contemplated in the merger agreement will receive recapitalization accounting treatment;

     (6) there not being pending any suit, action or proceeding that has a reasonable likelihood of success, that

        - seeks to prohibit or materially limit Fox Paine Maxxim's ownership or operation of any material portion of Maxxim's businesses or assets, or to compel Fox Paine Maxxim or Maxxim to dispose of or hold separate any material portion of Maxxim's business or assets;

        - would prohibit, restrict or significantly delay completion of the merger;

        - seeks damages from Fox Paine Maxxim or Maxxim that are material in amount;

        - would impose material limitations on the ability of Fox Paine Maxxim to acquire or hold, or exercise full rights of ownership of, any shares of Maxxim common stock, or prohibit Fox Paine Maxxim from effectively controlling the business or operations of Maxxim and its subsidiaries; or

        - is reasonably likely to have a material adverse effect on Maxxim or Fox Paine Maxxim.

     (7) there not having occurred since June 13, 1999, any change, development or event that has a material adverse effect on the business, condition, results of operations, assets or liabilities of Maxxim and its subsidiaries;

     (8) all material consents, approvals or authorizations having been obtained; and

     (9) the financing for the merger having been obtained on terms and conditions satisfactory to Fox Paine Maxxim.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger (regardless of any approval by the shareholders of Maxxim):

     (1) by mutual written consent of Maxxim and Fox Paine Maxxim;

     (2) by either Maxxim or Fox Paine Maxxim, if any court or governmental entity issues any judgment, injunction, order or decree that restrains or prohibits the completion of the merger, and such judgment, injunction, order or decree has become final and nonappealable;

     (3) by either Maxxim or Fox Paine Maxxim, if the merger has not been completed by December 31, 1999, unless the party seeking to terminate has caused the failure of completion by failing to fulfill any of its obligations under the merger agreement;

     (4) by Maxxim, in order to enter into a superior transaction in compliance with the provisions described on page 56 under "Prohibition Against Solicitation of Competing Transactions," but only in strict compliance with such provisions, including providing Fox Paine Maxxim with notice of Maxxim's intention to terminate at least five full business days prior to such termination, and payment to Fox Paine Maxxim of a termination fee of $19 million;


     (5) by either Maxxim or Fox Paine Maxxim, if there has been a material breach of any representation, warranty or covenant made by the other party, which would cause one of the conditions to the merger not to be satisfied and which cannot be or has not been cured within 30 days from the time the breaching party receives notice of the breach;

     (6) by Fox Paine Maxxim, if

        - Maxxim's board withdraws or modifies its recommendation that Maxxim shareholders vote to approve the merger (or publicly announces its intention to do so);

        - Maxxim's board recommends any proposal for a competing acquisition transaction;

        - any person other than Fox Paine Maxxim and its affiliates becomes the beneficial owner of 15% or more of Maxxim's common stock; or


        - Maxxim breaches the provisions described on page 56 under "-- Prohibition Against Solicitation of Competing Transactions"; or



     (7) by either Maxxim or Fox Paine Maxxim, if Maxxim's shareholders fail to approve the merger agreement at the special meeting.


TERMINATION FEES

     The merger agreement obligates Maxxim to pay a fee to Fox Paine Maxxim equal to $19 million if:

     - Fox Paine Maxxim terminates the merger agreement because the merger has not been completed by December 31, 1999, because of a failure by Maxxim to fulfill any of its obligations under the merger agreement and, on or before the termination of the merger agreement, any entity or group publicly proposed, and did not withdraw, or publicly discloses its intention to make a proposal for a competing acquisition transaction involving Maxxim;


     - Fox Paine Maxxim terminates the merger agreement for the reasons described in paragraph 6 on page 59 under "-- Termination;"



     - either party terminates the merger agreement for the reasons described in paragraph 7 above under "-- Termination" and before the special meeting at which the shareholders of Maxxim voted on the merger, any entity or group had publicly proposed and not withdrawn or publicly disclosed its intention to make a proposal for a competing acquisition transaction involving Maxxim; or



     - Maxxim terminates the merger agreement for the reasons described in paragraph 4 on page 59 under "-- Termination."


EXPENSES


     The merger agreement provides that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by Maxxim upon consummation of the merger. In addition, if the merger agreement is terminated by Maxxim for the reasons described in paragraph 4 or paragraph 7 above under "-- Termination" or by Fox Paine Maxxim for the reasons described in any of paragraphs 5, 6 or 7 above under "-- Termination," and the $19 million termination fee does not become payable to Fox Paine Maxxim, then Maxxim will reimburse Fox Paine Maxxim for the out-of-pocket fees and expenses incurred by, or on behalf of, Fox Paine Maxxim in connection with the merger agreement, including fees and expenses payable to financing sources and to counsel for Fox Paine Maxxim or its financing sources.

AMENDMENT AND WAIVER

     The merger agreement may be amended by the parties in writing at any time before receipt of Maxxim shareholder approval. The merger agreement also may be amended after receipt of Maxxim shareholder approval without the further approval of Maxxim shareholders if no amendments are made which by law require further approval by Maxxim shareholders. Prior to the completion of the merger, either of the parties may, by written instrument, (1) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement; (2) waive inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or (3) waive compliance with any of the agreements or conditions in the merger agreement.

ESTIMATED FEES AND EXPENSES OF THE MERGER


     Estimated fees and expenses incurred or to be incurred by Maxxim in connection with the merger and related transactions are approximately as follows:



Investment banking and financial advisory fees..............  $14,100,000
Financing fees and expenses.................................   15,300,000
Debt Tender Offer Premium, including accrued interest.......   14,400,000
Legal, accounting and printing fees and expenses............    3,900,000
Paying Agent fees and expenses..............................       25,000
Proxy solicitation fees and expenses........................       42,000
SEC filing fee..............................................       74,760
Miscellaneous expenses......................................    4,358,240
Total.......................................................  $52,200,000



AMENDMENT TO RIGHTS AGREEMENT



     In connection with its approval of the merger agreement, the board of directors of Maxxim amended the rights agreement, dated as of July 10, 1997, by and between Maxxim and Harris Trust and Savings Bank, as rights agent, to provide that the approval, execution, delivery and performance of the merger agreement and the voting agreements between Fox Paine Maxxim and the Continuing Shareholders, and the announcement of the same, would not give rise to a triggering event or distribution date as those terms are used in the rights agreement.


                                APPRAISAL RIGHTS


     In the event that the merger is approved, holders of Maxxim common stock on September 8, 1999, who did not vote in favor of the merger agreement will have the right to dissent from the merger and to demand an appraisal of the "fair value" of their Maxxim shares in accordance with Articles 5.11 through 5.13 of the Texas Business Corporation Act. The Texas Business Corporation Act provides that fair value is to be determined by the courts. The judicial determination of fair value, which will be determined as of the day immediately preceding the special meeting, may be greater than or less than $26.00 and will be determined without regard to any appreciation or depreciation that occurred in anticipation of the merger.


     ANY MAXXIM SHAREHOLDER CONTEMPLATING THE EXERCISE OF APPRAISAL RIGHTS IS URGED TO REVIEW CAREFULLY THE PROVISIONS OF ARTICLES 5.11 THROUGH 5.13 OF THE TEXAS BUSINESS CORPORATION ACT, PARTICULARLY WITH RESPECT TO THE PROCEDURAL STEPS REQUIRED TO PERFECT THE RIGHT OF APPRAISAL. FAILURE TO COMPLY WITH THE STATUTORY REQUIREMENTS WILL RESULT IN THE LOSS OF THE SHAREHOLDER'S APPRAISAL RIGHTS. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE APPRAISAL RIGHTS STATUTE BUT IT IS NOT A COMPLETE STATEMENT OF THE RELEVANT PROVISIONS OF TEXAS LAW AND

SHOULD BE READ IN CONJUNCTION WITH THE FULL TEXT OF ARTICLES 5.11, 5.12 AND 5.13, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C, AND ANY AMENDMENTS TO SUCH SECTIONS AS MAY BE ADOPTED AFTER THE DATE OF THIS PROXY STATEMENT.

  Filing Written Objection

     Dissenting shareholders wishing to exercise their rights to appraisal with respect to the merger must file with Maxxim, prior to the special meeting, a written objection to the merger. The written objection must state that the shareholder intends to dissent from the merger and demand a judicial determination of the fair value of the dissenting Maxxim shares. The written objection should include the dissenting shareholder's address and should be addressed to Maxxim Medical, Inc., 10300 49th Street North, Clearwater, Florida 33762, Attention: Corporate Secretary. Neither an abstention from voting on the merger agreement nor a vote against approval of the merger agreement will satisfy the requirement that a written objection be filed with Maxxim before the vote on the merger agreement.

  No Voting in Favor of the Merger Agreement

     Dissenting shareholders must not vote their shares of Maxxim common stock in favor of the merger agreement or their appraisal rights will be waived. A dissenting shareholder will not be deemed to have waived such dissenting shareholder's appraisal rights by voting against the merger agreement or otherwise not voting.

  Notice by Maxxim

     Within 10 days after the completion of the merger, Maxxim will notify each holder of record who has complied with the provisions of Article 5.12, and whose shares were not voted in favor of the merger agreement, that the merger has been completed.

  Written Demand

     Within 10 days from the delivery or mailing of Maxxim's notice, any dissenting shareholder that wishes to exercise appraisal rights must make a written demand on Maxxim demanding it pay the shareholder the fair value of his or her Maxxim shares. Such demand should be addressed to Maxxim Medical, Inc., 10300 49th Street North, Clearwater, Florida 33762, Attention: Corporate Secretary. The demand must state the number of shares owned by such dissenting shareholder and the dissenting shareholder's estimate of the fair value of such Maxxim shares. Any dissenting shareholder failing to make a demand within the 10-day period will lose his or her appraisal rights.

  Notation of Certificates

     Within 20 days after making a demand, the dissenting shareholder must submit his or her stock certificates to Maxxim so that Maxxim can make an appropriate notation on those certificates. If a dissenting shareholder fails to submit the certificates within this 20-day period, the dissenting shareholder's appraisal rights will be waived, unless a court, for good and sufficient cause, determines otherwise.

  Acceptance or Settlement of Demand

     Within 20 days after receipt of a demand from a dissenting shareholder, Maxxim will deliver or mail to each dissenting shareholder a written notice either (i) stating that Maxxim accepts the amount claimed in the demand and agrees to pay such amount within 90 days after completion of the merger, or (ii) containing an estimate by Maxxim of the fair value of the shares together with an offer to pay such amount within 90 days after completion of the merger. If Maxxim responds to the demand with an estimate of the fair value of the shares and the dissenting shareholder wishes to accept Maxxim's estimate, the dissenting shareholder must deliver to Maxxim, within 60 days, his or her endorsed certificates along with a written notice accepting Maxxim's estimate. If, within 60 days after the completion of the merger, the dissenting shareholder and Maxxim agree on the value of the shares, and the dissenting shareholder delivers his or her endorsed certificates to Maxxim, Maxxim must pay the agreed value to the shareholder within 90 days after the completion of the merger. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in Maxxim.

  Appraisal

     If, within the 60 days after the completion of the merger, any one or more of the dissenting shareholders and Maxxim do not agree on the fair value of the shares, then any of such dissenting shareholders or Maxxim may, within 60 days following the expiration of such 60-day period, file a petition in any court of competent jurisdiction in Pinellas County, Florida, to obtain a judicial finding and determination of the fair value of the dissenting shareholders' shares of Maxxim common stock. Upon filing such a petition, a dissenting shareholder must serve Maxxim with a copy. Within 10 days after being served with a copy of the petition, Maxxim must file with the court a list of dissenting shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. The clerk of the court will then notify all dissenting shareholders as to the time and place of the hearing of the petition. Maxxim and all notified dissenting shareholders will be bound by the final judgment of the court.

     After the hearing of the petition, if the court determines that any one or more of the dissenting shareholders have complied with the requirements of Articles 5.11 through 5.13, the court will appoint one or more qualified appraisers who will determine the fair value of the dissenting shareholders' shares and will file a report of that value with the clerk of the court. Each party will have reasonable opportunity to submit to the appraisers pertinent evidence as to the value of the shares. Any party may take exceptions to the appraiser's report. The court will then determine the fair value of the shares and will direct Maxxim, upon receipt from the dissenting shareholders of the endorsed certificates relating to those shares, to pay the value so determined, with interest. The interest will run from the 91st day after the completion of the merger to the date of the judgment. Upon payment of the judgment, the dissenting shareholders will cease to have any interest in Maxxim. The court will allow the appraiser(s) a reasonable fee as court costs, which will be allotted between the parties in the manner that the court determines to be fair and equitable.

  Rights as Shareholder

     A dissenting shareholder who makes a demand for payment will not be entitled to vote or to exercise any other rights as a Maxxim shareholder except the right to receive payment pursuant to Article 5.12 and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent.

  Withdrawal of Rights

     A dissenting shareholder may withdraw a demand at any time before Maxxim has made the requested payment or before a petition has been filed requesting a determination of the fair value of such dissenting shareholder's shares.

  Exclusive Remedy

     The Texas Business Corporation Act provides that, in the absence of fraud, the foregoing procedures represent the exclusive remedy under Texas law for a dissenting shareholder to object to the merger. If Maxxim complies with the requirements of Articles 5.11 through 5.13, but the dissenting shareholder fails to do so, such dissenting shareholder is not entitled to bring an action for the recovery of the value of such dissenting shareholder's shares or for money damages.


     Any Maxxim shareholder who desires to exercise appraisal rights should carefully review the Texas Business Corporation Act and is advised to consult such shareholder's legal advisor before exercising or attempting to exercise such rights.

                              REGULATORY APPROVALS


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the premerger notification rules issued by the Federal Trade Commission, Maxxim and Fox Paine Maxxim were required to file notifications with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice in connection with the merger and the acquisition of Circon, and the proposed transactions could not be completed until after the applicable waiting period expired or was earlier terminated by the U.S. federal antitrust regulatory authorities. Maxxim and Fox Paine Maxxim filed the required notifications with these federal antitrust regulatory authorities on July 6, 1999, and the waiting period was terminated by the regulatory authorities on July 16, 1999.


                   PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP
                            OF MANAGEMENT AND OTHERS


     The following table sets forth, as of September 8, 1999, information as to the beneficial ownership of Maxxim's common stock by (1) each person known to have beneficial ownership of more than 5% of Maxxim's common stock, (2) each person serving as a director or executive officer of Maxxim, (3) all of the directors and executive officers as a group, and (4) each of the other Continuing Shareholders.



                                                              SHARES BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER (1)                                           NUMBER           PERCENT
--------------------                                          ---------         -------
Peter G. Dorflinger.........................................    419,936    (2)    2.9
Kenneth W. Davidson.........................................    437,468    (3)    3.0
Ernest J. Henley, Ph.D......................................    326,949    (4)    2.3
Davis C. Henley.............................................    303,385    (5)    2.1
Peter M. Graham.............................................    221,500    (6)    1.5
David L. Lamont.............................................    173,250    (7)    1.2
Alan S. Blazei..............................................    146,683    (8)    1.0
Henry T. DeHart III.........................................     96,100    (9)      *
Jack F. Cahill..............................................     95,400   (10)      *
Joseph D. Dailey............................................     60,500   (11)      *
Richard O. Martin, Ph.D.....................................     19,000   (12)      *
Martin Grabois, M.D.........................................     19,000   (13)      *
Rob Beek....................................................     17,200   (14)      *
Henk R. Wafelman, Ing.......................................     11,000   (15)      *
Suzanne R. Garon............................................     10,240   (16)      *
Donald R. DePriest..........................................      5,000   (17)      *
All executive officers and directors as a group (15
  persons)..................................................  2,059,226          13.7


---------------

  *  Less than 1%
 (1) The address for all executive officers and directors and Davis C. Henley is 10300 49th Street North, Clearwater, Florida 33762.
 (2) Includes 9,100 shares held of record and 410,836 shares purchasable under currently exercisable options. Mr. Dorflinger is the former Vice President and General Counsel of Sulzer Intermedics, Inc., a subsidiary of Sulzer Medica USA, Inc., and holds a fully exercisable option to purchase all of the 397,836 shares held of record by Sulzer Medica USA, Inc.

 (3) Includes 241,368 shares owned of record by a family limited partnership controlled by Mr. Davidson and 196,000 shares purchasable under currently exercisable options.

 (4) Includes 321,949 shares owned of record by Dr. Henley and 5,000 shares purchasable under currently exercisable options.
 (5) Includes 273,985 shares owned of record by Mr. Henley, 29,400 shares of which Mr. Henley exercises voting and investment control as custodian.

 (6) Includes 70,500 shares owned of record by Mr. Graham and 151,000 shares purchasable under currently exercisable options.

 (7) Includes 57,250 shares owned of record by Mr. Lamont and 116,000 shares purchasable under currently exercisable options.


 (8) Includes 41,150 shares owned of record by Mr. Blazei, 3,533 shares over which Mr. Blazei's spouse exercises voting and investment control as custodian and 102,000 shares purchasable under currently exercisable options.


 (9) Includes 39,900 shares owned of record by Mr. DeHart and 56,200 shares purchasable under currently exercisable options.


(10) Includes 44,000 shares owned of record by Mr. Cahill and 51,400 shares purchasable under currently exercisable options.


(11) Includes 28,300 shares owned of record by Mr. Dailey and 32,200 shares purchasable under currently exercisable options.


(12) Includes 6,000 shares owned of record by Dr. Martin and 13,000 shares purchasable under currently exercisable options.

(13) Includes 6,000 shares owned of record by Dr. Grabois and 13,000 shares purchasable under currently exercisable options.

(14) Includes 13,000 shares owned of record by Mr. Beek and 4,200 shares purchasable under currently exercisable options.

(15) Includes 6,000 shares owned of record by Mr. Wafelman and 5,000 shares purchasable under currently exercisable options.

(16) Includes 7,000 shares owned of record by Ms. Garon and 3,240 shares purchasable under currently exercisable options.

(17) Includes 5,000 shares purchasable by Mr. DePriest under currently exercisable options.

     Saul A. Fox beneficially owns 50,000 Maxxim shares. To Maxxim's knowledge, Mr. Fox intends to vote his Maxxim shares in favor of the merger agreement at the special meeting. The Fox Paine Investors, Fox Paine Maxxim and Fox Paine Circon do not have the power to vote Mr. Fox's shares.

     There have been no transactions in Maxxim common stock effected during the past 60 days by Maxxim or any of the Continuing Shareholders.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material U.S. federal income tax considerations relevant to the merger that are generally applicable to holders of Maxxim common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, existing and proposed U.S. Treasury Regulations, and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences. Special tax consequences not described below may be applicable to particular classes of taxpayers, including financial institutions, broker-dealers, persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships, or foreign estates or trusts as to the United States, persons who will own, actually or constructively, stock of Maxxim after the merger, and holders who acquired their stock through the exercise of an employee stock option or otherwise as compensation.

     Your receipt of the merger consideration in the merger will be a taxable transaction for U.S. federal income tax purposes. Your gain or loss per share will be equal to the difference between $26 and your adjusted basis in that particular share of Maxxim common stock. Such gain or loss generally will be a capital gain or loss. In the case of individuals, trusts, and estates, such capital gain will be subject to a maximum U.S. federal income tax rate of 20% for shares of Maxxim common stock held for more than 12 months prior to the date of the merger.

     You may be subject to backup withholding at the rate of 31% with respect to the merger consideration received by you, unless you (1) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact or (2) provide a correct taxpayer identification number ("TIN"), certify as to no loss of exemption from backup withholding, and otherwise comply with applicable requirements of the backup withholding rules. To prevent the possibility of backup U.S. federal income tax withholding on payments made pursuant to the merger, you must provide the Paying Agent with your correct TIN by completing a Form W-9 or substitute Form W-9. If you do not provide Maxxim with your correct TIN, you may be subject to penalties imposed by the Internal Revenue Service as well as backup withholding. Any amount withheld under these rules will be creditable against your U.S. federal income tax liability. Maxxim (or its agent) will report to you and the IRS the amount of any "reportable payments," as defined in Section 3406 of the Internal Revenue Code, and the amount of tax, if any, withheld with respect thereto.


     The foregoing tax discussion is included for general information only and is based upon present law. the foregoing discussion does not discuss tax consequences under the laws of states or local governments or of any other jurisdiction or tax consequences to categories of shareholders that may be subject to special rules, such as foreign persons, tax-exempt entities, insurance companies, financial institutions, and dealers in stocks and securities. The foregoing discussion may not be applicable to a shareholder who continues to own, actually or constructively, stock of Maxxim after the merger or who acquired his or her shares of Maxxim common stock pursuant to the exercise of stock options or otherwise as compensation. You should consult your own tax advisor as to the specific tax consequences of the merger to you, including the application and effect of U.S. Federal, state, local, and other tax laws and the possible effect of changes in such tax laws.


                              INDEPENDENT AUDITORS


     The consolidated balance sheets as of November 1, 1998, and November 2, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three fiscal years in the period ended November 1, 1998, incorporated by reference in this proxy statement, have been audited by KPMG LLP, independent auditors. A representative of KPMG LLP will be at the special meeting to answer appropriate questions from shareholders and will have the opportunity to make a statement, if so desired.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Maxxim hereby incorporates the following documents previously filed with the SEC (SEC File No. 0-18208) into this proxy statement:

          (1) Maxxim's Annual Report on Form 10-K for the fiscal year ended November 1, 1998, as amended June 16, 1999;

          (2) Maxxim's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1999, May 2, 1999 and August 1, 1999; and

          (3) Maxxim's Current Reports on Form 8-K dated January 19, 1999 (as amended on March 19, 1999 and June 16, 1999) and June 13, 1999.

     Maxxim incorporates by reference in this proxy statement additional documents that it may file with the SEC between the date of this proxy statement and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as its proxy statements. Any statements contained in a document incorporated by reference in this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement (or in any other subsequently filed document which also is incorporated by reference in this proxy statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to be a part of this proxy statement except as so modified or superseded.

                               LEGAL PROCEEDINGS

     A complaint was filed on June 15, 1999 in state court in Harris County, Texas, and another was filed on June 25, 1999 in state court in Pinellas County, Florida, each naming Maxxim, its directors and Fox Paine & Company as defendants. Each complaint is brought on behalf of a purported class of public shareholders of Maxxim and alleges that the consideration being offered in the merger is unfair and inadequate, and that the directors of Maxxim breached their fiduciary duties by failing to obtain the best price for Maxxim. As relief, each complaint seeks, among other things, an injunction against completion of the merger, and damages in an unspecified amount. The cases are titled Steiner v. Maxxim Medical, Inc., et al. No. l999-30682 (281st Judl. Dist., Harris Cty., Tex) and Burnetti v. Maxxim Medical, Inc., et al. No. 99-4347-CI-15 (6th Judl. Circ., Pinellas Cty., Fla). Counsel for the plaintiffs in the Steiner action have represented that the plaintiffs have voluntarily dismissed the action. On September 30, 1999, counsel for the plaintiffs in the Burnetti action and counsel for defendants entered into a memorandum of understanding providing that, subject to court approval and certain other conditions, the claims asserted in the Burnetti case will be settled, the action will be dismissed and defendants will receive a release of all claims. The material terms of the memorandum of understanding provide that the defendants file the Lazard Freres presentation to the special committee and the board of directors with the Securities and Exchange Commission and disclose in the proxy statement that the entity which indicated an interest in a potential bid at a price as high as $27.50 did not pursue its interest in making such a proposal, and that the Continuing Shareholders agree, prior to the merger vote, that they will vote their shares for and against approval of the merger agreement in the same proportions as votes are cast by the public shareholders (other than the Continuing Shareholders).


     Maxxim has been named as a defendant in various other lawsuits arising in the ordinary course of business. We believe that the ultimate resolution of such litigation will not have a material adverse impact on our results of operations or financial position (see Note 5 of Notes to Consolidated Financial Statements incorporated by reference from Maxxim's Annual Report on Form 10-K for the fiscal year ended November 1, 1998).

     Circon is involved in the following legal proceedings:

     On May 28, 1996, two purported stockholders of Circon, Bart Milano and Elizabeth Heaven, commenced an action in the Superior Court of the State of California for the County of Santa Barbara, Case No. 213476, purportedly on behalf of themselves and all others who purchased Circon's common stock between May 2, 1995 and February 1, 1996, against Circon, Richard A. Auhll, Rudolf R. Schulte, Harold R. Frank, John F. Blokker, Paul W. Hartloff, Jr., R. Bruce Thompson, Jon D. St. Clair, Frederick A. Miller, David P. Zielinski, Winton L. Berci, Jurgen Zobel, Trevor Murdoch and Warren G. Wood. That complaint alleged that defendants violated Sections 11 and 15 of the Securities Act of 1933 Sections 25400-02 and 25500-02 of the California Corporations Code, and Sections 1709-10 of the California Civil Code, by disseminating allegedly false and misleading statements relating to Circon's acquisition of Cabot Medical Corp. by merger and to the combined companies' future financial performance. In general the complaint alleged that defendants knew that synergies from the merger would not be achieved, but misrepresented to the public that they would be achieved, in order to obtain approval for the merger so they would be executives of a much larger corporation. This alleged conduct allegedly had the effect of inflating the price of Circon's common stock. On July 29, 1996, defendants filed demurrers to the complaint on the ground that plaintiffs' allegations fail to state facts sufficient to constitute a cause of action. On or about August 6, 1996, plaintiffs served their response to defendants' demurrers, stating their intention to file an amended complaint prior to the hearing on defendants' demurrers. On September 20, 1996, plaintiffs voluntarily dismissed Rudolf R. Schulte, Harold R. Frank, John F. Blokker and Paul W. Hartloff, Jr. from the action, without prejudice. On September 30, 1996, plaintiffs, joined by a third purported stockholder of Circon, Adam Zetter, filed a first amended complaint against the remaining defendants. Plaintiffs' amended complaint is substantially similar to the original complaint, but adds a new purported cause of action under the unfair business practices provisions of the California Business & Professions Code, Sections 17200, et seq. and 17500, et seq. Like the original complaint, the amended complaint seeks compensatory and/or punitive damages, attorneys' fees and costs, and any other relief (including injunctive relief) deemed proper. On December 2, 1996, defendants filed demurrers to the amended complaint again on the grounds that plaintiffs' allegations fail to state facts sufficient to constitute a cause of action. On April 17, 1997, a hearing was held regarding the defendants' demurrers to the first amended complaint. By order dated May 28, 1997, the Superior Court overruled the defendants' demurrers to the amended complaint. The parties are now engaged in discovery proceedings. Circon believes plaintiffs' allegations to be without merit and intends to vigorously defend the lawsuit. We believe that the ultimate resolution of such litigation will not have a material adverse impact on our results of operations or financial position.

     On August 15, 1996, an action captioned Steiner v. Auhll, et al., No. 15165 was filed in the Court of Chancery of the State of Delaware and shortly thereafter, three substantially similar actions were filed by three other shareholders of Circon. All four of these actions purported to be brought as class actions on behalf of all Circon shareholders. On August 16, 1996, a separate action captioned Krim v. Circon Corp., et al., No. 153767, was filed in the Superior Court of California in Santa Barbara. The plaintiff in that action also claimed to be a Circon stockholder and purported to bring his claim as a class action. On September 27, 1996, that action was stayed by the Court in favor of the actions pending in Delaware; the Court also encouraged the plaintiff to refile his action in Delaware. By order dated September 18, 1996, the four Delaware actions were consolidated under the caption In re Circon Corporation Shareholders Litigation, Consol. C.A. No. 15165. The plaintiffs allege certain wrongdoing on the part of the defendants in connection with the hostile tender offer by U.S. Surgical Corporation announced on August 2, 1996. Plaintiffs allege, among other things, that the defendants (i) breached their fiduciary duties to the Circon stockholders by summarily rejecting the U.S. Surgical offer and by failing to negotiate a friendly merger with U.S. Surgical;
(ii) engaged in actions which were not reasonable responses to the U.S. Surgical offer, including the adoption on August 13, 1996, of a stockholders rights plan and retention plans designed to provide for cash payments to Circon employees in the event of a change of control; (iii) were subject to conflicts of interest and motivated by their own self-interests and objectives designed to protect their positions in Circon; (iv) manipulated the corporate machinery and impaired the corporate democratic process by adopting the stockholders rights plan and the retention plans; and (v) breached their duty of disclosure. On July 27, 1999, the parties filed a stipulation of settlement. In the stipulation, the parties agreed that (i) as a result, in part, of the pendency and prosecution of the case, defendants decided to explore strategic alternatives for Circon and ultimately to approve the acquisition of Circon by Maxxim and (ii) the consideration received by the Circon stockholders in connection with the transaction with Maxxim represented the best price reasonably available. In connection with the settlement, defendants have agreed that they will not oppose plaintiffs' counsel's request for an award of attorneys' fees and expenses in an aggregate amount not to exceed $800,000. The settlement and fee award are subject to court approval. A hearing on the settlement is scheduled to take place on October 20, 1999. The payment of such amount would be covered by Circon's insurance.


                                 OTHER MATTERS


     Management knows of no other business to be presented at the special meeting. If other matters do properly come before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the proxy to vote on such matters according to their best judgment unless the authority to do so is withheld in such proxy.


                     SHAREHOLDER PROPOSALS FOR PRESENTATION
                           AT THE 2000 ANNUAL MEETING

     Your board of directors requests that any shareholder proposals intended for presentation at the 2000 Annual Meeting be submitted to Peter M. Graham, Secretary, in writing no later than October 31, 1999, for consideration for inclusion in Maxxim's proxy materials for such meeting. Members of the Maxxim's proxy committee will have discretionary voting authority with respect to all shares represented by proxies held by them at the 2000 Annual Meeting for any matters raised at that meeting about which Maxxim does not receive proper notice prior to January 16, 2000. If the merger is completed, there will be no 2000 Annual Meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Maxxim files annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information that Maxxim files at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Maxxim public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Website maintained by the SEC at http://www.sec.gov. Reports, proxy statements, and other information concerning Maxxim also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

     The SEC allows Maxxim to "incorporate by reference" information into this document, which means that Maxxim can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference certain documents that Maxxim has previously filed with the SEC. These documents contain important business information about Maxxim and its financial condition.

     Maxxim may have sent to you some of the documents incorporated by reference, but you can obtain any of them through Maxxim or the SEC or the SEC's Internet World Wide Web site described above. Documents incorporated by reference are available from Maxxim without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this document. Shareholders may obtain documents incorporated by reference in this document upon written or oral request to the following address or telephone number:

                              MAXXIM MEDICAL, INC.
                            10300 49th Street North
                           Clearwater, Florida 33762
                                 (727) 561-2100
                             Attention: Mary Lugris

     Maxxim will send any document so requested to the requesting shareholder by first class mail or other equally prompt means within one day of receiving such request.

     Maxxim has filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part thereof, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to such contract or other document filed as an exhibit to the Schedule 13E-3 or such other document, and each such statement shall be deemed qualified in its entirety by such reference.

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM MAXXIM, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS PRIOR TO THE SPECIAL MEETING.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO VOTE YOUR MAXXIM SHARES AT THE SPECIAL MEETING. MAXXIM HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT. THIS DOCUMENT IS DATED OCTOBER 4, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS DOCUMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.


                                          By Order of the Board of Directors

                                          /s/ PETER M. GRAHAM
                                          ----------------------------------
                                              Peter M. Graham,
                                              Secretary

Clearwater, Florida

Dated: October 4, 1999

                                                              APPENDIX A
                                                            CONFORMED COPY


                         AGREEMENT AND PLAN OF MERGER,


                           DATED AS OF JUNE 13, 1999,

                                    BETWEEN

                    FOX PAINE MEDIC ACQUISITION CORPORATION

                                      AND

                              MAXXIM MEDICAL, INC.

                               TABLE OF CONTENTS


                                                                               PAGE
                                                                               ----
ARTICLE I        THE MERGER, ITS EFFECTS ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS, AND THE DEBT OFFER................   A-1
  Section 1.1.   The Merger..................................................   A-1
  Section 1.2.   Effective Time..............................................   A-2
  Section 1.3.   Effects of the Merger.......................................   A-2
  Section 1.4.   Articles of Incorporation and Bylaws........................   A-2
  Section 1.5.   Directors...................................................   A-2
  Section 1.6.   Officers....................................................   A-2
  Section 1.7.   Subsequent Actions..........................................   A-2
  Section 1.8.   Effect of the Capital Stock.................................   A-3
  Section 1.9.   Dissenting Shares...........................................   A-3
  Section 1.10.  List of Stock Options; Cancellation of Stock Options........   A-4
  Section 1.11.  Payment for Shares..........................................   A-4
  Section 1.12.  The Senior Notes Offer and Solicitation.....................   A-6
  Section 1.13.  Company Action..............................................   A-7
ARTICLE II       ASSET DROPDOWN..............................................   A-7
  Section 2.1.   Asset Dropdown..............................................   A-7
  Section 2.2.   Non-Assignment Under Certain Circumstances..................   A-8
ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............   A-8
  Section 3.1.   Organization and Qualification; Subsidiaries................   A-8
  Section 3.2.   Capitalization of the Company and its Subsidiaries..........   A-9
  Section 3.3.   Authority Relative to this Agreement; Consents and
                 Approvals...................................................  A-10
  Section 3.4.   SEC Reports; Financial Statements...........................  A-10
  Section 3.5.   Debt Offer Documents; Proxy Statement; Form S-4.............  A-11
  Section 3.6.   Consents and Approvals, No Violations.......................  A-11
  Section 3.7.   No Default..................................................  A-12
  Section 3.8.   No Undisclosed Liabilities; Absence of Changes..............  A-12
  Section 3.9.   Litigation..................................................  A-12
  Section 3.10.  Compliance with Applicable Law..............................  A-12
  Section 3.11.  Employee Benefit Matters....................................  A-13
  Section 3.12.  Environmental Laws and Regulations..........................  A-14
  Section 3.13.  Rights Agreement; State Takeover Statute Inapplicable.......  A-15
  Section 3.14.  Brokers.....................................................  A-15
  Section 3.15.  Absence of Certain Changes..................................  A-15
  Section 3.16.  Taxes.......................................................  A-16
  Section 3.17.  Intellectual Property.......................................  A-17
  Section 3.18.  Labor Matters...............................................  A-17
  Section 3.19.  Opinions of Financial Advisors..............................  A-18
  Section 3.20.  Titles to Properties; Encumbrances..........................  A-18
  Section 3.21.  Material Contracts..........................................  A-18
  Section 3.22.  Product Liability...........................................  A-20
  Section 3.23.  Suppliers and Customers.....................................  A-20
  Section 3.24.  Title and Condition of Properties...........................  A-20
  Section 3.25.  Information in Financing Documents..........................  A-21
  Section 3.26.  Year 2000 Compliance........................................  A-21
ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF PURCHASER.................  A-21
  Section 4.1.   Organization................................................  A-21
  Section 4.2.   Authority Relative to this Agreement........................  A-21
  Section 4.3.   Consents and Approvals; No Violations.......................  A-21

                                                                               PAGE
                                                                               ----
  Section 4.4.   Proxy Statement; Offer Documents............................  A-22
  Section 4.5.   Financing...................................................  A-22
  Section 4.6.   Brokers.....................................................  A-22
ARTICLE V        COVENANTS...................................................  A-22
  Section 5.1.   Shareholders Meeting........................................  A-22
  Section 5.2.   Proxy Statement.............................................  A-23
  Section 5.3.   Conduct of Business of the Company..........................  A-23
  Section 5.4.   No Solicitation.............................................  A-25
  Section 5.5.   Access to Information.......................................  A-27
  Section 5.6.   Additional Agreements, Reasonable Efforts...................  A-28
  Section 5.7.   Public Announcements........................................  A-29
  Section 5.8.   Indemnification.............................................  A-29
  Section 5.9.   Recapitalization............................................  A-29
  Section 5.10.  Financial Statements........................................  A-29
  Section 5.11.  Certain Agreements with Management..........................  A-29
ARTICLE VI       CONDITIONS TO CONSUMMATION OF THE MERGER....................  A-30
  Section 6.1.   Conditions to the Merger....................................  A-30
  Section 6.2.   Conditions to Each Party's Obligations to Effect the
                 Merger......................................................  A-31
ARTICLE VII      TERMINATION; AMENDMENT; WAIVER..............................  A-32
  Section 7.1.   Termination.................................................  A-32
  Section 7.2.   Effect of Termination.......................................  A-32
  Section 7.3.   Fees and Expenses...........................................  A-32
  Section 7.4.   Amendment...................................................  A-33
  Section 7.5.   Waiver......................................................  A-33
ARTICLE VIII     MISCELLANEOUS...............................................  A-33
  Section 8.1.   Nonsurvival of Representations and Warranties...............  A-33
  Section 8.2.   Entire Agreement; Assignment................................  A-33
  Section 8.3.   Validity....................................................  A-34
  Section 8.4.   Notices.....................................................  A-34
  Section 8.5.   Governing Law...............................................  A-35
  Section 8.6.   Descriptive Headings........................................  A-35
  Section 8.7.   Parties in Interest.........................................  A-35
  Section 8.8.   Counterparts................................................  A-35
ANNEX A          Terms and Conditions to the Debt Offer......................  A-36
EXHIBIT A-1      Equity Commitment Letter to Purchaser
EXHIBIT A-2      Equity Commitment Letter to Circon Buyer
EXHIBIT B        Holdco Commitment Letter
EXHIBIT C        OpCo Financing Commitment Letters
SCHEDULES        Schedules 1.8(b) and 1.10(c) Company Disclosure Letter

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 13, 1999 (this "Agreement"), is made by and between Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), and Maxxim Medical, Inc., a Texas corporation (the "Company").

     WHEREAS, the respective Boards of Directors of the Company and Purchaser have determined that the merger of Purchaser with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective shareholders, and such Boards of Directors have approved such Merger, pursuant to which each share of common stock, par value $.001 per share (together with the associated Preferred Share Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of July 10, 1997 (the "Rights Agreement"), by and between the Company and Harris Trust and Savings Bank as rights agent, the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2) will (except for shares of Company Common Stock owned, directly or indirectly by the Company or Purchaser, except for those shares owned by the Specified Shareholders (as defined herein) which are to be retained pursuant to Section 1.8(b) hereof, and except for any shares of Common Stock as to which dissenters rights are exercised and perfected pursuant to applicable law) be converted into the right to receive $26.00 in cash (the "Per Share Amount");

     WHEREAS, the Merger and this Agreement require the vote of a majority of the shares of the Company Common Stock for the approval thereof (the "Company Shareholder Approval");

     WHEREAS, Purchaser is a newly formed corporation formed by Fox Paine Capital Fund, L.P. and certain related parties;

     WHEREAS, as a condition and inducement to Purchaser's willingness to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser has required each of Kenneth W. Davidson, Peter M. Graham, David L. Lamont, Henry T. DeHart, Jack F. Cahill, Alan S. Blazei, Joseph D. Dailey, Suzanne R. Garon, Ernest J. Henley, and Davis C. Henley (collectively, the "Specified Shareholders"), all but one of which is a member of the Company's senior management or a member of Company's Board of Directors, to enter into a voting agreement, dated even herewith (the "Voting Agreement"), pursuant to which, among other things, each Specified Shareholder agrees to vote all shares of Company Common Stock beneficially owned by him or her (including without limitation shares of Company Common Stock issued upon conversion of options of the Company beneficially owned by the Specified Shareholder) in favor of the Merger;

     WHEREAS, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, the parties hereto intend that the Merger be treated as a recapitalization for financial reporting purposes.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                  THE MERGER, ITS EFFECTS ON THE CAPITAL STOCK
              OF THE CONSTITUENT CORPORATIONS, AND THE DEBT OFFER

     Section 1.1. The Merger. Subject to the conditions of this Agreement and in accordance with the Business Corporation Act of the State of Texas (the "TBCA"), the Company and Purchaser shall consummate a merger (the "Merger") pursuant to which (i) Purchaser shall merge with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (ii) the Company shall be the successor or the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Texas, and (iii) the corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. Purchaser may, upon notice to the Company, modify the structure of the Merger if Purchaser determines it advisable to do so because of tax or other considerations, and the Company shall promptly enter into any amendment to this Agreement necessary or desirable to accomplish such structure modification, provided that no such amendment shall reduce the Per Share Amount or materially delay the Closing (as defined below) and, provided, further, that in the event of any such modification of structure, for purposes of determining whether the condition set forth in Section 6.1(b)(i) has been satisfied, the accuracy of the Company's representations and warranties shall be determined (unless the Company otherwise reasonably agrees) as if such modification had not been made.


     Section 1.2. Effective Time. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause (i) articles of merger (the "Articles of Merger") to be executed and filed on the Closing Date (or on such other date as Purchaser and the Company may agree) with the Secretary of State of the State of Texas in such form as required by, and executed in accordance with the relevant provisions of the TBCA, and (ii) all other filings or recordings required by the TBCA in connection with the Merger. A closing for the Merger (the "Closing") will be held at the offices of Wachtell, Lipton, Rosen & Katz, counsel to Purchaser, at 3:30 p.m. New York City time (or such other place as the parties may agree) on second business day after satisfaction or waiver of the conditions set forth in
Article VI (other than those that are to be satisfied on the Closing Date) (the "Closing Date"). The Merger shall become effective at such time as a Certificate of Merger is duly issued by the Secretary of State of the State of Texas (the time the Merger becomes effective being referred to herein as the "Effective Time").


     Section 1.3. Effects of the Merger. At the Effective Time, the Merger shall have the effects as set forth in the applicable provisions of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.4. Articles of Incorporation and Bylaws. (a) The articles of incorporation of the Company in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law.

     (b) The bylaws of Purchaser in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with its terms and applicable law.

     Section 1.5. Directors. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

     Section 1.6. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     Section 1.7. Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     Section 1.8. Effect of the Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Purchaser or any holder of any shares of Company Common Stock ("Shares") or any shares of capital stock of Purchaser:

          (a) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into one share of the common stock, par value $.001 per share, of the Company following the Merger.

          (b) Each issued and outstanding share of Company Common Stock held by the Specified Shareholders immediately prior to the Effective Time, other than as set forth in Schedule 1.8(b) hereto, shall not be canceled as provided below but be retained by such holder and remain outstanding and unaffected by the Merger.

          (c) Each share of Company Common Stock that is owned by or held in the treasury of the Company or owned by any subsidiary of the Company immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (d) Shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares to be issued pursuant to Section 1.8(a), (ii) any shares to remain outstanding pursuant to Section 1.8(b), (iii) any shares to be canceled pursuant to Section 1.8(c) and (iv) any Dissenting Shares (as defined below)), together with the Associated Rights, held by each shareholder of the Company shall be converted into the right to receive (i) an amount in cash (the "Merger Consideration") equal to the product of (A) the number of such shares of Company Common Stock owned by such shareholder prior to the Effective Time, and (B) the Per Share Amount. The Merger Consideration shall be payable to the holder of shares of Company Common Stock, without interest thereon, upon the surrender of the certificate or certificates formerly representing such Shares in the manner provided in Section 5.2 and less any required withholding of taxes. From and after the Effective Time, all such Shares so converted into the Merger Consideration shall no longer be outstanding and shall be deemed to be canceled and retired and shall cease to exist, and each holder of a certificate or certificates formerly representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate or certificates in accordance with Section 1.11, or the right, if any, to receive payment from the Surviving Corporation in accordance with Articles 5.11, 5.12 and 5.13 of the TBCA. Anything contained herein to the contrary notwithstanding, with respect to any Person (as defined in Section 2.2) (other than any Specified Shareholder) who has purchased shares of Company Common Stock pursuant to the terms of the Company's Senior Management Stock Purchase Plan and who as of the Effective Time has an amount outstanding and unpaid under a promissory note(s) entered into between such Person and the Company under such plan, the Company shall withhold from the aggregate Merger Consideration payable to any such Person in respect of shares of Company Common Stock canceled in the Merger (subject to obtaining any required consent of any such Person) the amount necessary to satisfy the outstanding obligation under the promissory note(s) in full (including the amount equal to any imputed interest if such Person authorized the Company to do so).

     Section 1.9. Dissenting Shares. Anything in this Agreement to the contrary notwithstanding, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have the right to dissent with respect to the Merger pursuant to Article 5.11 of the TBCA ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of the TBCA, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost such right under the TBCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Company Common Stock shall thereupon be converted into and become exchangeable only for the right to receive, as of the Effective Time, the Merger Consideration without any interest thereon. The Company shall give Purchaser (i) prompt notice of any written demands received by the Company for payment of fair value in respect of any shares of Company Common Stock, attempted written withdrawals of such demands, and any other instruments served pursuant to the TBCA and received by the Company relating to shareholders' rights to dissent with respect to the Merger and (ii) the opportunity to direct all negotiations and proceedings with respect to any exercise of such rights under the TBCA. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for payment of fair value for capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

     Section 1.10. List of Stock Options; Cancellation of Stock Options. (a) The Company has heretofore provided Purchaser a true and complete list (the "Stock Option List") of each option to purchase shares of Company Common Stock (the "Stock Options") granted under each employee and director stock option plan or arrangement (the "Company Stock Plans") outstanding as of the date hereof (along with the exercise prices thereof). The Company represents and warrants that as of the date hereof, other than as previously disclosed in the Stock Option List, no outstanding Stock Options are held by any Specified Shareholder. Stock Options held by any Specified Shareholder and any other person permitted by Purchaser in writing after the date hereof to participate in the option rollover (collectively, the "Rollover Participants") are referred to as "Rollover Options".

     (b) The term "Option Cancellation Time" shall mean the time that is immediately prior to the Effective Time.

     (c) At the Option Cancellation Time, 448,336 Rollover Options (as specified in Schedule 1.10(c) (the "Canceled Rollover Options")) shall be canceled, and shall be of no further force or effect.

     (d) At the Option Cancellation Time, each then outstanding Stock Option (whether vested or unvested), other than any Canceled Rollover Option, shall be canceled and, in consideration of such cancellation, the Company shall pay to the holder in full satisfaction of such Stock Option, subject to any applicable withholding tax, an amount in cash equal to the product of (i) the excess, if any, of the Per Share Amount over the exercise price per share of Company Common Stock of such Stock Option and (ii) the number of shares of Company Common Stock subject to such Stock Option.

     (e) The Company (i) shall take all actions necessary, including seeking written consents from each holder (other than the Rollover Participants), to cause the actions and effects specified in Section 1.10 to occur, and (ii) shall take all actions necessary to provide that, effective as of the Option Cancellation Time, (A) except as necessary in connection with the treatment of Rollover Options, each of the Company Stock Plans shall be terminated and no new options shall be granted thereunder, (B) the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its subsidiaries shall be amended to provide that no new issuances or grants may be made thereunder, and (C) no holder of Stock Options will have any right to receive any shares of capital stock of the Company or, if applicable, the Surviving Corporation, upon exercise of any Stock Option.

     Section 1.11. Payment for Shares. (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent in connection with the Merger (the "Paying Agent") pursuant to a paying agent agreement providing for the matters set forth in this Section 1.11 and otherwise reasonably satisfactory to the Company. At the Effective Time, the Company shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of shares of Company Common Stock, the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 1.8(d). Such funds shall be invested as directed by the Company or the Surviving Corporation pending payment thereof by the Paying Agent to holders of the shares of Company Common Stock. Earnings from such investments shall be the sole and exclusive property of the Company and the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the shares of Company Common Stock.

     (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose shares were converted pursuant to Section 1.8(d) into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Purchaser may specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (together, the "Transmittal Documents"). Upon surrender of a Certificate or Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Purchaser, together with such letter of transmittal, duly executed, the holder of such Certificate or Certificates shall be entitled to receive in exchange therefor (as promptly as practicable) the Merger Consideration in respect of all shares of Company Common Stock formerly represented by such Certificate or Certificates, without any interest thereon, pursuant to Section 1.8(d). The Certificate(s) so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Certificates are registered, it shall be a condition of payment that the Certificate(s) so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on the Certificate(s) or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate(s) surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered in accordance with the provisions of and as contemplated by this Section 1.11, any Certificate (other than Certificates representing shares of Company Common Stock subject to Sections 1.8(a), (b) and
(c) and other than Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash without interest as contemplated by this Section 1.11. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, the Company shall cause the Paying Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration (other than Certificates representing Dissenting Shares and Certificates representing shares of Company Common Stock subject to Sections 1.8(a), (b) and (c)).


     (c) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates (other than Dissenting Shares or those subject to Sections 1.8(a), (b) and (c)) are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 1.11. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding shares of Company Common Stock.

     (d) From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time (other than those subject to Section 1.8(b)) shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law.

     (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Surviving Corporation shall pay or cause to be paid in exchange for such lost, stolen or destroyed Certificate the relevant portion of the Merger Consideration in accordance with Section 1.8(d) for shares of Company Common Stock represented thereby. When authorizing such payment of any portion of the Merger Consideration in exchange therefor, the board of directors of the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificate to give the Surviving Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     (f) Promptly following the date which is one year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any cash (including any interest received with respect thereto), Certificates and other documents in its possession relating to the Merger, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to any portion of the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon.

     (g) The Merger Consideration paid in the Merger shall be net to the holder of shares of Company Common Stock in cash, subject to reduction only for any applicable Federal withholding taxes or, as set forth in Section 1.11(b), stock transfer taxes payable by such holder.

     (h) Anything to the contrary in this Section 1.11 notwithstanding, none of the Paying Agent, Purchaser or the Surviving Corporation shall be liable to any holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     Section 1.12. The Senior Notes Offer and Solicitation. (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1 and none of the events set forth in Annex A shall have occurred or be existing, the Company shall promptly after the date of this Agreement, but in no event later than five business days from the date a request is made by the Purchaser (which request shall not be made prior to the sixth business day following the date of this Agreement), commence an offer to purchase all of the outstanding aggregate principal amount of the Company's 10 1/2% Senior Subordinated Senior Notes (the "Senior Notes") issued pursuant to that certain Indenture, dated as of July 30, 1996, among the Company, certain of its subsidiaries, and First Union National Bank of North Carolina, as Trustee (the "Senior Notes Indenture"), on the terms and conditions set forth in and attached as Annex A hereto, and such other customary terms and conditions as are reasonably acceptable to Purchaser (the "Debt Offer"). Without limiting the foregoing, the Debt Offer (and the provisions of Annex A hereto), shall include the solicitation of consents to amendments to the terms of the Senior Notes and the Senior Notes Indenture that shall be reasonably satisfactory to Purchaser and shall include, without limitation, the elimination of the negative covenants contained therein and the elimination of any restrictions applicable to the transactions contemplated by this Agreement or any of the financing contemplated thereby (the "Senior Notes Amendments"). The Company shall waive any of the conditions to the Debt Offer and make any other changes in the terms and conditions of the Debt Offer as reasonably requested by Purchaser, and the Company shall not, without Purchaser's prior written consent, waive any condition to the Debt Offer, make any changes to the terms and conditions of the Debt Offer set forth in Annex A or make any other changes in the terms and conditions of the Debt Offer. The Company covenants and agrees that, subject to the terms and conditions of this Agreement, including, but not limited to, Annex A, it will accept for payment and thereafter pay for, as promptly as practicable after expiration of the Debt Offer, Senior Notes and consents concurrently with the consummation of the Merger.

     (b) Subject to Section 7.1, the Company shall, from time to time at the direction of Purchaser, extend the Debt Offer.

     (c) Promptly following the date of this Agreement, the Company shall prepare an offer to purchase the Senior Notes and forms of the related letter of transmittal (collectively, the "Debt Offer to Purchase") and summary advertisement, as well as all other information and exhibits (collectively, the "Debt Offer Documents"). Purchaser and the Company will cooperate with each other in the preparation of the Debt Offer Documents. All mailings to the holders of Senior Notes in connection with the Debt Offer shall be subject to the prior review, comment and approval of Purchaser. The Company will use its reasonable efforts to cause the Debt Offer Documents to be mailed to the holders of the Senior Notes within five business days from the date a request is made by Purchaser (which request shall not be made prior to the sixth business day following the date of this Agreement). The Debt Offer Documents will comply in all material respects with the provisions of applicable state and federal laws. Each of Purchaser and the Company agrees promptly to correct any information provided by it for use in the Debt Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Debt Offer Documents as so corrected to be disseminated to holders of Senior Notes as and to the extent required by applicable state and federal laws.


     Section 1.13. Company Action. (a) The Company hereby approves of and agrees to undertake the Debt Offer and represents and warrants that the Board of Directors of the Company (the "Company Board"), at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement, which provides, among other things, for the Debt Offer, the Circon Sale (as defined in Section 5.6(d)) and the Merger, is advisable, fair to, and in the best interests of, the shareholders of the Company, (ii) resolved to recommend approval and adoption of the plan of merger (within the meaning of Article 5.03 of the TBCA) contained in this Agreement by such shareholders of the Company, (iii) approved the Merger and all of the other Transactions, for purposes of Article 13.03 of the TBCA and taken all necessary steps to render
Article 13.03 of the TBCA inapplicable to the Transactions contemplated hereby,
(iv) resolved to elect, to the extent permitted by law, not to be subject to any state takeover law other than Article 13.03 of the TBCA that may purport to be applicable to the Transactions contemplated hereby, (v) has taken all action under the Rights Agreement to make the representations and warranties contained in Section 3.13 true and correct in all respects, and (vi) resolved to recommend, and recommended, that the shareholders of the Company approve and adopt this Agreement and the Merger. The determinations, resolutions and recommendations referred to in the immediately preceding sentence are collectively referred to herein as the "Company Board Recommendation". The Company shall include a statement of such recommendation and approval in the Proxy Statement (as defined in Section 3.5). The Company further represents that Lazard Freres & Co. LLC (the "Financial Advisor") has delivered to the Board its written opinion that, as of the date of such opinion, the Per Share Amount to be received in the Merger by the holders of Shares (other than Purchaser and the Specified Shareholders) is fair from a financial point of view to such holders. The Company agrees to, and has been authorized by the Financial Advisor to, permit the inclusion of the fairness opinion (or a reference thereto) in the Proxy Statement.


     (b) The Company shall take all action as may be necessary to effect the Debt Offer as contemplated by this Agreement, including, without limitation, promptly mailing the Debt Offer Documents to the record holders and beneficial owners of the Senior Notes.

                                   ARTICLE II

                                 ASSET DROPDOWN

     Section 2.1. Asset Dropdown. If requested by Purchaser in order to facilitate the financing contemplated hereby, the Company shall organize, or cause to be organized under the laws of the State of Delaware a corporation ("Company Sub") and thereafter maintain its good standing under the laws of the State of Delaware and qualify it to do business in such jurisdictions as may be necessary to comply with the terms of Section 3.1. Purchaser shall be afforded the opportunity to review and approve all documents prepared in connection with the formation of Company Sub. In accordance with the first sentence of this
Section 2.1, as so requested, immediately before or concurrent with the Effective Time, subject to satisfaction or waiver of all conditions to the Merger, the Company shall sell, convey, assign, transfer and deliver to Company Sub, and the Company shall cause Company Sub to acquire from the Company, all of the rights, title and interests of the Company in and to all of the assets, properties, operations and businesses and all other rights and privileges of every nature, kind and description, whether tangible or intangible (including goodwill), whether accrued, contingent or otherwise, of the Company as such assets, properties, operations, businesses, rights and privileges may exist on the date and time of the transfer (collectively, the "Company Assets"); provided, however, that the Company shall retain sufficient cash or cash equivalents in order to finance the consummation of the Merger. The transfer of the Company Assets contemplated by this Section 2.1 shall be effected by appropriate bills of sale and other evidences of transfer or assignment, all in forms reasonably satisfactory to the Company and Purchaser. Simultaneously therewith, the Company shall assign to Company Sub, and shall cause Company Sub to assume and agree to pay, perform and be liable and responsible for, any and all of its liabilities, obligations, debts whatsoever of the business of the Company, whether mature or unmatured, liquidated or unliquidated, fixed or contingent, including as the "Company" under Section 5.2 of the Senior

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Notes Indenture ("Liabilities"). The assumption of Liabilities by Company Sub pursuant to this Section 2.1 shall be evidenced by an assumption agreement or other comparable document in form and substance reasonably satisfactory to the Company and Purchaser.

     Section 2.2. Non-Assignment Under Certain Circumstances. Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to sell, convey, assign, transfer or deliver ("Transfer") any interest in any instruments, commitments, contracts, leases, permits or other agreements or arrangements or any claim, right or benefit, or any Liability arising thereunder or resulting therefrom ("Instruments"), if such a Transfer or an attempt to make such a Transfer without authorization, approval, consent or waiver of a third person ("Authorizations") would constitute a breach or violation thereof or affect adversely the rights of Company Sub or the Company thereunder; and any transfer hereunder of such Instruments that requires Authorizations shall be made subject to such Authorizations being obtained. In the event that any such Authorizations are not obtained on or prior to the Effective Time, the Company shall use commercially reasonable efforts to obtain any such Authorization after the Effective Time, and the Company shall, to the fullest extent permitted by law and any instruments (including by acting as an agent of Company Sub), hold such instruments in trust for the exclusive use and benefit of Company Sub such that Company Sub receives the interest of the Company in the benefits therefrom until such time as such Authorizations are obtained. "Person" or "person" means and includes natural persons, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and all Governmental Entities.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Purchaser as follows:

     Section 3.1. Organization and Qualification; Subsidiaries. (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be in good standing or to have such power, authority and governmental approvals, would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has heretofore delivered to Purchaser accurate and complete copies of the articles of incorporation and bylaws, as currently in effect, of the Company and accurate and complete copies of the certificate or articles of incorporation and bylaws (or other governing document), as currently in effect, of each of its Subsidiaries. As used in this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated or domestic or foreign to the United States of which (i) such Person or any other Subsidiary of such Person is a general partner (excluding such partnerships where such Person or any Subsidiary of such Person do not have a majority of the voting interest in such partnership) or
(ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. The term "Company Material Adverse Effect" means any event, change, circumstance or effect that is or could reasonably be expected to be materially adverse to (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate any of the transactions contemplated by this Agreement, including the Debt Offer, the Circon Sale and the Merger (collectively, the "Transactions"). The schedule of disclosures delivered by the Company to Purchaser together with the execution of this Agreement (the "Company Disclosure Schedule") sets forth in
Section 3.1(a) a complete list of the Company's Subsidiaries.

     (b) Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in aggregate, have a Company Material Adverse Effect.

     (c) Except as set forth in Section 3.1(c) of the Company Disclosure Schedule, the Company does not own any equity or similar interest in any Person.

     Section 3.2. Capitalization of the Company and its Subsidiaries. (a) The authorized capital stock of the Company consists of: 40,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). As of June 9, 1999, 14,276,682 shares of Company Common Stock are issued and outstanding, no shares of the Preferred Stock are outstanding. All of the Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of June 9, 1999, a total of 1,498,920 Shares are reserved for issuance pursuant to outstanding Stock Options under the Company Stock Plans, and no other Shares are subject to issuance pursuant to Stock Options. Set forth in Section 3.2(a) of the Company Disclosure Schedules is a complete and accurate list of the Company Stock Plans and the number of Shares reserved for issuance pursuant to Stock Options outstanding as of June 9, 1999 under each such Company Stock Plan, and no other Shares are subject to issuance pursuant to such Company Stock Plans. Since June 9, 1999, no shares of the Company's capital stock have been issued other than pursuant to Stock Options set forth on the Stock Option List and, since June 9, 1999, no stock options have been granted. Except as set forth above and except for the Rights to, among other things, purchase Series A Participating Preferred Stock issued pursuant to the Rights Agreement, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company,
(iii) no options or other rights to acquire from the Company or any of its Subsidiaries, and no obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

     (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding, capital stock of, or other ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). All such shares have been validly issued, fully paid and non-assessable, and have been issued free of preemptive rights. There are no securities of the Company or any of its Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or any of its Subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company. There are no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any Subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any option, claim, mortgage, lien, pledge, charge, security interest or encumbrance or restrictions of any kind in respect of such asset.

     (c) The Shares and the Rights constitute the only class of equity securities of the Company or any of its Subsidiaries registered or required to be registered under the Exchange Act.

     (d) Other than the Voting Agreements, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

     (e) Other than the Outstanding Indebtedness, there is no outstanding Indebtedness of the Company or any of its Subsidiaries. Except as identified in
Section 3.2(e) of the Company Disclosure Schedule, no such Indebtedness of the Company or its Subsidiaries contains any restriction upon (i) the prepayment of such

Indebtedness, (ii) the incurrence of Indebtedness by the Company or its Subsidiaries, respectively, or (iii) the ability of the Company or its Subsidiaries to grant any Liens on its properties or assets.

     (f) For purposes of this Agreement, "Indebtedness" shall include (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, and excluding ordinary operating leases), (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under conditional sale or other title retention agreements relating to property purchased, (iv) capital lease or sale-leaseback obligations, (v) all liabilities secured by any Lien on any property (other than ordinary operating leases), and (vi) any guarantee or assumption of any of the foregoing in clauses
(i) through (v) or guaranty of minimum equity or capital or any make-whole or similar obligation. The term "Outstanding Indebtedness" means (a) the Senior Notes, (b) Indebtedness not in excess of $265,000,000 as of the date hereof under that certain Third Amended and Restated Credit Agreement, dated as of January 4, 1999 (the "Credit Agreement"), by and among the Company, NationsBank, N.A., as Agent, The Bank of Nova Scotia and First Union Bank, as managing agents, and certain other banks named therein, and (c) capitalized leases outstanding on the date hereof not in excess of $10,500,000 in the aggregate. The aggregate principal amount of the outstanding Senior Notes does not exceed $100,000,000, and there is no accrued but unpaid interest thereon other than interest accruing since the last regular interest payment date.

     Section 3.3. Authority Relative to this Agreement; Consents and
Approvals. (a) The Company has all the necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions in accordance with the terms hereof (subject to obtaining the necessary approval and adoption of this Agreement and the Merger by the shareholders of the Company). The execution, delivery and performance of this Agreement by the Company and the consummation by it of the Transactions have been duly and validly authorized by the Board and, except for obtaining the approval of the Company's shareholders in connection with the Merger as contemplated by Section
5.1 hereof, no other corporate action or corporate proceedings on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Purchaser, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (b) The Board has duly and validly approved, and taken all corporate actions required to be taken by the Board for the consummation of, the Transactions, including, without limitation, all actions required to ensure that the representations and warranties set forth in Section 3.13 are, and shall remain, true and correct in all respects.

     (c) No approval of the shareholders of the Company is required (by the Company's articles of incorporation or bylaws, or by applicable law) with respect to the entering into of this Agreement or the consummation of any of the Transactions other than the approval of the Merger by holders of a majority of the outstanding shares of Company Common Stock.

     Section 3.4. SEC Reports; Financial Statements. (a) Since January 1, 1996, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the SEC's rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the SEC's rules and regulations promulgated thereunder (any such documents filed since January 1, 1996 and prior to the date hereof being collectively, the "Company SEC Documents"). The Company SEC Documents, including without limitation, any financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not at the time filed (or, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No

Subsidiary of the Company is required to file any form, report or other document with the SEC. The financial statements included in the Company SEC Documents (the "Financial Statements") (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) ("GAAP") and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements were or are subject to normal and recurring year end adjustments.

     (b) The Company has heretofore made available to Purchaser, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of its three most recently completed fiscal years, (ii) all definitive proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since January 1, 1996 and (iii) all other reports (other than Quarterly Reports on Form 10-Q) or registration statements filed by the Company with the SEC since January 1, 1996.

     Section 3.5. Debt Offer Documents; Proxy Statement; Form S-4. None of the information included in (i) the Debt Offer Documents, shall, at the time the Debt Offer Documents or any amendments or supplements thereto are first published, sent or given to holders of the Senior Notes contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the registration statement on Form S-4 to be filed, if necessary, with the Securities and Exchange Commission (the "SEC") by the Company in connection with any issuance of Company Common Stock in connection with the Merger (such Form S-4, as amended or supplemented, is herein referred to as the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the proxy statement to be sent to the shareholders of the Company in connection with the Shareholders Meeting (as defined in Section 5.1) (such proxy statement, as amended or supplemented, is herein referred to as the "Proxy Statement") will, at the date it is first mailed to the Company's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If the filing of the Form S-4 is required, the Form S-4 will, as of its effective date, and the prospectus contained therein will, as of its date, comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Purchaser specifically for inclusion in the Proxy Statement. For purposes of this Agreement, the parties agree that statements made and information in the Debt Offer Documents, the Form S-4 (if one is filed) and the Proxy Statement relating to the federal income tax consequences of the transactions herein contemplated to holders of Company Common Stock shall be deemed to be supplied by the Company and not by Purchaser.

     Section 3.6. Consents and Approvals, No Violations.  Except as set forth in
Section 3.6 of the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any federal, state, local or foreign court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity"), is required on the part of the Company or any of its Subsidiaries for the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Transactions, except (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) pursuant to the applicable requirements of the Securities Act and the Exchange Act and the SEC's rules and regulations promulgated thereunder, (iii) the filing and if applicable, recordation of the Articles of Merger pursuant to the TBCA, (iv) such filings as are or may become necessary or desirable in connection with the organization and capitalization of Company Sub, or (v) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Company Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the Transactions will (A) conflict with or result in any breach of any provision of the respective articles of incorporation or bylaws (or similar governing documents) of the Company or of any its Subsidiaries, (B) except as set forth in Section 3.6 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, other than breaches or defaults under the Credit Agreement upon consummation of the Debt Offer without repayment thereof, or (C) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of (B) or (C) for violations, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.7. No Default. None of the Company or any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except (i) for liabilities incurred pursuant to the terms of the Agreement, or (ii) as set forth in the Company SEC Documents filed since November 1, 1998, neither the Company nor any of its Subsidiaries has, or has incurred since November 1, 1998, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have a Company Material Adverse Effect or, other than in the ordinary course of business and consistent with past practices, that would be required in accordance with GAAP to be reflected or reserved against on a consolidated balance sheet, or in the notes thereto, of the Company and its Subsidiaries prepared in accordance with GAAP.

     Section 3.9. Litigation. Except as disclosed in the Company SEC Documents or in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against, affecting or involving the Company or any of its Subsidiaries or any of their respective properties or assets before any Governmental Entity with respect to which there is a reasonable likelihood of an adverse determination which would have a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents or in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree which has a Company Material Adverse Effect.

     Section 3.10. Compliance with Applicable Law.  Except as set forth in
Section 3.10 of the Company Disclosure Schedule, the Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (including under applicable regulations adopted by the U.S. Food and Drug Administration and the U.S. Food, Drug and Cosmetic Act) necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted ("Company Permits") except where the failure to hold such permits, licenses, variances, exemptions, orders and approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. There has not occurred any material default under, or violation of, or failure of compliance under, any such Company Permit. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the businesses of the Company and its

Subsidiaries are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity (including under applicable regulations adopted by the U.S. Food and Drug Administration and the U.S. Food, Drug and Cosmetic Act) except for violations or possible violations which individually or in the aggregate will not have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity (including under applicable regulations adopted by the U.S. Food and Drug Administration and the U.S. Food, Drug and Cosmetic Act) with respect to the Company or any of its Subsidiaries or any of their respective products is, or during the past three years has been, pending or, to the knowledge of the Company, threatened nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same. This Section 3.10 shall not be applicable to compliance with Environmental Laws (on permits required thereunder), which is the subject of Section 3.12.

     Section 3.11. Employee Benefit Matters. (a) All employee or director benefit plans, arrangements or agreements, whether or not written, including without limitation any employee welfare benefit plan within the meaning of
Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement that is or has since January 1, 1994 (or prior to such date if such plan, program or arrangement could result in any liability of the Company or any Subsidiary after the date of this Agreement) been sponsored, maintained or contributed to for the benefit of any current or former employee or director of the Company or any Subsidiary are listed in Section 3.11(a) of the Company Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of
(i) the Company Benefit Plans (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendment thereto, (ii) the most recent summary plan description (or similar document) for each Company Benefit Plan,
(iii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any, and (iv) the most recent determination letter from the IRS (if applicable) for such Company Benefit Plan have been made available to the Purchaser.

     (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, (i) each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with all applicable laws including, but not limited to, ERISA, and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified (or such qualification is pending, or such plan is maintained under a prototype plan approved by the IRS), and, to the knowledge of the Company, no event has occurred that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan;
(iii) neither the Company nor any of its Subsidiaries has incurred or is reasonably likely to incur any liability or penalty under Sections 4975 or 4976 of the Code or Sections 409 or 502(i) of ERISA; (iv) there are no pending, nor has the Company or any of its Subsidiaries received notice of any threatened, claims against or otherwise involving any of the Company Benefit Plans (other than routine claims for benefits); (v) no Company Benefit Plan is under audit or investigation by the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation, and to the knowledge of the Company, no such audit or investigation is pending or threatened; (vi) all contributions or other payments required to be made as of the date of this Agreement to or pursuant to the Company Benefit Plans have been made or accrued for in the Company's Financial Statements; (vii) neither the Company nor any entity under "common control" with the Company within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA ("ERISA Affiliate") has at any time contributed to, or been required to contribute to, any "pension plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Section 412 of the Code, including without limitation, any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA) (a "Multiemployer Plan"); (viii) no Company Benefit Plan is subject to the laws of any jurisdiction other than the United States; (ix) neither the Company nor any of its Subsidiaries has any obligation for retiree health or life benefits; (x) the Company or its Subsidiaries may amend or terminate any of the Company Benefit Plans without incurring any liability thereunder; (xi) all amounts of deferred compensation benefits under any Company Benefit Plan have been properly accrued on the Financial Statements of the Company and its Subsidiaries to the extent required under GAAP; and

(xii) each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA is either insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims or covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims.

     (c) Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, trust, or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, officer or director of the Company or any Subsidiary, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. Except as set forth in Section 3.11(c) of the Company Disclosure Schedule, no payment or benefit which will or may be made by the Company, any of its Subsidiaries, the Purchaser or any of their respective affiliates with respect to any employee, officer or director of the Company or its Subsidiaries will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code, and no amount of any such payment or benefit will fail to be deductible by the Company by reason of Section 162(m) of the Code.

     (d) Except as set forth in Section 3.11(d) of the Company Disclosure Schedule, with respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (ii) the fair market value of the assets of each such Company Benefit Plan equals or exceeds the actuarial present value of all accrued benefits under such Plan (whether or not vested), based upon the actuarial assumptions used to prepare the most recent actuarial report for such Plan; (iii) no reportable event within the meaning of
Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event;
(iv) all premiums to the Pension Benefit Guaranty Corporation (the "PBGC") have been timely paid in full; (v) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by the Company or its Subsidiaries; and (vi) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan and, to the Company's and each of its Subsidiary's knowledge, no condition exists that presents a risk that such proceedings will be instituted or which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such Company Benefit Plan.

     (e) None of the Company and its Subsidiaries nor any ERISA Affiliate has incurred any "withdrawal liability" (as defined in Part I of Subtitle E of Title IV of ERISA) ("Withdrawal Liability"), as a result of a complete or partial withdrawal from a Multiemployer Plan, that has not been satisfied in full. With respect to each Company Benefit Plan that is a Multiemployer Plan: (i) if the Company or any of its Subsidiaries or any of their respective ERISA Affiliates were to experience a withdrawal or partial withdrawal from such plan, no Withdrawal Liability would be incurred that would have a Company Material Adverse Effect; and (ii) none of the Company and its Subsidiaries, nor any of their respective ERISA Affiliates has received any notification, nor has any reason to believe, that any such Company Benefit Plan is in reorganization, has been terminated, is insolvent, or may reasonably be expected to be in reorganization, to be insolvent, or to be terminated.

     Section 3.12. Environmental Laws and Regulations. (a) Except as set forth in the Company SEC Documents or Section 3.12 of the Company Disclosure Schedule,
(i) the Company and each of its Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or emissions, discharges, releases, disposal, or handling of any pollutants or toxic or hazardous substances, wastes or materials (including, without limitation, petroleum, and petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, radon or lead or lead-based paints or materials (collectively, "Environmental Laws"), except for non-compliance that individually or in the aggregate would not have a Company Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its Subsidiaries has received written (or, to the Company's knowledge, oral) notice of, or, is the subject of, any material action, cause of action, claim, investigation, demand or notice by any such Person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") including, without limitation, relating to any contractor, subcontractor or agent of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries; and (iii) there are no conditions or circumstances that are reasonably likely to result in any liability of the Company or any of its Subsidiaries under any Environmental Law, prevent or interfere with any such compliance thereunder in the future including, without limitation, relating to any contractor, subcontractor or agent of the Company or for the business, or relating in any way to any prior facilities, locations, or business of the Company or any of its Subsidiaries, except for any such conditions or circumstances that individually or in the aggregate would not have a Company Material Adverse Effect. There are no permits or other governmental authorizations held by the Company or required for the Company's business that are required to be transferred or reissued, or that are otherwise prohibited from being transferred or reissued, pursuant to any Environmental Laws as a result of the transactions contemplated by this Agreement. The Company has provided to Purchaser all environmental assessments, reports, data, results of investigations, or compliance or other environmental audits conducted by or for the Company, or otherwise relating to the Company's or any Subsidiary's business or properties (owned, leased or operated).

     (b) There are no Environmental Claims which individually or in the aggregate would have a Company Material Adverse Effect that are pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any of its Subsidiaries has or is reasonably likely to have been retained or assumed either contractually or by operation of law.

     Section 3.13. Rights Agreement; State Takeover Statute Inapplicable. (a) The Company has taken all necessary action so that none of the execution of this Agreement or the Voting Agreements, the making of the Debt Offer, the acquisition of Senior Notes or consents pursuant to the Debt Offer, or the consummation of the Merger or the Circon Sale or the other Transactions will
(i) cause the Rights issued pursuant to the Rights Agreement to become exercisable, (ii) cause Purchaser or any of its affiliates to become an Acquiring Person (as such term is defined in the Rights Agreement) or (iii) give rise to a Distribution Date or a Triggering Event (as each such term is defined in the Rights Agreement). The Company has delivered to Purchaser true and complete copies of all amendments to the Rights Agreement that fulfill the requirements of this Section 3.13 and such amendments are in full force and effect.

     (b) As of the date hereof and at all times through and including the Effective Time, Article 13.03 of the TBCA shall be inapplicable to the Transactions contemplated by this Agreement and all future transactions between the Company and any of Purchaser and, to the extent the Specified Shareholders, or any of them, could be deemed to be or become (by virtue of the Transactions) an "affiliated shareholder" or an "affiliate or associate of the affiliated shareholder" (as such terms are used in Article 13.03 of the TBCA), the Specified Shareholders.

     Section 3.14. Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement has been delivered to Purchaser) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The fees to which the Financial Advisor shall be entitled to in connection with the transactions contemplated by this Agreement and the portion thereof heretofore paid are set forth in Section 3.14 of the Company Disclosure Schedule.

     Section 3.15. Absence of Certain Changes.  Except as set forth in Section
3.15 of the Company Disclosure Schedule or disclosed in the Company SEC Documents filed prior to the date hereof, since November 1, 1998, the Company and each of its Subsidiaries have conducted its businesses only in the ordinary course of business and consistent with past practice and (a) there has not been any Company Material Adverse Effect and (b) the Company has not taken any of the actions set forth in paragraphs (a) through (q) of Section 5.3.

     Section 3.16. Taxes. (a) The Company and each of its Subsidiaries on or prior to the date of this Agreement has filed or has had filed on its behalf, and will file or will have filed on its behalf prior to the Effective Time, in a timely manner (within any applicable extension periods) with the appropriate governmental entity all income and other material Tax Returns (as defined herein) required to be filed with respect to Taxes (as defined herein) of the Company and each of its Subsidiaries, and such Tax Returns are correct and complete in all material respects. The most recent financial statements contained in the Company SEC Documents provide an adequate accrual for the payment of Taxes for all periods covered by such financial statements.

     (b) All material Taxes with respect to the Company and its Subsidiaries have been paid in full to the extent required to be so paid or have been provided for in accordance with GAAP on the Company's most recent balance sheet (as of the date of such balance sheet) which is part of the Company SEC Documents.

     (c) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries.

     (d) No deficiency, delinquency or default for any Tax has been claimed, proposed or assessed against the Company or any of its Subsidiaries which has not been abated or paid in full, and neither the Company nor any Subsidiary has received written notice of any such deficiency, delinquency or default nor does the Company otherwise have knowledge of any threat of any governmental entity to assert such deficiency, delinquency or default or any facts or circumstances that would form a basis of such threat. No audit by any tax authority is pending or, to the Company's knowledge, threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or any of its Subsidiaries.

     (e) There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries except statutory liens for current Taxes not yet due.

     (f) No power of attorney has been executed by, or on behalf of, the Company or any of its Subsidiaries with respect to any matter relating to Taxes which is currently in force.

     (g) Neither the Company nor any of its Subsidiaries is a party to or bound by or has any obligation under any written or unwritten Tax sharing, Tax indemnity or similar agreement or arrangement.

     (h) There are no outstanding requests for any extension of time within which to file any Tax Return or within which to pay any Taxes.

     (i) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

     (j) Except as set forth in Section 3.16(j) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than the affiliated group of which the Company is the common parent) or has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

     (k) The Company is not, and during the preceding 5-year period has not been, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code.

     (l) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

     Section 3.17. Intellectual Property. (a) Except as set forth on Section 3.17(a) of the Company Disclosure Schedule, and except for such failures to own or have the right to use as would not have a Company Material Adverse Effect, the Company owns or has the right to use all intellectual property rights used in the conduct of its business, including without limitation all patents and patent applications, trademarks, trademark registrations and applications, copyrights and copyright registrations and applications, computer programs, technology, know-how, trade secrets, proprietary processes and formulae (collectively, the "Intellectual Property"). Other than as would not have a Company Material Adverse Effect, the Company owns or has the right to use all such Intellectual Property free and clear of all Liens.

     (b) Section 3.17(b) of the Company Disclosure Schedule sets forth a list of all material license agreements under which the Company or any of its Subsidiaries has granted or received the right to use any Intellectual Property, and the Company is not in material default under any such license.

     (c) Except as set forth in Section 3.17(c) of the Company Disclosure Schedule, no Person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Company or otherwise. No former or present employees, officers or directors of the Company hold any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property.

     (d) There are no claims or suits pending or, to the knowledge of the Company, threatened, and the Company has received no notice of any claim or suit
(i) alleging that the conduct of the Company's business infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or
(ii) challenging the ownership, use, validity or enforceability of the Intellectual Property. To the knowledge of the Company, no Intellectual Property of the Company is being violated or infringed upon by any third party. Except as set forth in Section 3.17(d) of the Company Disclosure Schedule, there are no settlements, consents, judgments, orders or other agreements which restrict the Company's rights to use any Intellectual Property.


     Section 3.18. Labor Matters. (a) (i) There is no labor strike, dispute, slowdown, stoppage or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past five years from the date of this Agreement there has not been any such action, (ii) except as set forth in Section 3.18(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries, (iii) except as set forth in Section 3.18(a) of the Company Disclosure Schedule, none of the employees of the Company or any of its Subsidiaries is represented by any labor organization and the Company does not have any knowledge of any union organizing activities among the employees of the Company or any of its Subsidiaries within the past five years, and (iv) there are no complaints, lawsuits or other proceedings pending or, to the knowledge of the Company, threatened in writing in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach by the Company or its Subsidiaries of any express or implied contract or employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship, which, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.


     (b) The Company and its Subsidiaries and each member of their respective business enterprises has complied with the Worker Adjustment and Retraining Notification Act (the "WARN Act") and any similar state, local or foreign law or regulation. There has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or its Subsidiaries, and none of the Company's or its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) during the six month period prior to the date of this Agreement.

     (c) With respect to any collectively bargained agreement to which the Company or any of its Subsidiaries is a party and that has been renewed or renegotiated after November 1, 1998, the terms, including the costs to the Company or its Subsidiaries, of such new or renegotiated agreement are not less favorable in any material respect to the Company or its Subsidiaries than the terms of the agreement as in effect prior to any such renewal or renegotiation.


     Section 3.19. Opinions of Financial Advisors. The Financial Advisor has delivered its written opinion, to the Board to the effect that, as of the date of such opinion, the Per Share Amount to be received in the Merger by the holders of Shares (other than Purchaser and the Specified Shareholders) is fair from a financial point of view to such holders, a copy of which opinion has been delivered to Purchaser.


     Section 3.20. Titles to Properties; Encumbrances. Except for matters or conditions which, individually or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect,


     (a) Section 3.20(a) of the Company Disclosure Schedule sets forth a complete list of all real property (including land, buildings and other improvements) owned by the Company or its Subsidiaries (the "Owned Real Property"), such description including, for each parcel of Owned Real Property, the address thereof, the approximate acreage thereof, and the use thereof. The Company or its Subsidiaries has good and marketable title to the Owned Real Property, free and clear of all Liens, other than Permitted Liens (as defined below). For purposes of this Agreement, "Permitted Liens" means (i) mechanics', carriers', workers', repairers', material-men's, warehousemen's, landlords' and other similar Liens arising in the ordinary course of the Company's business,
(ii) Liens arising or resulting from any action taken by or on behalf of Purchaser, (iii) Liens for current Taxes not yet due or payable or for supplemental Taxes for which the Company has not received a written notice of assessment, and (iv) any other covenants, conditions, restrictions, reservations, rights, non-monetary Liens, easements, encumbrances, encroachments and other matters affecting title which could not, individually or in the aggregate, be reasonably expected to result in a Company Material Adverse Effect.

     (b) The Real Property constitutes, in the aggregate, all of the real property used to conduct the Business in the manner conducted subsequent to October 31, 1998. The term "Real Property" means the Owned Real Property, any property subject to a Real Property Lease (as defined in Section 3.21(a)(viii)), and any property subject to a lease or agreement of that would have been included within the meaning of the term Real Property Lease if not for the minimum dollar amounts set forth in Section 3.21(a)(viii).

     (c) Except as set forth in Section 3.20(c) of the Company Disclosure Schedule, each of the Real Properties (i) is in satisfactory operating condition and repair and is structurally sound, with no material alterations or repairs being required thereto under applicable law or insurance company requirements;
(ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service to permit the use thereof in the manner and for the material purposes to which it is presently devoted; and (iii) is otherwise suitable and adequate in all material respects for its current use, operation and occupancy.

     (d) There are no pending or, to the Company's knowledge, threatened proceedings regarding the amount of the Taxes on, or the assessed valuation of, any Real Property, or relating to eminent domain or the condemnation of any portion of the Real Property, or impact fees, special assessments or similar matters with respect thereto.

     Section 3.21. Material Contracts. (a) Except for contracts filed as exhibits to the Company's Annual Report on Form 10-K for the year ended November 1, 1998 (the "Company 1998 10-K"), Section 3.21(a) of the Company Disclosure Schedule lists each of the following contracts and agreements (including, without limitation, oral agreements) of the Company and each of its Subsidiaries (such contracts and agreements, together with all contracts and agreements disclosed in Section 3.17(b) of the Company Disclosure Schedule or filed as exhibits to the Company 1998 10-K, being "Material Contracts"):

          (i) each contract, agreement and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company and each of its Subsidiaries or otherwise related to the businesses of the Company and each of its Subsidiaries under the terms of which the Company or any of its Subsidiaries: (A) are likely to pay or otherwise give consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 1999 or (B) are likely to pay or otherwise give consideration of more than $2,000,000 in the aggregate over the remaining term of such contract;

          (ii) each contract, agreement and other arrangement for the sale of inventory or other property or for the furnishing of services by the Company or any of its Subsidiaries which: (A) is likely to involve consideration of more than $1,000,000 in the aggregate during the calendar year ended December 31, 1999 or (B) is likely to involve consideration of more than $2,000,000 in the aggregate over the remaining term of the contract;

          (iii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing, consulting and advertising contracts and agreements to which the Company or any of its Subsidiaries is a party;

          (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company or any of its Subsidiaries is a party and which are not cancelable without penalty or further payment in excess of $200,000 and without more than 30 days' notice;

          (v) all contracts and agreements relating to Indebtedness of the Company or any of its Subsidiaries or to any direct or indirect guaranty by the Company or any of its Subsidiaries of Indebtedness of any other Person, other than any such contracts or agreements as do not involve more than $50,000 individually or $250,000 in the aggregate;

          (vi) all contracts, agreements, commitments, written understandings or other arrangements with any Governmental Entity, to which the Company or any of its Subsidiaries is a party (other than arrangements entered into in the ordinary course of business with hospitals or other medical facilities owned or operated by any such Governmental Entity);

          (vii) all contracts and agreements containing any provision or covenant limiting or purporting to limit the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case in any geographic area or during any period of time;

          (viii) all contracts and agreements (each, a "Real Property Lease") relating to the lease of real property used by the Company or its Subsidiaries requiring annual payments in excess of $200,000 or aggregate payments over the remaining term of the contract or agreement in excess of $1,000,000; and

          (ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries, taken as a whole, or the conduct of the business of the Company and its Subsidiaries, taken as a whole, or the absence of which would, in the aggregate, have a Company Material Adverse Effect.

     (b) Except as would not have a Company Material Adverse Effect, each Material Contract: (i) is legal, valid and binding on the Company or its respective Subsidiary party thereto and, to the knowledge of the Company, the other parties thereto, and is in full force and effect and (ii) upon consummation of the Transactions, except to the extent that any consents set forth in Section 3.6 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach of, or default under, any Material Contract. As of the date hereof, neither the Company nor any Subsidiary has received any written or, to the Company's knowledge, oral notice of a material default (which has not been cured), offset or counterclaim under any Material Contract, or any other written or, to the Company's knowledge, oral communication calling upon it to comply with any provision of any Contract or asserting noncompliance therewith or asserting the Company or any subsidiary has waived or altered its rights thereunder, nor has the Company or any Subsidiary received any written or, to the

Company's knowledge, oral notice that any party to any Material Contract intends or is threatening to terminate or fail to exercise any renewal or extension of any Material Contract.

     (c) No other party to any Material Contract is, to the knowledge of the Company, in material breach thereof or default thereunder.

     (d) There is no contract, agreement or other arrangement granting any Person any preferential right to purchase any of the properties or assets of the Company or any of its Subsidiaries, other than inventory in the ordinary course of business consistent with past practice.

     Section 3.22. Product Liability. (a) Except as set forth in Section 3.22 of the Company Disclosure Schedule, (i) there is no notice, demand, claim, action, suit inquiry, hearing, proceeding, notice of violation or investigation of a civil, criminal or administrative nature by or before any Governmental Entity pending against or involving the Company or any of its Subsidiaries or concerning any product relating to the businesses of the Company and its Subsidiaries which is pending or, to the Company's knowledge, threatened, relating to or resulting from an alleged defect in design, manufacture, materials or workmanship of any product designed, manufactured, distributed, or sold by or on behalf of the Company or any of its Subsidiaries (past or present), or any alleged failure to warn, or from any alleged breach of express or implied warranties or representations, (ii) to the Company's knowledge, during the past five years, there has not been any Occurrence and (iii) other than any product not designed or manufactured by the Company or any of its Subsidiaries the Recall of or subsequent corrective action for which would not have a Company Material Adverse Effect, during the past five years, there has not been any product recall or post-sale warning (collectively, "Recalls") by the Company or any of its Subsidiaries concerning any products relating to the businesses of the Company and its Subsidiaries which were designed, manufactured, marketed, distributed, or sold by the businesses of the Company and its Subsidiaries (past or present), or to the of the Company's knowledge, any investigation or any action that would require the consideration by the Company's corrective action committee, made by any Person or entity concerning whether to undertake or not to undertake any Recalls. The term "Occurrence" shall mean any accident, happening or event which is caused or allegedly caused by any alleged hazard or alleged defect in manufacture, design, materials or workmanship including, without limitation, any alleged failure to warn or any breach of express or implied warranties or representations with respect to, or any accident, happening or event otherwise involving, a product (including any parts or components) relating to the businesses of the Company and its Subsidiaries designed, manufactured, distributed, or sold by or on behalf of the Company and its Subsidiaries which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property, or other consequential damages, at any time.

     (b) Section 3.22(b) of the Company Disclosure Schedule contains a true and complete list of (i) all products designed, manufactured, marketed, distributed or sold by the Company or any of its Subsidiaries that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past four years, other than any product not designed or manufactured by the Company or any of its Subsidiaries the Recall or withdrawal of or subsequent corrective action for which would not have a Company Material Adverse Effect, and (ii) all proceedings known to the Company (whether completed or pending) at any time during the past three years seeking the recall, withdrawal, suspension or seizure of any product sold by the Company or any of its Subsidiaries.

     Section 3.23. Suppliers and Customers. Since November 1, 1998, except as set forth in Section 3.23 of the Company Disclosure Schedule, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has canceled or otherwise modified (in a manner materially adverse to the Company) its relationship with the Company or its Subsidiaries and, to the Company's knowledge, (i) no such Person has notified the Company of its intention to do so, and (ii) the Company does not expect that the consummation of the Transactions will adversely affect any of such relationships.

     Section 3.24. Title and Condition of Properties. The Company and its subsidiaries own good and sufficient title, free and clear of all Liens, to all of the personal property and assets shown on the Company Balance Sheet or acquired after November 1, 1998, except for (A) assets which have been disposed of to nonaffiliated third parties since November 1, 1998 in the ordinary course of business, (B) Liens reflected in
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the Company Balance Sheet, (C) Liens or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Permitted Liens. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company or its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are usable in the ordinary course of business, except for any matter otherwise covered by this sentence which does not have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 3.25. Information in Financing Documents. None of the information supplied or to be supplied by the Company for the purpose of inclusion or incorporation by reference in any syndication and other materials to be delivered to potential financing sources in connection with the transactions contemplated by this Agreement (the "Financing Documents") will, at the date delivered, contain any untrue statement of material fact contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.26. Year 2000 Compliance. The Company has adopted and implemented a commercially reasonable plan to provide (x) that the change of the year from 1999 to the year 2000 will not materially and adversely affect the information and business systems of the Company or its Subsidiaries and (y) that the impacts of such change on the vendors and customers of the Company and its Subsidiaries will not have a the Company Material Adverse Effect. In the Company's reasonable best estimate, no expenditures materially in excess of currently budgeted items previously disclosed to Purchaser will be required in order to cause the information and business systems of the Company and its Subsidiaries to operate properly following the change of the year 1999 to the year 2000. The Company reasonably expects that it will resolve any issues related to such change of the year in accordance with the timetable set forth in such plan (and in any event on a timely basis in order to be resolved before the September 30, 1999). Between the date of this Agreement and the Effective Time, the Company shall continue to use reasonable best efforts to implement such plan.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company as follows:

     Section 4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or to have such corporate or similar power and authority would not in the aggregate have a Purchaser Material Adverse Effect. Purchaser was formed on June 9, 1999 solely for the purpose of engaging in the Transactions contemplated hereby. The term "Purchaser Material Adverse Effect" means any event, change, circumstance or effect that is or could reasonably be expected to be materially adverse to the ability of Purchaser to consummate the Transactions.

     Section 4.2. Authority Relative to this Agreement. Purchaser has all necessary power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the board of directors and stockholders of Purchaser, and no other corporate or similar proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due and valid authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

     Section 4.3. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and the filing and recordation of an articles of
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

merger as required by the TBCA, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the Transactions, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Purchaser Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the Transactions will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Purchaser or any of Purchaser's Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Purchaser or any of Purchaser's Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Purchaser or any of Purchaser's Subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

     Section 4.4. Proxy Statement; Offer Documents. None of the information supplied by Purchaser in writing specifically for inclusion in the Proxy Statement or Form S-4 (if one is filed) or any of the Debt Offer Documents will, at the respective times filed with the SEC and/or are first published or sent or given to holders of Shares and/or Senior Notes, and in the case of the Proxy Statement, at the time that it or any amendment or supplement thereto is mailed to the Company's shareholders and, in the case of the Form S-4 (if one is filed), at the time it becomes effective, at the time of the Shareholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 4.5. Financing. (a) At the Effective Time and subject to satisfaction of the conditions in Article VI, (i) Purchaser will have cash funds from the issuance of equity of not less than $107,000,000, and (ii) the Circon Buyer will have cash funds from the issuance of equity of not less than $75,000,000 (in each case pursuant to the equity commitment letters attached hereto as Exhibits A-1 and A-2, respectively).

     (b) Attached hereto as Exhibits B and C, respectively, are (i) a commitment letter (the "Holdco Commitment Letter") from Fox Paine Capital Fund, L.P. with respect to its obligation to purchase $50,000,000 of the Company's Senior Notes and (ii) commitment letters and related documentation (the "OpCo Financing Commitment Letters" and together with the Holdco Commitment Letter, the "Commitment Letter") from lenders relating to such debt financings as is necessary, together with the funds referred to in paragraph (a) and subparagraph
(b)(i) above, to consummate the Debt Offer, the Merger and the other Transactions (the "Debt Funding").

     (c) Purchaser represents that the terms and conditions of the Commitment Letters are acceptable in form and substance to Purchaser.


     Section 4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Transactions based upon arrangements made by and on behalf of Purchaser other than any payable upon consummation of the Debt Offer and the Merger.


                                   ARTICLE V


                                   COVENANTS


     Section 5.1. Shareholders Meeting. The Company, acting through the Board, will, as promptly as practicable following the date of this Agreement and in consultation with Purchaser, (i) duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of considering and approving this Agreement and the transactions contemplated hereby (the "Shareholders Meeting") and (ii) (A) include in the Proxy Statement the unanimous recommendation of the Board that the shareholders of the Company vote in favor of the approval of this Agreement and the other Transactions contemplated hereby and the written opinion of the Financial Advisor that the consideration to be received by the shareholders of the Company (other than Purchaser, its stockholders and the Specified Shareholders) pursuant to the Merger is fair to such shareholders and (B) use its best efforts to obtain the necessary approval of this Agreement and the transactions contemplated hereby by its shareholders.


     Section 5.2. Proxy Statement. Promptly following the date of this Agreement, the Company shall prepare the Proxy Statement, and, if necessary, the Company shall prepare and file with the SEC the Form S-4, in which the Proxy Statement would be included. If the Form S-4 is filed, the Company shall use its best efforts as promptly as practicable to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders as promptly as practicable or, if the Form S-4 is filed, as promptly as practicable after the Form S-4 is declared effective under the Securities Act. If the S-4 is filed, the information provided by the Company for use in the Form S-4, and to be supplied by Purchaser in writing specifically for use in the Form S-4, shall, at the time the Form S-4 becomes effective and on the date of the Shareholders Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company and Purchaser each agree to correct any information provided by it for use in the Proxy Statement or the Form S-4 which shall have become false or misleading. Purchaser and the Company will cooperate with each other in the preparation of the Proxy Statement and the Form S-4 (if one is filed); without limiting the generality of the foregoing, the Company will immediately notify Purchaser of the receipt of any comments from the SEC and any request by the SEC for any amendment to the Proxy Statement or the Form S-4 or for additional information. All filings with the SEC, including the Proxy Statement and the Form S-4 (if filed) and any amendment thereto, and all mailings to the Company's shareholders in connection with the Merger, including the Proxy Statement, shall be subject to the prior review, comment and approval of Purchaser (which approval by Purchaser shall not be unreasonably withheld). Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Form S-4 (if filed) or Proxy Statement and any preliminary version thereof filed by it and cause such Proxy Statement to be mailed to the Company's shareholders at the earliest practicable time.


     Section 5.3. Conduct of Business of the Company. Except as expressly contemplated by this Agreement, the Board will not permit the Company or any of its Subsidiaries to conduct its operations otherwise than in the ordinary course of business consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, the Board will not, without the prior written consent of Purchaser, permit the Company or any of its Subsidiaries to:

          (a) amend or propose to amend its articles of incorporation or bylaws;

          (b) authorize for issuance, issue, sell, deliver, or agree or commit to issue, sell or deliver, dispose of, encumber or pledge (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities, except as required by agreements with the Company's employees under the Company Stock Plans as in effect as of the date hereof or pursuant to the Rights Agreement, or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of its Subsidiaries;

          (d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under the Credit Agreement in the ordinary course of business and in amounts not material to the Company and its Subsidiaries taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than
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

     to wholly owned Subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance) or make any change in its existing borrowing or lending arrangements for or on behalf of any such Person, whether pursuant to an employee benefit plan or otherwise; (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (e) adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company or any of its Subsidiaries;

          (f) (i) except as may be required by law or as contemplated by this Agreement, enter into, adopt or pay, agree to pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance, welfare, insurance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (ii) (except for normal increases in the ordinary course of business consistent with past practice for employees (other than officers and directors) that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements or in the ordinary course of business consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

          (g) except as contemplated by Section 5.6(d), acquire, sell, transfer, lease, encumber or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole;

          (h) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

          (i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

          (j) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (B) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole; (C) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $5,000,000; or (D) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

          (k) make any Tax election or settle or compromise any Tax liability of the Company or any of its Subsidiaries, except if such action is taken in the ordinary course of business consistent with past practice, and, in any event, the Company shall consult with Purchaser before filing or causing to be filed any Tax Return of the Company or any of its Subsidiaries and before executing or causing to be executed any agreement or waiver extending the period for assessment or collection of any Taxes of the Company or any of its Subsidiaries;

          (l) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

          (m) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser except in the ordinary course of business and consistent with past practice unless the Company shall have obtained a comparable replacement policy;

          (n) except in the ordinary course of business consistent with past practice, terminate, amend or modify, or waive any material provision of, any of the Material Contracts;

          (o) settle or compromise any pending or threatened material suit, action or claim;

          (p) enter into any agreement containing any provision or covenant limiting the ability of the Company or any of its Subsidiaries to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries, in each case in any geographic area or during any period of time; or

          (q) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.3(a) through 5.3(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in Article VI not being satisfied.

     Section 5.4. No Solicitation. (a) The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock (other than upon exercise of Stock Options which are outstanding as of the date hereof) or any material portion of the assets (except for acquisitions of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries, or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any Person (other than Purchaser, persons controlling Purchaser, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring or causing it to abandon, terminate or fail to consummate the Debt Offer, the Merger or any of the other Transactions contemplated by this Agreement; provided that, prior to the Effective Time, if the Company receives a written proposal for a Competing Transaction (x) that was not initiated, solicited or encouraged after the date of this Agreement by the Company, its Subsidiaries or any of its or their directors, officers, employees, agents or representatives and does not violate or breach any confidentiality, exclusivity or standstill agreement executed by the Company prior to the date of this Agreement (provided that the Company may amend any standstill or similar provision of any such agreement solely to provide or make clear that such third party may deliver to the Board a written proposal for a Competing Transaction) and (y) that the Board or a special committee thereof determines in good faith by majority vote could reasonably be expected to result in a third party making a proposal for a Superior Transaction (as defined in Section 5.4(b)), and subject to compliance with the last two sentences of this Section 5.4(a), the Company may (A) furnish information with respect to the Company to the Person making such proposal pursuant to a customary confidentiality agreement the terms of which shall be no less favorable to the Company than the confidentiality agreement entered into by the Company on or after January 1, 1999 that is most favorable to the Company, and (B) participate in discussions or negotiations with such Person regarding such proposal. The activities referred to in clauses (A) and (B) of the previous sentence, if undertaken in strict compliance with all of the terms and conditions of the previous sentence, are referred to herein as "Permitted Discussions". In no event shall the Company furnish (or authorize any of its Subsidiaries, or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to furnish) to any competitor or potential competitor of the Company or its Subsidiaries information about the Company or any of its Subsidiaries unless the Board or a special committee thereof determines in its reasonable judgment, after consultation with management, that disclosure of such information would not be materially competitively disadvantageous to the Company and its Subsidiaries, including, without limitation, pricing, volume, sales and marketing information ("Sensitive Information"); provided that the Company may provide Sensitive Information to a competitor or potential competitor of the Company if confirmatory review of Sensitive Information is the only remaining condition to the Company and such competitor or potential competitor entering into an Acquisition Agreement (as defined in Section 5.4(b)) with respect to a Superior Transaction that has been approved by the Board and approved (subject only to such confirmatory review) by the board of directors (or similar governing body) of such competitor or potential competitor. The Company shall, and shall cause its Subsidiaries and their respective directors, officers, employees, agents and representatives immediately to cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing. Neither the Board nor any committee thereof shall (A) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the Company Board Recommendation, or (B) approve or recommend, or propose publicly to approve or recommend, any Competing Transaction. Notwithstanding the foregoing, in the event that prior to the Effective Time the Board receives the advice of its outside legal counsel that failure to do so will result in breach of its fiduciary duties to the shareholders of the Company under applicable law, the Board may (subject to this and the following sentences of this Section 5.4(a)) withdraw or modify the Company Board Recommendation, provided that it gives Purchaser five days' prior written notice of its intention to do so. Any such withdrawal or modification of the Company Board Recommendation shall not change the approval of the Board for purposes of causing any state takeover statute or other state law to be inapplicable to the transactions contemplated hereby, or change the obligation of the Company to present the Merger for approval and adoption by shareholders of the Company or to hold the Debt Offer open. From and after the execution of this Agreement, the Company shall immediately advise Purchaser in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Competing Transaction (including the specific terms thereof and the identity of the other party or parties involved) and promptly furnish to Purchaser a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto. The Company shall keep Purchaser fully apprised of the status of any proposal relating to a Competing Transaction on a current basis, including, without limitation, promptly providing to Purchaser any Sensitive Information provided to any competitor or potential competitor pursuant to this paragraph (a).

     (b) If prior to the Effective Time the Board shall determine in good faith, after consultation with its financial and legal advisors, that any bona fide written proposal from a third party for a Competing Transaction received after the date hereof that was not initiated, solicited or encouraged by the Company or any of its Subsidiaries or their respective directors, officers, employees, agents or representatives in violation of this Agreement and that does not violate or breach any confidentiality, exclusivity or standstill agreement executed by the Company prior to the date of this Agreement (as any such agreement may be amended in accordance with Section 5.4(a)) is more favorable to the shareholders of the Company from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Purchaser in response to such Competing Transaction), is likely to and capable of being consummated, and is in the best interest of the shareholders of the Company, and the Company has received (x) advice of its outside legal counsel that failure to enter into such a Competing Transaction will constitute a breach of the Board of Directors' fiduciary duties under applicable law and (y) a written opinion (a copy of which has been delivered to Purchaser) from the Financial Advisor (or any other nationally recognized investment banking firm), that the Competing Transaction is more favorable from a financial point of view to the shareholders of the Company (other than Purchaser and the Specified Shareholders) than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions of such transaction proposed in writing by Purchaser) (a "Superior Transaction"), the Company may terminate this Agreement and enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to such Superior Transaction provided, that, prior to any such termination, (i) the Company has provided Purchaser written notice that it intends to terminate this Agreement pursuant to this Section 5.4(b), identifying the Superior Transaction then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Competing Transaction in the form to be entered into, and (ii) at least five full business days after the Company has provided the notice referred to in clause (i) above (provided that the opinions referred to in clauses (x) and (y) above shall continue in effect without revision or modification), the

Company delivers to Purchaser (A) a written notice of termination of this Agreement pursuant to this Section 5.4(b), and (B) a check or wire transfer of same day funds in an amount equal to the Purchaser Expenses (as the same may have been estimated by Purchaser in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Purchaser's definitive determination of such expenses)) plus the amount of the Termination Fee as provided in Section 7.2, and (C) Purchaser receives a written acknowledgment from the Company and from the other party to a Superior Transaction that the Company and such other party have irrevocably waived any right to contest such payments.

     Section 5.5. Access to Information. (a) Between the date hereof and the Effective Time, the Company will give Purchaser and its authorized representatives and Persons providing or committed or proposing to provide Purchaser or the Company with financing for the Transactions and their representatives, reasonable access to all employees, plants, offices, warehouses and other facilities and properties and to all books and records of the Company and its Subsidiaries, will permit Purchaser and its authorized representatives to make such inspections (including any physical inspections or soil or groundwater investigations), at Purchaser's expense, as they may reasonably request and will cause the Company's officers and employees and those of its Subsidiaries to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company and any of its Subsidiaries as Purchaser may from time to time reasonably request.

     (b) Prior to the Effective Time, the Company and its accountants, counsel, agents and other representatives shall cooperate with Purchaser by providing information about the Company which is necessary for Purchaser and its accountants, agents, counsel and other representatives to participate in and to assist the Company in preparing the Financing Documents and such other documents and other reasonable requests with respect to such documents. Notwithstanding anything in this Agreement to the contrary, to the extent reasonably appropriate to assist the success of the financing for the Transactions, Purchaser may disclose, or cause its representatives to disclose, and at the request of Purchaser, the Company shall disclose information concerning the Company and its Subsidiaries and their respective businesses, assets and properties, and the Transactions in the Financing Documents and to prospective financing sources in connection with the Transactions.

     (c) Except as otherwise agreed to by the Company, until the earlier of the Effective Time and the second anniversary of the date hereof, and notwithstanding termination of this Agreement, Purchaser will keep, and will instruct its officers, employees, independent accountants, counsel, financial advisers and other representatives and affiliates (x) to keep, all Confidential Information (as defined below) confidential, (y) not to disclose any Confidential Information to any Person other than the directors, officers, employees, affiliates or agents of Purchaser and of Persons controlling Purchaser, and then only on a confidential basis, and (z) to use Confidential Information solely in connection with (A) the evaluation of, preparation for, and consummation of the Transactions and (B) seeking or obtaining financing for the Transactions; provided, however, that Purchaser may disclose Confidential Information (i) as required by law, rule, regulation or judicial process, including as required to be disclosed in connection with the Merger, the Debt Funding or any other Transaction, (ii) to its financing sources and to Purchaser's and such financing sources' attorneys, accountants, and financial advisors or (iii) as requested or required by any Governmental Entity. For purposes of this Agreement, "Confidential Information" shall include all confidential information about the Company which has been furnished by the Company to Purchaser or the directors, officers, employees, affiliates or agents of Purchaser or Persons controlling Purchaser pursuant to or in connection with the negotiation, execution and consummation of this Agreement; provided, however, that Confidential Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by Purchaser not permitted by this Agreement, (y) was available to Purchaser on a non-confidential basis prior to its disclosure to Purchaser by the Company or (z) becomes available to Purchaser on a non-confidential basis from a Person (other than the Company) who, to the knowledge of Purchaser, is not otherwise bound by a confidentiality agreement with the Company or is not otherwise prohibited from transmitting the relevant information to Purchaser. The provisions of this paragraph (c) are referred to herein as the "Confidentiality Provisions".

     Section 5.6. Additional Agreements, Reasonable Efforts. (a) Prior to the Effective Time, upon the terms and subject to the conditions of this Agreement, each of Purchaser and the Company, agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws, rules or regulations to consummate and make effective the Transactions as promptly as practicable including, but not limited to, (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, (ii) the preparation of any Financing Documents reasonably requested by Purchaser and (iii) the satisfaction of the other parties' conditions to the consummation of the Debt Offer or the Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to the consummation of the Closing. The Company agrees to use its reasonable efforts to assist Purchaser in connection with structuring or obtaining any financing for Purchaser and/or the Company and its Subsidiaries in connection with consummation of the Transactions, and Purchaser shall use its reasonable efforts to obtain such financing for Purchaser and/or the Company and its Subsidiaries. At the request of Purchaser from time to time, the Company agrees to use its reasonable efforts to cause members of its senior management to participate in any "roadshow" or other presentations to potential investors in connection with the obtaining of any financing for Purchaser and/or the Company and its Subsidiaries in connection with the Transactions.

     (b) Prior to the Effective Time, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the Transactions, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers of Company Permits are required as a result of execution of this Agreement or consummation of the Transactions, the Company and Purchaser shall use all reasonable efforts to effect such transfers.

     (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require Purchaser or any of its affiliates to (i) enter into any agreement with any Governmental Entity or to consent to any order, decree or judgment requiring Purchaser to hold separate or divest, or to restrict the dominion or control of Purchaser or any of its affiliates over, any of the assets, properties of businesses of Purchaser, its affiliates or the Company or any of its Subsidiaries, in each case as in existence on the date hereof, or
(ii) defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the Transactions.

     (d) The parties hereto agree that substantially concurrent with the Closing, unless otherwise requested by Purchaser, the Company shall, or shall cause its appropriate Subsidiary to, sell and convey all of the outstanding capital stock of Circon to an affiliate of Purchaser (the "Circon Buyer") on the terms previously disclosed to the Company by Purchaser and as contemplated by the Financing Documents and the Management Rollover Plan (as defined in Section 6.1(b)) or on such other terms as Purchaser shall reasonably request, and the parties hereto agree to execute any agreement, amendment or other documentation necessary or desirable to accomplish such structure modification (including modifications to any financing arrangements) (collectively, the "Circon Sale"); provided that the Company shall not be required to take any action or enter into any agreement or amendment that would have the effect of reducing the Per Share Amount or otherwise reducing the consideration to be received by holders of Company Common Stock (other than Purchaser or the Specified Shareholders).

     (e) Provided that any such action does not have a Purchaser Material Adverse Effect or materially delay the Closing, then any other provision of this Agreement to the contrary notwithstanding, Purchaser may amend or revise the Commitment Letters, amend, increase, decrease or replace any component of the Debt Funding or other financings referred to in Section 4.5, or enter into new, replacement or additional financing arrangements, through itself or any affiliate of itself or of persons controlling Purchaser, in connection with the Debt Funding or other financings referred to in Section 4.5 or otherwise to facilitate the transactions contemplated by this Agreement.

     Section 5.7. Public Announcements. Purchaser and the Company, as the case may be, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Transactions, including, without limitation, the Debt Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation (and shall give reasonable consideration given to the comments of the other), in each case except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, as determined by Purchaser or the Company, as the case may be.

     Section 5.8. Indemnification. (a) Purchaser agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of the Company and its Subsidiaries as provided in their respective charters or bylaws or otherwise in effect as of the date hereof with respect to matters occurring prior to the consummation of the last to occur of any of the Transactions shall survive such consummation and shall continue in full force and effect.

     (b) Purchaser shall cause the Company or the Surviving Corporation, as the case may be, to maintain in effect for not less than six years from the Effective Time, the policies of the directors' and officers' liability and fiduciary insurance most recently maintained by the Company with respect to matters occurring prior to the Effective Time to the extent available; provided that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the beneficiaries thereof so long as such substitution does not result in gaps or lapses in coverage, and (ii) such policies may in the sole discretion of the Company after the Effective Time be one or more "tail" policies for all or any portion of the full six year period; and, provided, further, that in no event shall the Company or the Surviving Corporation, as the case may be, be required to expend more than an amount per year equal to 150% of the current annual premiums paid by the Company (the "Premium Amount") to maintain or procure insurance coverage pursuant hereto and further provided that if the Surviving Corporation is unable to obtain the insurance called for by this
Section 5.8(b), the Surviving Corporation will obtain as much comparable insurance as is available for the Premium Amount per year.

     Section 5.9. Recapitalization. The Company shall cooperate with any reasonable requests of Purchaser or the SEC related to the reporting of the Transactions as a recapitalization for financial reporting purposes including, without limitation, to assist Purchaser and its affiliates with any presentation to the SEC with regard to such reporting and to include appropriate disclosure with regard to such reporting in all filings with the SEC and mailing to the shareholders of the Company made in connection with the Debt Offer or the Merger. In furtherance of the foregoing, the Company shall provide to Purchaser for the prior review of Purchasers advisors any description of Transactions which is meant to be disseminated.

     Section 5.10. Financial Statements. The Company shall promptly prepare at the end of each month and promptly deliver to Purchaser upon completion the balance sheet, income statement and statement of cash flows prepared in accordance with GAAP of the Company and Circon for each month ended between the date of this Agreement and the Effective Time. The Company shall promptly prepare all reasonably requested financial statements required to be included in the Financing Documents.

     Section 5.11. Certain Agreements with Management. (a) Neither Purchaser nor any of its affiliates shall enter into any agreement, arrangement or understanding that would have the effect (i) of prohibiting any Specified Shareholder who is an officer of the Company from participating in Permitted Discussions with any third party at any time during which the Company is permitted to engage (and is so engaging) in such discussions with such third party pursuant to Section 5.4(a), or (ii) of prohibiting or preventing any Specified Shareholder, at any time after any termination of this Agreement in accordance with its terms, from participating in (as a shareholder, employee, or both) a Superior Transaction.

     (b) Neither Purchaser nor any of its affiliates shall enter into any agreement, arrangement or understanding with any or all of the Specified Shareholders if such agreement, arrangement or understanding would jeopardize the ability of the condition set forth in Section 6.1(b)(vi) to be satisfied.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.1. Conditions to the Merger. (a) The obligation of the Company to consummate the Merger is subject to the satisfaction (or waiver) at or prior to the Effective Time of each of the following conditions:

          (i) Accuracy of Representations and Warranties. All representations and warranties made by Purchaser herein shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Purchaser Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

          (ii) Compliance with Covenants. Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (iii) Officer's Certificates. The Company shall have received certificates of Purchaser, dated as of the Closing Date, signed by an executive officer of Purchaser to evidence satisfaction of the conditions set forth in Section 6.1(a)(i) and (ii).

          (iv) Solvency Opinion. The Company shall have received an independent solvency opinion substantially similar to (or, if addressed to the Company, a copy of) the insolvency letter to be delivered to the lenders pursuant to the terms of the Commitment Letters.

     (b) The obligation of Purchaser to consummate the Merger is subject to the satisfaction (or waiver) at or prior to the Effective Time of each of the following conditions:

          (i) Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects, (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except for representations and warranties that are made as of a specified date or time, which shall be true and correct in all material respects (except for representations qualified by materiality or Company Material Adverse Effect which shall be correct in all respects) only as of such specific date or time.

          (ii) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with covenants, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

          (iii) Officer's Certificate. Purchaser shall have received a certificate of the Company, dated as of the Closing Date, signed by an executive officer of the Company to evidence satisfaction of the conditions set forth in Section 6.1(b)(i) and (ii).

          (iv) Debt Offer. The conditions to the Debt Offer set forth in Annex A shall have been satisfied, the terms of the Senior Notes and the Senior Notes Indenture shall have been amended in accordance with the Senior Notes Amendments, and the Company shall concurrently with the Closing, purchase all Senior Notes validly tendered and not withdrawn pursuant to the Debt Offer.

          (v) Circon Closing. Unless otherwise requested by Purchaser, the closing of the Circon Sale shall occur substantially concurrently with the Closing.

          (vi) Recapitalization Accounting. The Company shall have received from the Company's regular independent auditing firm a letter in form and substance reasonably satisfactory to Purchaser to the effect that the transactions contemplated by this Agreement will receive recapitalization accounting treatment and such letter has not been modified in a manner adverse to Purchaser or withdrawn.

          (vii) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or any other person that has a reasonable likelihood of success, (i) seeking to prohibit or impose any material limitations on Purchaser's ownership or operation of all or a material portion of their or the Company's businesses or assets (or those of any of its Subsidiaries or affiliates), or to compel Purchaser or the Company or their respective Subsidiaries and affiliates, before or after the Effective Time, to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, (ii) prohibiting, restricting or significantly delaying consummation of the Debt Offer or the Merger or the performance of any of the other Transactions, or seeking to obtain from Purchaser (or its affiliates) or the Company (or its affiliates) any damages that are material, respectively, in relation to Purchaser (assuming Purchaser has assets equal to the amount of cash it is required to have at the Effective Time pursuant to Section 4.5(a)) or the Company and its Subsidiaries as taken as a whole,
     (iii) seeking to impose material limitations on the ability of Purchaser or its affiliates, or render Purchaser or its affiliates unable, to acquire or hold or to exercise effectively all rights of ownership of shares of Company Common Stock, or effectively to control in any material respect the business, assets or operations of the Company, its Subsidiaries or Purchaser or any of their respective affiliates, or (iv) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Purchaser Material Adverse Effect.

          (viii) Company Material Adverse Effect. From and after the date of this Agreement, there shall not have occurred any change, development or event that constitutes or has a Company Material Adverse Effect.

          (ix) Consents. There shall have been obtained any consent, permit or approval the absence of which or the failure of which to be obtained constitutes or has a Company Material Adverse Effect or Purchaser Material Adverse Effect.

          (x) Debt Funding. The Debt Funding shall have been obtained on terms and conditions acceptable in form and substance to Purchaser (giving effect to Purchaser's representations contained in Section 4.5(c)).

     Section 6.2. Conditions to Each Party's Obligations to Effect the Merger.
(a) The respective obligations of each party hereto to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any and all of which may be waived in whole or in part by the parties hereto to the extent permitted by applicable law:

          (i) Shareholder Approval. The Company Shareholder Approval shall have been validly obtained under the TBCA and the Company's articles of incorporation and bylaws.

          (ii) Statutes; Court Orders. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restrains, enjoins or restricts the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

          (iii) HSR Approval. Any waiting period applicable to the Merger or the Circon Sale under the HSR Act shall have terminated or expired.

                                  ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

     Section 7.1. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the shareholders of the Company:

          (a) by mutual written consent duly authorized by the Board of Directors of each of the Company and the Purchaser;

          (b) by Purchaser or the Company if (i) any Governmental Entity shall have issued a final order, decree or ruling (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift) or taken any other final action restraining, enjoining or otherwise prohibiting the Debt Offer, the Circon Sale or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable, or (ii) the Effective Time shall not have occurred on or before December 31, 1999 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by the Company, pursuant to and in strict compliance with Section 5.4(b);

          (d) by Purchaser, if (i) there shall have been a material breach of any of the Company's representations, warranties or covenants which breach
     (A) would give rise to the failure of a condition set forth in Section 6.1(b) or Section 6.2 and (B) cannot be or has not been cured within 30 days following written notice of such breach, (ii) the Board shall withdraw, modify, or change (including by amendment of the Proxy Statement) the Company Board Recommendation or shall have publicly indicated its intention to do so in a manner adverse to Purchaser, (iii) the Board shall have recommended any proposal in respect of a Competing Transaction, (iv) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchaser or any of its respective subsidiaries or affiliates shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock (either on a primary or a fully diluted basis), or (v) the Company shall otherwise have breached or taken any action in violation of Section 5.4;

          (e) by the Company if there shall have been a material breach of any of Purchaser's representations, warranties or covenants which breach (A) would give rise to the failure of a condition set forth in Section 6.1(a) or Section 6.2 and (B) cannot be or has not been cured within thirty (30) days following receipt of written notice of such breach; or

          (f) by either Purchaser or the Company if at the Shareholders Meeting (including any postponement or adjournment thereof) the Company Shareholder Approval shall have not been obtained.

     Section 7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 7.2 and Section 7.3 hereof; provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement.

     Section 7.3. Fees and Expenses. (a) In the event that (i) Purchaser shall have terminated this Agreement pursuant to Section 7.1(b)(ii) and (A) the failure of the Company to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date and (B) on or prior to such time any entity or group (other than Purchaser and its affiliates) shall have made and not withdrawn a proposal that is or becomes publicly disclosed for (or publicly disclosed its intention to make a proposal for) a Competing Transaction, (ii) Purchaser shall have terminated this Agreement pursuant to Section 7.1(d)(ii), (iii), (iv) or
(v), (iii) either party shall have terminated this

Agreement pursuant to Section 7.1(f) and on or prior to the Shareholders Meeting any entity or group (other than Purchaser and its affiliates) shall have made and not withdrawn a proposal that is or becomes publicly disclosed for (or publicly disclosed its intention to make a proposal for) a Competing Transaction, or (iv) the Company shall have terminated this Agreement pursuant to 7.1(c) hereof, then the Company shall pay to Purchaser, a termination fee (the "Termination Fee"), in cash, of $19,000,000, provided, however, that the Company in no event shall be obligated to pay more than one such Termination Fee with respect to all such agreements and occurrences and such termination. Any Termination Fee that becomes payable shall be paid (x) in the case of clauses
(i) and (ii) above, within one business day following the occurrence of the event giving rise to such payment, (y) in the case of clause (iii) above, at least one business day prior to termination in the case of a termination by the Company, and within one day following termination in the case of termination by Purchaser, and (z) in the case of clause (iv) above, in accordance with Section 5.4(b).

     (b) Provided that no Termination Fee has become payable to Purchaser, upon the termination of this Agreement by the Company pursuant to Section 7.1(c) or 7.1(f) or by Purchaser pursuant to Section 7.1(b)(ii) (in the circumstance referred to in Section 7.3(a)(i)), 7.1(d) or 7.1(f), the Company shall reimburse Purchaser and its affiliates (not later than one business day after submission of statements therefor (or at such earlier time as may be required pursuant to Section 5.4(b)) for all actual documented out-of-pocket fees and expenses actually and reasonably incurred by any of them or on their behalf in connection with the any of the transactions contemplated by this Agreement (including, without limitation, fees and expenses payable to financing sources, investment bankers, counsel to any of the foregoing, counsel to Purchaser and its affiliates and accountants) (the "Purchaser Expenses"), less any such expenses previously reimbursed. The Company shall in any event pay the amount requested within one business day of such request, subject to the Company's right to demand a return of any portion as to which invoices are not received in due course.


     (c) Upon the consummation of the Merger, all costs and expenses incurred by each party hereto in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be paid by the Company or the Company shall promptly reimburse each such party, as the case may be.


     (d) Except as specifically provided in this Section 7.3 each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

     Section 7.4. Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the shareholders of the Company (if required by applicable law), but after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 7.5. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time.

     Section 8.2. Entire Agreement; Assignment. This Agreement (including the schedules and exhibits hereto), (a) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including, without limitation, that certain letter agreement dated April 8, 1999, between the Company and Fox Paine & Company, LLC, and (b) shall not be assigned by operation of law or otherwise; provided, however, that Purchaser may assign any or all of its rights and obligations under this Agreement to any Subsidiary or affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations.

     Section 8.3. Validity. If any provision of this Agreement, or the application thereof to any Person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other Persons or circumstances shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 8.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing (including by facsimile with written confirmation thereof) and unless otherwise expressly provided herein, shall be delivered during normal business hours by hand, by FedEx or other nationally recognized overnight commercial delivery service, or by facsimile notice, confirmation of receipt received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

        (a) If to Purchaser:

              Fox Paine Medic Acquisition Corporation
              c/o Fox Paine & Company, LLC
              950 Tower Lane, Suite 1950
              Foster City, California 94404
              Attention: Saul A. Fox
              Facsimile: 650-525-1396

        With a copy, which will not constitute notice, to:

              Wachtell, Lipton, Rosen & Katz

              51 West 52nd Street

              New York, New York 10019
              Attention: Mitchell S. Presser
              Facsimile: 212-403-2000

        (b) If to the Company:

              Maxxim Medical, Inc.

              10300 49th Street North

              Clearwater, Florida 33762
              Attention: Kenneth W. Davidson
              Facsimile: 727-561-2180

        With a copy, which will not constitute notice, to:

              Wolf, Block, Schorr and Solis-Cohen LLP
              250 Park Avenue
              New York, NY 10177
              Attention: Herbert Henryson II
              Facsimile: 212-986-0604

              and

              Shumaker, Loop & Kendrick, LLP
              101 East Kennedy Boulevard
              Barnett Plaza, Suite 2800
              Tampa, FL 33602-5151
              Attention: W. Thompson Thorn, III
              Facsimile: 813-222-1705

     Section 8.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof, except that matters pertaining to the effectuation and effects of the Merger and the transactions provided for in
Section 2.1 shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Southern District of New York in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, (i) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such courts, and (ii) any claim that any suit, action or proceeding brought in such courts has been brought in an inconvenient forum.

     Section 8.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 5.8 and 7.3 nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          FOX PAINE MEDIC
                                          ACQUISITION CORPORATION

                                          By: /s/ SAUL A. FOX
                                            ------------------------------------
                                            Name: Saul A. Fox
                                            Title: Chief Executive Officer

                                          MAXXIM MEDICAL, INC.

                                          By: /s/ KENNETH W. DAVIDSON
                                            ------------------------------------
                                            Name: Kenneth W. Davidson
                                            Title: Chairman, President and Chief
                                            Executive Officer

                                          By: /s/ DONALD R. DEPRIEST
                                            ------------------------------------
                                            Name: Donald R. DePriest
                                            Title: Director


                      [Signature Page to Merger Agreement]

                                    ANNEX A

                     TERMS AND CONDITIONS TO THE DEBT OFFER

Transaction:                                      Tender Offer and Consent Solicitation.
Issue:                                            10 1/2% Senior Subordinated Senior Notes due 2006
                                                  (the "Senior Notes").
Outstanding:                                      $100 million principal amount.
Trustee:                                          First Union National Bank of North Carolina
Dealer Managers:
Type of Tender:                                   Any and all; subject to receipt of consents to the
                                                  Proposed Amendments (see below) from holders
                                                  sufficient to effect such Proposed Amendments.
                                                  Noteholders may consent without tendering, but may
                                                  not tender without consenting,
Consent Date:                                     10-20 business days after launch date.
Expiration Date:                                  20 business days after launch date.
Tender Consideration and Consent Fee:             To be determined by Purchaser
Consents to Indenture Amendments:                 Company shall solicit consents to the following
                                                  Indenture amendments (the "Proposed Amendments")
                                                  (1) to eliminate certain restrictive covenants set
                                                      forth in Articles 4 and 5 of the Indenture,
                                                      including:
                                                  - Payment of Taxes and Other Claims (Sec. 4.06)
                                                  - Repurchase upon Change of Control (Sec. 4.07)
                                                  - Limitation on Asset Sales (Sec. 4.08)
                                                  - Limitation on Incurrence of Indebtedness and
                                                    Issuance of Preferred Stock (Sec. 4.09)
                                                  - Limitation on Restricted Payments (Sec. 4.10)
                                                  - Limitation on Dividends and Other Payment
                                                    Restrictions Affecting Subsidiaries (Sec. 4.11)
                                                  - Limitation on Layering Debt (Sec. 4.12)
                                                  - Limitation on Liens (Sec. 4.13)
                                                  - Limitation on Ownership of and Liens on Capital
                                                    Stock (Sec. 4.14)
                                                  - Transactions with Affiliates (Sec. 4.15)
                                                  - Reports (Sec. 4.16)
                                                  - Unrestricted Subsidiaries (Sec. 4.17)
                                                  - Merger, Consolidation or Sale of Assets (5.01)
                                                  (2) to amend the Events of Default provisions (Sec.
                                                      6.01) and, if requested by Purchaser, the
                                                      provisions relating to defeasance (Art. VIII).
                                                  (3) to effect any other amendments requested by
                                                      Purchaser that can be effected other than by
                                                      unanimous vote of the holders of the Senior
                                                      Notes.
Conditions:

     THE CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER (THE "MERGER AGREEMENT") TO WHICH THIS ANNEX A IS ATTACHED

     Notwithstanding any other provision of the Debt Offer, the Company shall not be required to accept for payment or pay for any Senior Notes tendered pursuant to the Debt Offer, if (i) consents to the Proposed Amendments shall not have been received (and be unrevoked) from holders of not less than a principal amount of Senior Notes necessary to validly effect the Proposed Amendments, (ii) the Debt Funding shall not be obtained concurrently with such acceptance for payment and on terms acceptable in form and substance to Purchaser, (iii) the Closing of the Merger shall not occur in accordance with the Merger Agreement concurrently with such acceptance for payment, (iv) at any time on or after the date of the Merger Agreement to which this Annex A is appended, and prior to the acceptance for payment of Senior Notes, any of the conditions set forth below shall exist; provided, however, that none of the conditions referred to in this paragraph shall be waived by the Company without the consent of Purchaser (which may be granted or withheld in its sole discretion); and provided, further, that the following conditions shall be waived by the Company at the request of
Purchaser: (x) the conditions set forth in clauses (ii) and (iii) of this preamble to this Annex A shall be waived by the Company at the request of Purchaser, but only if sufficient funds to purchase all tendered Senior Notes and accept all consents to the Proposed Amendments are available from debt or equity financing on terms that the Company determines in its reasonable good faith judgment will not jeopardize the likelihood of consummating any of the transactions contemplated by the Merger Agreement, and (y) any or all of the conditions set forth below in this Annex A (other than those set forth in clauses (a)(i) (except as applicable to Purchaser only) and (d)):

          (a) there shall be threatened or pending any action, suit or proceeding or any statute, rule, regulation, judgment, order or injunction proposed, sought, promulgated, enacted, entered, enforced or deemed applicable to the Debt Offer, or any other action shall have been taken, proposed or threatened, by any state or federal government or governmental authority or by any court of competent jurisdiction, other than the routine application to the Merger of waiting periods under the HSR Act, (i) seeking to make the acceptance for payment of, or the payment for, some or all of the Senior Notes illegal or otherwise prohibiting, restricting or significantly delaying consummation of the Merger or the performance of any of the other transactions contemplated by the Merger Agreement, or seeking to obtain from Purchaser (or its affiliates) or the Company (or its affiliates) any damages that are material, respectively, in relation to Purchaser (assuming Purchaser has assets equal to the amount of cash it is required to have at the Effective Time pursuant to Section 4.5(a)) or to the Company and its Subsidiaries, taken as a whole, or (ii) which otherwise is reasonably likely to have a Company Material Adverse Effect or Purchaser Material Adverse Effect; or

          (b) there shall have occurred any change or event that constitutes a Company Material Adverse Effect; or

          (c) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the territory of the United States, (iv) any limitation (whether or not mandatory), by any U.S. governmental authority or agency, likely to materially adversely affect, the extension of credit by banks or other financial institutions, (v) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, (vi) from the date of the Merger Agreement through the date of termination or expiration of the Debt offer, a decline of 15% or more in the Dow Jones Industrial Average or the Standard & Poor's 500 Index, or (vii) in the case of any of the foregoing, existing at the date of the execution of the Merger Agreement, a material acceleration or worsening thereof; or

          (d) the Merger Agreement shall have been terminated in accordance with its terms; or

          the Trustee shall have objected in any respect to, or taken any action that could, in the sole judgment of Purchaser, adversely affect the consummation of any of the transactions contemplated by the Merger Agreement or the ability of the Company to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting consents to the Proposed Amendments or in making the Debt Offer.

                               AMENDMENT NO. 1 TO

                                MERGER AGREEMENT

     This AMENDMENT NO. 1, dated as of October 1, 1999 (this "Amendment"), is by and between Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), and Maxxim Medical, Inc., a Texas corporation (the "Company"), and amends that certain Agreement and Plan of Merger, dated as of June 13, 1999 (the "Merger Agreement"), by and between Purchaser and the Company.

     Section 1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

     Section 2. Canceled Rollover Options. Section 1.10(c) of the Merger Agreement is amended and restated in its entirety as follows:


          "(c) At the Option Cancellation Time, 416,212 Rollover Options (as specified in Schedule 1.10(c) (the "Canceled Rollover Options")) shall be canceled, and shall be of no further force or effect."


     Section 3.  Schedules 1.8(b) and 1.10(c).

     (a) Schedule 1.8(b) is amended, restated and replaced in its entirety by the Schedule 1.8(b) attached as Exhibit 1 hereto.

     (b) Schedule 1.10(c) is amended, restated and replaced in its entirety by the Schedule 1.10(c) attached as Exhibit 2 hereto.

     Section 4.  Miscellaneous.

     (a) This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     (b) Section 8.5 of the Merger Agreement ("Governing Law") is incorporated herein by reference.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          FOX PAINE MEDIC ACQUISITION
                                          CORPORATION

                                          By:        /s/ SAUL A. FOX
                                            ------------------------------------
                                            Name: Saul A. Fox
                                            Title: Chief Executive Officer

                                          MAXXIM MEDICAL, INC.

                                          By:    /s/ KENNETH W. DAVIDSON
                                            ------------------------------------
                                            Name: Kenneth W. Davidson
                                            Title: Chairman, President and
                                               Chief Executive Officer

                                                                      APPENDIX B

LAZARD FRERES & CO. LLC
  30 ROCKEFELLER PLAZA
  NEW YORK, N.Y. 10020
         ------
TELEPHONE (212) 632-6000

FACSIMILE (212) 632-6060
                                             NEW YORK


                                         June 13, 1999


The Board of Directors
Maxxim Medical, Inc.
10300 49th Street North
Clearwater, FL 33762

Dear Members of the Board:

     We understand that Maxxim Medical, Inc., a Texas corporation (the "Company"), and Fox Paine Medic Acquisition Corporation, a Texas corporation (the "Purchaser"), entered into an Agreement and Plan of Merger dated as of June 13, 1999 (the "Merger Agreement") pursuant to which the Purchaser will merge with and into the Company with the Company being the surviving corporation (the "Merger"). All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger, each share of Company Common Stock (other than shares of Company Common Stock owned directly or indirectly by the Company or Purchaser, shares of Company Common Stock owned by the Specified Shareholders and shares of Company Common Stock as to which dissenters rights are exercised and perfected pursuant to applicable law) will be converted into the right to receive $26.00 in cash (the "Per Share Amount").

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the Company Common Stock (other than the Purchaser and the Specified Shareholders) of the Per Share Amount. In connection with this opinion, we have among other things:

          (i) Reviewed the financial terms and conditions of the draft Merger Agreement dated June 10, 1999;

          (ii) Analyzed certain historical business and financial information relating to the Company;

          (iii) Reviewed various financial forecasts and other data provided to us by the Company relating to its business;

          (iv) Held discussions with members of the senior management of the Company with respect to the business, prospects and the strategic objectives of the Company;

          (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company;

          (vii) Reviewed the historical stock prices and trading volumes of the Company Common Stock; and

          (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or concerning the solvency of or issues relating to solvency concerning the Company. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we did not address the relative merits of the Merger, any alternative potential transaction or the Company's underlying decision to effect the Merger.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Merger Agreement without any waiver of any material term or condition by the Company and that the Merger will be accounted for as a recapitalization. In addition, we have assumed that (i) obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company and (ii) there have been no material changes made to the Merger Agreement from the draft Merger Agreement we reviewed for purposes of rendering our opinion.


     Lazard Freres & Co. LLC is acting as investment banker to the Special Committee of the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger.


     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board of Directors in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of the Company Common Stock as to whether such stockholder should vote for the Merger, if such vote is required under the Company's articles of incorporation and/or applicable law. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except for its inclusion in filings the Company may be required to make with the Securities and Exchange Commission and except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that the Per Share Amount to be received pursuant to the Merger is fair to the holders of the Company Common Stock (other than the Purchaser and the Specified Shareholders), from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC


                                          By:     /s/ ALBERT H. GARNER
                                            ------------------------------------
                                                      Albert H. Garner
                                                     Managing Director

                                                                      APPENDIX C

                  TEXT OF ARTICLES 5.11, 5.12 AND 5.13 OF THE
                         TEXAS BUSINESS CORPORATION ACT

ART. 5.11.  RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
            ACTIONS

     A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

          (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

          (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

     B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

          (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

             (a) listed on a national securities exchange;

             (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

             (c) held of record by not less than 2,000 holders;

          (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

          (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

             (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

                (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

                (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

                (iii) held of record by not less than 2,000 holders;

             (b) cash in lieu of fractional shares otherwise entitled to be received; or

             (c) any combination of the securities and cash describe in Subdivisions (a) and (b) of this subsection.

ART 5.12.  PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

     A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

          (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

             (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty
        (20) day period shall be bound by the action.

          (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

          (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

     B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

     C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

     D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

     E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

     F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

     G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART 5.13.  PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

     A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

     B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with either Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles
5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

     C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to Article
5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                                                      APPENDIX D

                            FORM OF VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement"), dated as of June 13, 1999, is made by and between Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), and the undersigned shareholder (the "Shareholder") of Maxxim Medical, Inc., a Texas corporation ("Maxxim" or the "Company").

     WHEREAS, concurrently herewith, Purchaser and the Company are entering into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, (a) Purchaser will be merged (the "Merger") with and into the Company, with the Company as the surviving corporation, and (b) each outstanding share of common stock, $0.001 par value, of the Company (together with the associated Preferred Share Purchase Rights issued pursuant to the Rights Agreement, dated as of July 10, 1997, by and between the Company and Harris Trust and Savings Bank as rights agent, the "Company Common Stock") shall (except for certain shares of Company Common Stock referred to in Sections 1.8(a), 1.8(b) and 1.8(c) of the Merger Agreement, and except for any Dissenting Shares (as defined in the Merger Agreement)) be converted into the right to receive $26.00 in cash.


     WHEREAS, the Shareholder beneficially owns a number of shares of Company Common Stock and a number of options to purchase shares of Company Common Stock, in each case as set forth on the signature page to this Agreement; and


     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Purchaser has requested and required that the Shareholder enter into this Agreement;

     NOW, THEREFORE, to induce Purchaser to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Purchaser that, as of the date hereof:

             (a) Authority; No Conflicts. The Shareholder has the necessary legal capacity, power and authority to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by and on behalf of the Shareholder, and, assuming due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of the Shareholder, enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or other similar laws affecting the rights of creditors generally.


             (b) The Subject Shares.  The Shareholder is the beneficial owner of
        (i) a number of shares of Company Common Stock (such shares, together with any other shares of Company Common Stock of the Company of which the Shareholder has or acquires beneficial ownership after the date hereof and during the term of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Shares") and (ii) a number of options to purchase shares of Company Common Stock (such options, together with any other options, warrants or rights to purchase shares of Company Common Stock, or other securities convertible into or exchangeable for shares of Company Common Stock of which the Shareholder has or acquires beneficial ownership after the date hereof and during the term of this Agreement, whether by means of grant, purchase, dividend, distribution or otherwise, being collectively referred to herein as the "Subject Options") in each case, as of the date of this Agreement, as are set forth on the signature page to this Agreement. Except as set forth on
        Schedule 1 hereto: (i) the Shareholder has, and throughout the term of this Agreement will have, good and marketable title to such Subject

        Shares and Subject Options free and clear of all encumbrances and liens;
        (ii) other than the Subject Shares and Subject Options indicated on the signature page to this Agreement, the Shareholder does not beneficially own any shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company; and
        (iii) the Shareholder has the sole right and power to vote and dispose of the Subject Shares and Subject Options, and none of the Subject Shares or Subject Options is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer (other than the provisions of the Securities Act of 1933, as amended) of such Subject Shares or Subject Options, except as contemplated by this Agreement.


          2. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Shareholder that Purchaser is a Texas corporation, and is duly organized, validly existing and in good standing under the laws of the State of Texas. Purchaser has the necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by and on behalf of Purchaser, and, assuming due execution and delivery by the Shareholder, constitutes a legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to bankruptcy, fraudulent conveyance, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

          3. Covenants of the Shareholder.  The Shareholder agrees as follows:

             (a) Voting in Favor of the Merger and/or the Circon Sale. At any meeting of shareholders of the Company called to vote upon the Merger, the Merger Agreement or any transaction contemplated thereby (including the Circon Sale (as defined in the Merger Agreement)), or at any adjournment thereof or in any other circumstances (including, without limitation, a solicitation of written consents or proxies) upon which a vote or other approval with respect to the Merger, the Merger Agreement or any of the other transactions contemplated thereby (including the Circon Sale (as defined therein)) is sought, the Shareholder shall vote the Subject Shares in favor of the Merger Agreement, the approval of the terms thereof, the Merger and all other transactions contemplated by the Merger Agreement (including the Circon Sale).

             (b) Voting Against Competing Transactions. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval as a shareholder is sought (including, without limitation, a solicitation of written consents or proxies), the Shareholder shall vote the Subject Shares against any action or agreement that would interfere with the Debt Offer, the Merger or any other transaction contemplated by the Merger Agreement (including the Circon Sale), including, but not limited to, (A) the adoption by the Company of a proposal regarding (1) the acquisition of the Company by merger, tender offer or otherwise by any person or group, other than Purchaser or any designee thereof (a "Third Party"), or any other merger, business combination or similar transaction with any Third Party; (2) the acquisition by a Third Party of 5% or more of the assets of the Company and its subsidiaries, taken as a whole; (3) the acquisition by a Third Party of 5% or more of the outstanding shares of Company Common Stock or any other class of equity or voting securities of the Company; (4) the repurchase by the Company or any of its subsidiaries of 5% or more of the outstanding shares of Company Common Stock or (5) any other Competing Transaction (as defined in the Merger Agreement); (B) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Debt Offer, the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement (including the Circon Sale) or change in any manner the voting rights of any class of the Company's capital stock; (C) any change in the control of the Company or its board of directors, other than as contemplated by the Merger Agreement; (D) any material change in the present capitalization or dividend policy of the Company other than as contemplated by the Merger Agreement; or (E) any other material change in the Company's corporate structure or business other than as contemplated by the Merger Agreement. The Shareholder further agrees not to commit or agree to take any action in his or her capacity as a shareholder that is inconsistent with the foregoing.

             (c) Merger Agreement. The Shareholder acknowledges that such Shareholder has read the Merger Agreement, including the exhibits thereto, and has had an opportunity to consult with such Shareholder's counsel concerning the same, and the Shareholder accepts and agrees to the terms and conditions of the Merger Agreement that relate to the treatment of the Subject Shares (including as provided in Section 1.8(b)) and the Subject Options, and the Shareholder hereby irrevocably waives any claim that the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement (including the Circon
        Sale) violates any right of the Shareholder under the Texas Business Corporation Act, any fiduciary obligation owed by the Company or any of its directors or officers to the Shareholder, or any obligation owed by the Company to the Shareholder pursuant to any agreement between the Company and the Shareholder or pursuant to any employee benefit plan or stock option or similar plan of the Company in which the Shareholder participates.

             (d) Transfer Restrictions.  In addition to its obligations under
        Section 3(a) of this Agreement, the Shareholder further agrees not to
        (i) sell, transfer, pledge, encumber, assign or otherwise dispose of or hypothecate (including by gift or by contribution or distribution to any trust or similar instrument or to any beneficiaries of such Shareholder (collectively, "Transfer")), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any of the Subject Shares or Subject Options for the term of this Agreement, (ii) other than with respect to this Agreement, enter into any voting arrangement or understanding with respect to the Subject Shares, whether by proxy, voting agreement or otherwise, or (iii) take any action that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or could have the effect of preventing or disabling such Shareholder from performing any of its obligations hereunder. Anything in this Section 3(d) to the contrary notwithstanding, nothing in the foregoing shall prohibit or prevent the Shareholder from complying with any of the Shareholder's obligations in respect of the Circon Sale provided for in the Merger Agreement or any document executed by the Shareholder and Purchaser in connection therewith.

             (e) Appraisal Rights. Each Shareholder hereby irrevocably waives any and all rights that he may have as to appraisal, dissent or any similar or related matter with respect to the Merger, the Merger Agreement or any transaction contemplated thereby, including, without limitation, any rights otherwise available to such Shareholder pursuant to Section 5.11 of the Texas Business Corporation Act.

             (f) No Solicitation. The Shareholder agrees that, during the term of this Agreement, he shall not, and shall not authorize or permit any of such Shareholder's representatives, agents, affiliates or other persons, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock (other than upon exercise of Stock Options (as defined in the Merger Agreement) which are outstanding as of the date hereof) or any material portion of the assets (except for acquisition of assets in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries (as defined in the Merger Agreement), or any combination of the foregoing (a "Competing Transaction"), or negotiate, explore or otherwise engage in discussions with any person (other than Purchaser, persons controlling Purchaser, or their respective directors, officers, employees, agents and representatives) with respect to any Competing Transaction or enter into any agreement, arrangement or understanding requiring or causing the Company to abandon, terminate or fail to consummate any of the transactions contemplated by the Merger Agreement. Anything herein to the contrary notwithstanding, nothing in this Agreement shall (i) prevent any director or officer of the Company from taking any action consistent with his or her fiduciary duties to the Company and its shareholders or as may be provided by the Merger Agreement, or (ii) if Shareholder is an officer of the Company, prohibit such Shareholder from participating in Permitted Discussions with any third party at any time during which the Company is permitted to engage (and is so engaging) in such discussions with such third party pursuant to
        Section 5.4(a) of the Merger Agreement.

          4. Stop Transfer Order. The Shareholder hereby authorizes and requests the Company's counsel to notify the Company's transfer agent that during the terms of this Agreement there is a stop transfer order with respect to all of the Subject Shares and that this Agreement places limits on the voting of the Subject Shares.

          5. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other party, except that Purchaser may assign, in its sole discretion and without the consent of the Shareholder, any or all of its rights, interests and obligations hereunder to any affiliate of Purchaser. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their permitted assigns and their respective successors, heirs, agents, representatives, trust beneficiaries, attorneys, affiliates and associates and all of their respective predecessors, successors, permitted assigns, heirs, executors and administrators.

          6. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further legal effect immediately following the earlier to occur of (x) the Effective Time (as defined in the Merger Agreement) or (y) the termination of the Merger Agreement in accordance with its terms. Nothing in this Section shall relieve any party of liability for breach of this Agreement.

          7. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

             (b) Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested), (i) if to the Purchaser, in accordance with
        Section 8.4(a) of the Merger Agreement, and (ii) if to the Shareholder, to the Shareholder's attention c/o of the Company at the address or facsimile number set forth in Section 8.4(b) of the Merger Agreement.

             (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

             (d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles thereof.

          8. Enforcement. The parties agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, the parties would suffer irreparable harm that monetary compensation would be inadequate to remedy. It is accordingly agreed that the parties shall be entitled to an injunction or other forms of equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Purchaser and the Shareholder have each executed this Agreement as of the date first written above.

                                          FOX PAINE MEDIC ACQUISITION
                                          CORPORATION

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SHAREHOLDER:

                                          --------------------------------------
                                          Print Name:

Number of shares of Company Common Stock beneficially owned
by the Shareholder as of the date hereof:
                                                                  ----------
Number of shares of Company Common Stock subject to options
to purchase shares of Company Common Stock held by the
Shareholder as of the date hereof:
                                                                  ----------


                      [Signature Page to Voting Agreement]

                             FIRST AMENDMENT TO THE


                                VOTING AGREEMENT


     THIS FIRST AMENDMENT (the "Amendment"), dated as of September 30, 1999, to the VOTING AGREEMENT (the "Agreement"), dated as of June 13, 1999, is made by and between Fox Paine Medic Acquisition Corporation, a Texas corporation ("Purchaser"), and the undersigned shareholder (the "Shareholder") of Maxxim Medical, Inc., a Texas corporation ("Maxxim" or the "Company").


     WHEREAS, Purchaser and the Company entered into an Agreement and Plan of Merger, dated as of June 13, 1999 (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, (a) Purchaser will be merged (the "Merger") with and into the Company, with the Company as the surviving corporation, and (b) each outstanding share of common stock, $0.001 par value, of the Company (together with the associated Preferred Share Purchase Rights issued pursuant to the Rights Agreement, dated as of July 10, 1997, by and between the Company and Harris Trust and Savings Bank as rights agent, the "Company Common Stock") shall (except for certain shares of Company Common Stock referred to in Sections 1.8(a), 1.8(b) and 1.8(c) of the Merger Agreement, and except for any Dissenting Shares (as defined in the Merger Agreement)) be converted into the right to receive $26.00 in cash; and

     WHEREAS, in connection with the settlement of certain litigation relating to the Agreement and Plan of Merger, by and between Purchaser and the Company, dated as of June 13, 1999 (the "Merger Agreement"), the parties desire to enter into this Amendment;

     NOW THEREFORE, the parties hereto agree as follows:

     1. Section 3(a) of the Agreement is hereby amended and restated in its entirety:

          Voting in favor of the Merger and/or the Circon Sale. At any meeting of shareholders of the Company called to vote upon the Merger, the Merger Agreement or any transaction contemplated thereby (including the Circon sale (as defined in the Merger Agreement)), or at any adjournment thereof or in any other circumstances (including, without limitation, a solicitation of written consents or proxies) upon which a vote or other approval with respect to the Merger, the Merger Agreement or any of the other transactions contemplated thereby (including the Circon Sale (as defined in the Merger Agreement)) is sought, the Shareholder shall vote the Subject Shares for and against approval of the Merger Agreement, the Merger and all other transactions contemplated by the Merger Agreement (including the Circon sale (as defined in the Merger Agreement)) in the same proportion as the Maxxim shareholders voting on the proposal (other than the Specified Shareholders (as defined in the Merger Agreement)).

     2. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Agreement.

     3. All notices, requests and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested), (i) if to the Purchaser, in accordance with Section 8.4(a) of the Merger Agreement, and (ii) if to the Shareholder, to the Shareholder's attention c/o of the Company at the address or facsimile number set forth in Section 8.4(b) of the Merger Agreement.

     4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

     5. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of law principles thereof.

     6. The parties agree that if any of the provisions of this Amendment are not performed in accordance with their specific terms or are otherwise breached, the parties would suffer irreparable harm that monetary compensation would be inadequate to remedy. It is accordingly agreed that the parties shall be entitled to an injunction or other forms of equitable relief to prevent breaches of this Amendment and to enforce specifically the terms and provisions of this Amendment, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Purchaser and the Shareholder have each executed this Amendment as of the date first written above.

                                          FOX PAINE MEDIC ACQUISITION
                                               CORPORATION

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          SHAREHOLDER:

                                          --------------------------------------
                                          Print Name:

                               MAXXIM MEDICAL, INC.
                              10300 49TH STREET NORTH
                             CLEARWATER, FLORIDA 33762

                  Proxy for the Special Meeting of Shareholders to be held November 3, 1999.

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  The undersigned hereby designates and appoints Peter M. Graham, David L. Lamont and Alan S. Blazei, and each of them, with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.001 par value per share, of Maxxim Medical, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders of Maxxim Medical, Inc., to be held at 3:30 p.m. Eastern Time on November 3, 1999, or at any adjournment thereof, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.


PROPOSAL 1. To approve the Agreement and Plan of Merger, dated as of June 13, 1999, as amended by Amendment No. 1 to Merger Agreement, dated as of October 1, 1999, between Fox Paine Medic Acquisition Corporation and Maxxim Medical, Inc., pursuant to which Fox Paine Medic Acquisition Corporation will be merged with and into Maxxim and each share of Maxxim common stock, other than a portion of the shares held by certain officers, directors and significant shareholders, and shares held by dissenting shareholders, will be converted into the right to receive $26.00 in cash, without interest.


                           [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

PROPOSAL 2. In their discretion, on such other business as may properly come before the Meeting.

THE BOARD OF DIRECTORS OF MAXXIM RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE EVEN IF YOU PLAN TO ATTEND THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN,

THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AGREEMENT AND PLAN OF
MERGER.

Dated:
       ------------------           ------------------------------------
                                    Signature of Shareholder

                                    ------------------------------------
                                    Signature of Shareholder

                                    Please sign this Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.

                              NOTICE OF CHANGE IN



                            TIME OF SPECIAL MEETING



     Please note that the time of the special meeting of the shareholders of Maxxim Medical, Inc., to be held on November 3, 1999, as set forth on the Proxy Card enclosed herewith, has been changed. The correct time, as stated in the enclosed Notice of Special Meeting of Shareholders and Proxy Statement, is 3:30 p.m., local time.